As filed with the Securities and Exchange Commission on February 6, 2013
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

U.S. CONCRETE, INC.
and the Guarantors listed on Schedule A hereto
(Exact name of registrant as specified in its charter)

Delaware	3272	76-0586680
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
331 North Main Street
Euless, Texas 76039
(817) 835-4165
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Katherine I. Hargis, Esq.
U.S. Concrete, Inc.
331 North Main Street
Euless, Texas 76039
(817) 835-4165
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Kerry E. Berchem, Esq.
Bruce S. Mendelsohn, Esq.
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036
(212) 872-1000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per note	Proposed maximum aggregate offering price	Amount of registration fee
9.5% Senior Secured Notes due 2015	$69,300,000	(1)	$63,314,816 (2)	$8,637
Guarantees of 9.5% Senior Secured Notes due 2015				(3)
9.5% Convertible Notes due 2015	$9,625,000	(1)	$11,080,093 (2)	$1,512
Guarantees of 9.5% Convertible Notes due 2015				(3)

(1)
The proposed maximum offering price per note is based on the book value of the 9.5% Convertible Secured Notes due 2015 being exchanged therefor as of December 31, 2012, in the absence of a public market for the notes, in accordance with Rule 457(f)(2) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act.

(3)	Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

	State or Other	Standard	I.R.S.
	Jurisdiction of	Industrial	Employer
	Incorporation or	Classification	Identification
Name	Organization	Code Number	Number
Alberta Investments, Inc.	Texas	3272	75-1941497
Alliance Haulers, Inc.	Texas	3272	75-2683236
American Concrete Products, Inc.	California	3272	94-2623187
Atlas Redi-Mix, LLC	Texas	3272	27-0243123
Atlas-Tuck Concrete, Inc.	Oklahoma	3272	73-0741542
Beall Concrete Enterprises, LLC	Texas	3272	76-0643536
Beall Industries, Inc.	Texas	3272	75-2052872
Beall Investment Corporation, Inc.	Delaware	3272	51-0399865
Beall Management, Inc.	Texas	3272	75-2879839
Bode Concrete LLC	California	3272	05-0612900
Bode Gravel Co.	California	3272	94-0330590
Breckenridge Ready Mix, Inc.	Texas	3272	75-1172482
Central Concrete Supply Co., Inc.	California	3272	94-1181859
Central Precast Concrete, Inc.	California	3272	94-1459358
Concrete Acquisition IV, LLC	Delaware	3272	27-1015720
Concrete Acquisition V, LLC	Delaware	3272	27-1015777
Concrete Acquisition VI, LLC	Delaware	3272	27-1015840
Concrete XXXIV Acquisition, Inc.	Delaware	3272	20-4166167
Concrete XXXV Acquisition, Inc.	Delaware	3272	20-4166206
Concrete XXXVI Acquisition, Inc.	Delaware	3272	20-4166240
Eastern Concrete Materials, Inc.	New Jersey	3272	22-1521165
Hamburg Quarry Limited Liability Company	New Jersey	3272	27-0373592
Ingram Concrete, LLC	Texas	3272	83-0486753
Kurtz Gravel Company	Michigan	3272	38-1565952
Local Concrete Supply & Equipment, LLC	Delaware	3272	26-3456597
Master Mix, LLC	Delaware	3272	26-1668532
Master Mix Concrete, LLC	New Jersey	3272	26-3800135
MG, LLC	Maryland	3272	26-2169279
NYC Concrete Materials, LLC	Delaware	3272	76-0630666
Pebble Lane Associates, LLC	Delaware	3272	26-3456520
Redi-Mix Concrete, L.P.	Texas	3272	20-0474765
Redi-Mix GP, LLC	Texas	3272	none
Redi-Mix, LLC	Texas	3272	83-0486751
Riverside Materials, LLC	Delaware	3272	26-2863588
San Diego Precast Concrete, Inc.	Delaware	3272	76-0616282
Sierra Precast, Inc.	California	3272	94-2274227
Smith Pre-Cast, Inc.	Delaware	3272	76-0630673
Superior Concrete Materials, Inc.	District of Columbia	3272	52-1046503
Titan Concrete Industries, Inc.	Delaware	3272	76-0616374
USC Atlantic, Inc.	Delaware	3272	20-4166002
USC Management Co., LLC	Delaware	3272	27-1015638
USC Payroll, Inc.	Delaware	3272	76-0630665
USC Technologies, Inc.	Delaware	3272	20-4166055
U.S. Concrete On-Site, Inc.	Delaware	3272	76-0630662
U.S. Concrete Texas Holdings, Inc.	Delaware	3272	20-4166120
The address of each of the additional registrants is c/o U.S. Concrete, Inc., 331 North Main Street, Euless, Texas 76039.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.
Subject to completion, dated February 6, 2013
PRELIMINARY PROSPECTUS
$69,300,000
9.5% Senior Secured Notes due 2015

$9,625,000
9.5% Convertible Notes due 2015

U.S. Concrete, Inc.
Offer to Exchange
Up to $69,300,000 aggregate principal amount of 9.5% Senior Secured Notes due 2015 which have been registered under the Securities Act of 1933 for all $55,000,000 aggregate principal amount of outstanding 9.5% Convertible Secured Notes due 2015.

We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal & consent (which together constitute the “exchange offer”), to exchange up to $69,300,000 aggregate principal amount of our registered 9.5% Senior Secured Notes due 2015 (the “New Senior Notes”) for all $55,000,000 aggregate principal amount of our outstanding 9.5% Convertible Secured Notes due 2015 (the “Old Convertible Notes”) (in each case, assuming full participation in the exchange offer). The terms of the New Senior Notes will materially differ from the terms of the Old Convertible Notes, including without limitation the fact that the New Senior Notes, unlike the Old Convertible Notes, will not be convertible into our common equity.
The New Senior Notes will bear interest at a rate of 9.5% per annum. Interest on the New Senior Notes, unlike the Old Convertible Notes, will be payable semiannually in arrears on April 1 and October 1, commencing on April 1, 2013. The New Senior Notes will mature on October 1, 2015 (the “maturity date”), unless earlier repurchased or redeemed. We may redeem some or all of the New Senior Notes in whole or in part, at any time and from time to time, at (1) 100% of their outstanding principal amount, together with any accrued and unpaid interest, through December 31, 2013, (2) 102% of their outstanding principal amount, together with any accrued and unpaid interest, from January 1, 2014, through December 31, 2014, and (3) 103% of their outstanding principal amount, together with any accrued and unpaid interest, from January 1, 2015 through the maturity date.
The New Senior Notes and the guarantees thereof, like the Old Convertible Notes and guarantees thereof, will rank equally in right of payment with all of our existing and future senior indebtedness. Our obligations under the New Senior Notes, like the Old Convertible Notes, will be guaranteed on a senior secured basis by substantially all of our subsidiaries located in the United States (the “guarantors”) as described herein. The New Senior Notes and the guarantees thereof, like the Old Convertible Notes and guarantees thereof, will be secured by first-priority liens on certain of the property and assets directly owned by us and each of the guarantors, including material owned real property, fixtures, intellectual property, capital stock of subsidiaries and certain equipment, subject to permitted liens and certain exceptions, and by a second-priority lien on our and the guarantors’ assets securing our asset-based revolving credit facility (the “Revolving Facility”) on a first-priority basis, including inventory (including as-extracted collateral), accounts, certain specified mixer trucks, chattel paper, general intangibles (other than collateral securing the New Senior Notes on a first-priority basis), instruments, documents, cash, deposit accounts, securities accounts, commodities accounts, letter of credit rights and all supporting obligations and related books and records and all proceeds and products of the foregoing, subject to permitted liens and certain exceptions. The New Senior Notes and the guarantees thereof, like the Old Convertible Notes and guarantees thereof, will be effectively subordinated to all indebtedness and other obligations, including trade payables, of each of our existing and future subsidiaries that are not guarantors.
In connection with the exchange offer, we are soliciting consents to amend the indenture and security documents governing the Old Convertible Notes, and the related intercreditor agreement (the "Amendments"). The Amendments will eliminate substantially all of the restrictive covenants and certain events of default contained in the indenture governing the Old Convertible Notes and provide for a release of all of the liens on the collateral securing the Old Convertible Notes and the related guarantees under the indenture and the security documents governing the Old Convertible Notes (as so amended, the Old Convertible Notes will be the "Amended Convertible Notes"). If you hold Old Convertible Notes and decline to exchange them in the exchange offer, you will, upon the consummation of the exchange offer, hold Amended Convertible Notes instead of Old Convertible Notes by operation of the Amendments.
Subject to the terms and conditions described in this prospectus, we will exchange any and all Old Convertible Notes that are validly tendered and not properly withdrawn prior to 5:00 pm, New York City time, on March 15, 2013, unless extended. You may withdraw Old Convertible Notes tendered in the exchange offer at any time prior to the expiration date. Consents may be revoked at any time prior to the expiration date. Consents may be revoked only by withdrawing the related Old Convertible Notes and the withdrawal of any Old Convertible Notes will automatically constitute a revocation of the related consents.
Our common stock is listed on NasdaqCM under the symbol "USCR." As of the date of this prospectus, $55,000,000 aggregate principal amount of the Old Convertible Notes is outstanding. We have not applied, and do not intend to apply, for listing the Old Convertible Notes, the New Senior Notes or the Amended Convertible Notes on any national securities exchange or automated quotation system.
You should carefully consider the risk factors beginning on page 11 of this prospectus before participating in this exchange offer, including without limitation the consequences of failure to exchange described on pages 19 and 34 of this prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2013

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC. You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus or such other date stated in this prospectus.
The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our New Senior Notes. In this prospectus, unless the context otherwise requires or indicates, all references to “U.S. Concrete,” “USCR,” the “Company,” “we,” “our” and “us” refer to U.S. Concrete, Inc., a Delaware corporation, and, unless context demands otherwise, its subsidiaries.

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NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ANNOTATED, 1955, AS AMENDED, WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE OF THE STATE OFNEW HAMPSHIRE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and file annual, quarterly and current reports and other information with the SEC. We have also filed with the SEC a registration statement on Form S-4 with respect to the New Senior Notes and guarantees thereof to be issued in exchange for the Old Convertible Notes and guarantees thereof. This prospectus constitutes a part of that registration statement. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement because some parts have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the New Senior Notes being offered in this exchange offer, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement and the documents incorporated by reference in the registration statement and this prospectus. Statements contained in this prospectus or the documents incorporated by reference regarding the contents of any agreement, contract or other document referred to are not necessarily complete. Reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit.
You may inspect a copy of the registration statement without charge at the SEC’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained after payment of fees prescribed by the SEC from the SEC’s Public Reference Room at the SEC’s principal office, at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The SEC’s website address is www.sec.gov.
We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.
We have filed with the SEC a Tender Offer Statement on Schedule TO (the “Schedule TO”), pursuant to Section 13(e) of the Exchange Act and Rule 13e-4 thereunder, furnishing certain information with respect to the exchange offer. The Schedule TO, together with any exhibits and any amendments thereto, may be examined and copies may be obtained at the same places and in the same manner as set forth above.
You may direct all questions and requests for assistance, including requests for additional copies of this prospectus or the accompanying letter of transmittal & consent to Global Bondholder Services Corporation, as exchange and information agent for the exchange offer at its address listed on page 33 of this prospectus.

INCORPORATION BY REFERENCE
The SEC allows the Company to “incorporate by reference” the information that is filed by the Company with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference includes important business and financial information that is not included in this document and is an important part of this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and may supersede the information in this prospectus and information previously filed with the SEC. All filings filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. We also incorporate by reference the documents listed below and all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the exchange offer is completed or terminated:

1.
The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 14, 2012 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement relating to our 2012 annual meeting of shareholders, filed on March 28, 2012, as amended by Amendment No. 1, filed on March 28, 2012);

2.	The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, filed with the SEC on November 9, 2012;

3.	The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, filed with the SEC on August 10, 2012;

4.	The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed with the SEC on May 11, 2012; and

5.
The Company's Current Reports on Form 8-K, filed with the SEC on February 23, 2012, March 2, 2012, March 21, 2012, March 28, 2012, April 30, 2012, June 29, 2012 (as amended on June 29, 2012), August 3, 2012, August 9, 2012 (other than the information furnished under Item 2.02), August 21, 2012, August 30, 2012, September 6, 2012, September 17, 2012, October 9, 2012, October 18, 2012, October 31, 2012 (other than the information furnished under Item 7.01), December 3, 2012, December 18, 2012 (as amended on December 18, 2012), December 24, 2012, January 29, 2013 and February 6, 2013.

In order to ensure timely delivery of such documents, holders must request this information promptly and in no event later than March 8, 2013, which is five business days before the expiration date. We encourage you to submit any request for documents as soon as possible to ensure timely delivery of the documents prior to the expiration date.

FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference “forward-looking statements.” These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All written and oral forward-looking statements made in connection with this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by the “Risk Factors” section and other cautionary statements included or incorporated by reference in this prospectus. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results or to changes in our expectations, except as required by federal securities laws.
There can be no assurance that other factors will not affect the accuracy of these forward-looking statements or that our actual results will not differ materially from the results anticipated in such forward-looking statements. Unpredictable or unknown factors we have not discussed in this prospectus also could have material effects on actual results of matters that are the subject of our forward-looking statements. We do not intend to update our description of important factors each time a potential important factor arises. We advise our existing and potential security holders that they should (1) be aware that important factors to which we do not refer in this prospectus could affect the accuracy of our forward-looking statements and (2) use caution and common sense when considering our forward-looking statements.

SUMMARY

This summary highlights material information about us and this offering, but does not contain all of the information that you should consider before deciding whether or not to participate in the exchange offer. You should read this entire prospectus and the information incorporated by reference herein carefully, including the “Risk Factors” included and incorporated by reference in this prospectus and our audited consolidated financial statements and the accompanying notes thereto incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2011, as amended by our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2013 (our "Audited Financial Statements") and our unaudited condensed consolidated financial statements and the accompanying notes thereto incorporated by reference to our Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012 and September 30, 2012 (collectively, our "Unaudited Interim Financial Statements" and, together with our Audited Financial Statements, our "Financial Statements"). This prospectus and the documents incorporated by reference include forward-looking statements that involve risks and uncertainties. See “Forward-Looking Statements.”

Our Company

We are a major producer of ready-mixed concrete in select markets in the United States. We also mine and sell aggregates, primarily to our ready-mixed concrete customers. These businesses are generally complementary and provide us opportunities to cross-sell in markets where we sell both ready-mixed concrete and aggregates. We are a leading producer of ready-mixed concrete in substantially all the markets in which we have operations. Ready-mixed concrete products are important building materials that are used in a vast majority of commercial, residential and public works construction projects.

All of our operations are in (and all of our sales are made within) the United States. We operate principally in Texas, California and New Jersey/New York, with those markets representing approximately 36%, 32% and 21%, respectively, of our consolidated revenues from continuing operations for the year ended December 31, 2011. According to publicly available industry information, those states represented an estimated aggregate of 29% of the consumption of ready-mixed concrete in the United States in 2011 (Texas, 14%; California, 10%; and New Jersey/New York, 5%).

As of September 30, 2012, we had 94 fixed and 11 portable ready-mixed concrete plants and seven aggregates facilities. During 2011, these plants and facilities produced approximately 4.0 million cubic yards of ready-mixed concrete and 3.0 million tons of aggregates. We lease two other aggregates facilities to third parties and retain a royalty on production from those facilities.

Subsequent Events

Prior to 2012, our business included precast concrete product operations at seven plants in three states. During 2012, we sold substantially all of the assets at six of our seven plants, leaving only one remaining plant in Pennsylvania. As a result, going forward we will focus on our ready-mixed concrete and aggregates operations as described above.

Our Business

Our ready-mixed concrete business engages principally in the formulation, preparation and delivery of ready-mixed concrete to the job sites of our customers. We also provide services intended to reduce our customers' overall construction costs by lowering the installed, or “in-place,” cost of concrete. These services include the formulation of mixtures for specific design uses, on-site and lab-based product quality control and customized delivery programs to meet our customers' needs. Our marketing efforts primarily target concrete sub-contractors, general contractors, governmental agencies, property owners and developers and home builders whose focus extends beyond the price of ready-mixed concrete to product quality, on-time delivery and reduction of in-place costs. We generally do not provide paving or other finishing services, which construction contractors or subcontractors typically perform. We provide our ready-mixed concrete from our operations in north and west Texas, northern California, New Jersey, New York, Washington, D.C. and Oklahoma.

Our aggregates business engages principally in the production of crushed stone aggregates, sand and gravel from seven facilities located in New Jersey and Texas. We sell these aggregates for use in commercial, industrial and public works projects in the markets they serve, as well as consume them internally in the production of ready-mixed concrete in those markets. We produced approximately 3.0 million tons of aggregates in 2011 from these facilities with Texas producing 40% and New Jersey 60% of that total production. We believe our aggregates reserves provide us with additional raw materials sourcing flexibility and supply availability, although they provide us with a minimal supply of our annual consumption of aggregates.

We derive the majority of our revenues from the sale of ready-mixed concrete and aggregates to the construction industry in the United States. We typically sell our products under purchase orders that require us to formulate, prepare and deliver the product to our customers' job sites. The principal states in which we operate are Texas, California, New Jersey and New York. Revenue from continuing operations was 36% in 2011 and 39% in 2010 in Texas, 32% in 2011 and 27% in 2010 in California, and 21% in both 2011 and 2010 in New Jersey/New York. We serve substantially all segments of the construction industry in our markets. Our customers include contractors for commercial and industrial, residential, street and highway and other public works construction. The approximate percentages of our concrete product revenue by construction type activity were as follows in 2011 and 2010:

	2011	2010
Commercial and industrial	67%	57%
Residential	16%	20%
Street, highway and other public works	17%	23%

The markets for our products are generally local, and our operating results are subject to fluctuations in the level and mix of construction activity that occurs in our markets. The level of activity affects the demand for our products, while the product mix of activity among the various segments of the construction industry affects both our relative competitive strengths and our operating margins. Commercial and industrial projects generally provide more opportunities to sell value-added products that are designed to meet the high-performance requirements of these types of projects.

Our customers are generally involved in the construction industry, which is a cyclical business and is subject to general and more localized economic conditions, including the recessionary conditions impacting all our markets. In addition, our business is impacted by seasonal variations in weather conditions, which vary by regional market. Accordingly, demand for our products and services during the winter months are typically lower than in other months of the year because of inclement weather. Also, sustained periods of inclement weather and other adverse weather conditions could cause the delay of construction projects during other times of the year.

Corporate Information

We were incorporated under the laws of the State of Delaware in 1997. Our principal offices are located at 331 North Main Street, Euless, Texas, 76039, and our telephone number is (817) 835-4165. Our website is www.us-concrete.com. Information contained on our website does not constitute a part of this prospectus.

The Exchange Offer and Consent Solicitation

The material terms of the exchange offer and the consent solicitation are summarized below. In addition, we urge you to read the detailed descriptions in the sections of this prospectus entitled “The Exchange Offer and Consent Solicitation.”

Securities Subject to the Exchange Offer
All of our outstanding 9.5% Convertible Secured Notes due 2015, which were issued on August 31, 2010. As of the date of this prospectus, $55,000,000 aggregate principal amount of our Old Convertible Notes is outstanding.

The Exchange Offer
We are offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal & consent, to exchange up to all of our outstanding Old Convertible Notes for $1,260 in principal amount of our 9.5% Senior Secured Notes due 2015 per $1,000 of principal amount of Old Convertible Notes. The Old Convertible Notes may be tendered and Consents may be delivered only in principal amounts equal to minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted.

The Consent Solicitation
As part of the exchange offer, we are soliciting the consent of the holders of the requisite aggregate principal amount of outstanding Old Convertible Notes to make amendments (the “Amendments”) to the indenture (the “Old Convertible Note Indenture”) and the security documents (the “Old Convertible Note Security Documents”) governing the Old Convertible Notes and to the related Intercreditor Agreement governing the priority of the liens securing our debt (the “Intercreditor Agreement”). A holder of Old Convertible Notes may not consent to the Amendments without tendering their Old Convertible Notes for exchange and may not tender their Old Convertible Notes for exchange without consenting to the Amendments.

Proposed Amendments
The Amendments would eliminate substantially all of the restrictive covenants contained in the Old Convertible Note Indenture and certain events of default and provide for a release (the “Collateral Release”) of all of the liens on the collateral securing the Old Convertible Notes and securing the related guarantees under the Old Convertible Note Indenture and the Old Convertible Note Security Documents. The Amendments would provide that the liens that formerly secured the Old Convertible Notes would instead secure the New Senior Notes, and would increase the maximum priority secured debt amount of the lenders under the Revolving Facility. See “The Exchange Offer and Consent Solicitation—Amendments.”

Accrued and Unpaid Interest
Holders whose Old Convertible Notes are accepted for exchange will be entitled to receive a cash payment for accrued and unpaid interest on the Old Convertible Notes to, but excluding, the settlement date.

Expiration; Withdrawal of Tenders and Revocation of Consent
This exchange offer and consent solicitation will expire at 5:00 pm, New York City time, March 15, 2013, or such later date and time to which we extend it. Subject to the requirements of the Exchange and Consent Agreements (as defined below), we may extend the expiration date for the exchange offer. A tender of Old Convertible Notes pursuant to this exchange offer may be withdrawn at any time prior to the expiration date, and such withdrawal will constitute a concurrent valid revocation of the related consent. Any Old Convertible Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of this exchange offer, and will remain outstanding as Amended Convertible Notes.

Settlement Dates
The New Senior Notes issued pursuant to this exchange offer will be delivered promptly following the expiration date to the holders whose Old Convertible Notes have been validly tendered and not properly withdrawn.

Conditions to this Exchange Offer
This exchange offer is subject to, among other things, the effectiveness of the registration statement of which this prospectus forms a part and certain other customary conditions, some of which we may waive, subject to the requirements of the Exchange and Consent Agreements. In addition, this exchange offer is conditioned on (1) at least 82.5% of the outstanding principal amount of Old Convertible Notes being validly tendered and not properly withdrawn (the “Minimum Tender Condition”), (2) the consent of the holders of at least 66 2/3% of the outstanding Old Convertible Notes not held by our affiliates (the “Minimum Consent Condition”) and (3) the consent of the Revolving Facility Agent (as defined below) to the amendments to the Intercreditor Agreement. Some or all of these conditions may be waived by the Company subject to the terms and conditions of the Exchange and Consent Agreements. See “The Exchange Offer and Consent Solicitation—Conditions to this Exchange Offer.”

For the purposes of the Minimum Consent Condition, the term "affiliates" refers to "Affiliates" of the Company as such term is used in the Old Convertible Note Indenture, and means any person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the Company. For these purposes, “control” means the power to direct management and policies of the Company, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

Procedures for Tendering Old Convertible Notes
If you wish to accept this exchange offer, you must complete, sign and date the accompanying letter of transmittal & consent, or a copy of the letter of transmittal & consent, according to the instructions contained in this prospectus and the letter of transmittal & consent. You must also mail or otherwise deliver the letter of transmittal & consent, or the copy, together with the Old Convertible Notes and any other required documents, to the Exchange and Information Agent at the address set forth on the cover of the letter of transmittal & consent. If you hold Old Convertible Notes through The Depository Trust Company (“DTC”) and wish to participate in this exchange offer, you must comply with the Automated Tender Offer Program ("ATOP") procedures of DTC, by which you will agree to be bound by the letter of transmittal & consent. By using the ATOP procedures to tender Old Convertible Notes, you will not be required to deliver a letter of transmittal & consent to the Exchange and Information Agent. However, you will be bound by the terms of the letter of transmittal & consent.
You are urged to instruct your broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to allow adequate processing time for your instruction prior to the expiration date.
BECAUSE WE ARE NOT PROVIDING FOR GUARANTEED DELIVERY PROCEDURES, YOU MUST ALLOW SUFFICIENT TIME FOR THE NECESSARY TENDER PROCEDURES TO BE COMPLETED DURING NORMAL BUSINESS HOURS PRIOR TO THE EXPIRATION DATE. See “The Exchange Offer and Consent Solicitation—Procedures for Tendering and Delivering Consents.”

Consequences of Failure to Exchange
If the Amendments become operative, the Old Convertible Notes that are not exchanged pursuant to the exchange offer will be subject to the terms of the Old Convertible Note Indenture as modified by the supplemental indenture effecting the Amendments and will remain outstanding as Amended Convertible Notes. Among other things, as a result of the adoption of the Amendments, substantially all of the restrictive covenants contained in the Old Convertible Note Indenture (and related references in the Old Convertible Notes) and certain events of default and related provisions with respect to the Old Convertible Notes will be eliminated and holders of Amended Convertible Notes will not be entitled to the benefits of such covenants or events of default. Further, as a result of the Amendments, holders of the Amended Convertible Notes will not be entitled to a security interest in any assets of the Company or the guarantors. The elimination of these covenants and events of default and security interest will permit the Company to take certain actions previously prohibited that could increase the credit risks with respect to the Company, adversely affect the market price and credit rating of the Amended Convertible Notes as described above or otherwise be materially adverse to the interests of holders of the Amended Convertible Notes, which would otherwise not have been permitted pursuant to the Old Convertible Note Indenture prior to the Amendments.
In addition, the outstanding principal amount of the Old Convertible Notes will be reduced if we consummate the exchange offer. This may adversely affect the liquidity of, and consequently market price for, Amended Convertible Notes. Furthermore, as a result of the Amendments, with respect to the interests in the assets securing the New Senior Notes, the Amended Convertible Notes and related guarantees will be effectively junior to the New Senior Notes and related guarantees.

Material U.S. Federal Income Tax Considerations	The Exchange will be treated as a taxable transaction. For a summary of the material U.S. federal income tax consequences of the exchange offer, see “Material U.S. Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the New Senior Notes in this exchange offer.

Exchange and Consent Agreements
We have separately negotiated and entered into exchange and consent agreements with two holders (and their affiliates) of Old Convertible Notes who, as of the date hereof, in the aggregate, hold approximately 63.1% of the outstanding principal amount of the Old Convertible Notes (the “Exchange and Consent Agreements”). Pursuant to the terms of the Exchange and Consent Agreements, these holders of Old Convertible Notes have agreed, subject to certain conditions, to tender all of their Old Convertible Notes in the exchange offer and consent to the Amendments. Pursuant to the terms of the Exchange and Consent Agreements, the exchange offer must be consummated prior to April 10, 2013. See “The Exchange Offer and Consent Solicitation—Exchange and Consent Agreements.”

Summary of the Terms of the New Senior Notes

Issuer	U.S. Concrete, Inc.

New Senior Notes Offered	$69,300,000 aggregate principal amount of 9.5% Senior Secured Notes due 2015.

Maturity Date	October 1, 2015.

Interest	9.5% per annum, payable semi-annually on April 1 and October 1 of each year, commencing on April 1, 2013.

Guarantees
The New Senior Notes, like the Old Convertible Notes, will be unconditionally guaranteed by each of the guarantors under the Revolving Facility. As of the date of this prospectus, all of our subsidiaries are guarantors.

Ranking	The New Senior Notes, like the Old Convertible Notes, will be our and the guarantors’ senior secured obligations and will:

• rank equally in right of payment to all of our and the guarantors’ existing and future senior indebtedness;
• rank senior in right of payment to all of our and the guarantors’ future subordinated indebtedness;
• be effectively subordinated to all of our and the guarantors' obligations under the Revolving Facility, to the extent of the value of collateral securing those obligations on a first-priority basis;
• be effectively senior to all our and the guarantors’ obligations under the Revolving Facility, to the extent of the value of collateral securing the New Senior Notes on a first-priority basis; and
• be structurally subordinated to indebtedness and other liabilities of any future non-guarantor subsidiaries.

Collateral
The New Senior Notes and related guarantees will be secured by first-priority liens on certain of the property and assets directly owned by us and each of the guarantors, including material owned real property, fixtures, intellectual property, capital stock of subsidiaries and certain equipment, subject to permitted liens (including a second-priority lien in favor of the administrative agent under the Revolving Facility (the “Revolving Facility Agent”)) and certain exceptions (as described in the security documents governing the New Senior Notes (collectively, the “Security Documents”)). Obligations under the Revolving Facility and those in respect of hedging and cash management obligations owed to the lenders (and their affiliates) party to the Revolving Facility (collectively, the “Revolving Facility Obligations”) will be secured by a second-priority lien on such collateral.
The New Senior Notes and related guarantees will also be secured by a second-priority lien on our and the guarantors’ assets securing the Revolving Facility Obligations on a first-priority basis, including, inventory (including as-extracted collateral), accounts, certain specified mixer trucks, chattel paper, general intangibles (other than collateral securing the New Senior Notes on a first-priority basis), instruments, documents, cash, deposit accounts, securities accounts, commodities accounts, letter of credit rights and all supporting obligations and related books and records and all proceeds and products of the foregoing, subject to permitted liens and certain exceptions, as described in the Security Documents.
A material portion of the collateral that will secure the New Senior Notes secures the Revolving Facility Obligations on a first-priority basis and will secure the New Senior Notes on a second-priority basis. The remaining collateral that will secure the New Senior Notes (on a first-priority basis) also secures the Revolving Facility Obligations on a second-priority basis. See “Risk Factors—Risks Related to the New Senior Notes—There may not be sufficient collateral to pay all or any of the New Senior Notes.”

The indenture that will govern the New Senior Notes (the “Indenture”) and the Security Documents will provide that any capital stock and other securities of any of our subsidiaries will be excluded from the collateral to the extent the inclusion of such capital stock in the collateral would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X. In accordance with the collateral cutback provision, the collateral that will secure the New Senior Notes will include capital stock only to the extent that the applicable value of such capital stock is less than 20% of the principal amount of the New Senior Notes outstanding. The applicable value of the capital stock of any subsidiary is deemed to be the greatest of its par value, book value or market value. The list of subsidiaries whose capital stock is subject to the foregoing exclusion, and the extent to which their capital stock is excluded, was determined based upon internal company estimates of fair value and did not include third-party valuation of the subsidiaries, and should not be considered an indication as to what such subsidiaries might be able to be sold for in the market. This list and extent of the exclusion may change as the applicable value of such capital stock or the outstanding principal amount of New Senior Notes changes.  See “Risk Factors—Risks Related to the New Senior Notes—The New Senior Notes will not be secured by a portion of the capital stock of any foreign subsidiaries or of certain domestic companies,” and “Description of the Notes.”

Intercreditor Agreement
In connection with the issuance of the Old Convertible Notes, we and the guarantors had entered into an intercreditor agreement with the collateral agent under the Old Convertible Note Security Documents (the “Old Collateral Agent”) and the Revolving Facility Agent. In connection with the exchange offer, the Intercreditor Agreement will be amended to reflect the elimination of the security interests of the Old Convertible Notes in our and the guarantors’ assets, which security interests will instead secure the New Senior Notes. The Amended Convertible Notes will be unsecured.

The Intercreditor Agreement will set forth the terms on which the Revolving Facility Agent and the collateral agent under the Security Documents (the “New Collateral Agent,” and the term “Collateral Agent” as used herein shall refer to the New Collateral Agent or Old Collateral Agent as context dictates) are permitted to receive, hold, administer, maintain, enforce and distribute the proceeds of their respective liens upon the collateral. The Intercreditor Agreement will grant (1) to the Revolving Facility Agent, the exclusive right to enforce rights, exercise remedies (including setoff) and make determinations regarding the release or disposition of, or restrictions on, the collateral that secures the Revolving Facility Obligations on a first-priority basis and (2) to the Collateral Agent under the Security Documents, the exclusive right to enforce rights, exercise remedies (including setoff) and make determinations regarding the release or disposition of, or restrictions on, the collateral that will secure the New Senior Notes on a first-priority basis, in each case subject to limitations described therein, which limitations include an access right of the Revolving Facility Agent to exercise remedies in respect of its assets located on real property on which the Collateral Agent has a first-priority lien under the Security Documents.

The Amendments, if and when given effect, will include amendments to the Intercreditor Agreement to increase the “ABL Cap Amount” (as defined therein) from $80.0 million to $102.5 million (plus an additional $10.25 million that may be used solely in a limited circumstance), to reflect the release of collateral securing the Old Convertible Notes, and to provide for the liens that formerly secured the Old Convertible Notes to instead secure the New Senior Notes. Following the consummation of the Amendments and the subsequent closing of the exchange offer, we will seek to increase the commitments under the Revolving Facility to an amount not to exceed $102.5 million.

See “Description of the Notes—Intercreditor Agreement” for information regarding certain terms of the Intercreditor Agreement.

Optional Redemption
Unlike the Old Convertible Notes, we may redeem some or all of the New Senior Notes in whole or in part, at any time and from time to time, at (1) 100% of their outstanding principal amount, together with any accrued and unpaid interest, through December 31, 2013, (2) 102% of their outstanding principal amount, together with any accrued and unpaid interest, from January 1, 2014, through December 31, 2014, and (3) 103% of their outstanding principal amount, together with any accrued and unpaid interest, from January 1, 2015 through the maturity date. See “Description of the Notes—Redemption—Optional Redemption.”

Change of Control
If we experience a Change of Control (as defined in the Indenture), the holders of New Senior Notes will have the right to require us to repurchase their New Senior Notes in cash at par plus accrued and unpaid interest thereon. We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of New Senior Notes in the event of a change of control. See “Description of the Notes—Purchase at the Option of Holders Upon a Change of Control” and “Risk Factors.”

Restrictive Covenants	The Indenture, like the Old Convertible Note Indenture, will contain certain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:
• incur additional indebtedness or issue disqualified stock or preferred stock;
• pay dividends or make other distributions or repurchase or redeem our stock or subordinated indebtedness or make investments;
• sell assets and issue capital stock of our restricted subsidiaries;
• incur liens;
• make certain investments;
• enter into agreements restricting our restricted subsidiaries’ ability to pay dividends;
• enter into transactions with affiliates;
• consolidate, merge or sell all or substantially all of our assets; and
• designate our subsidiaries as unrestricted subsidiaries.

These limitations are subject to a number of exceptions and qualifications. See “Description of the Notes—Certain Covenants.”

Absence of Public Market	We have not applied, and do not intend to apply, for listing of the New Senior Notes on a national securities exchange or automated quotation system.

Book-Entry Form
The New Senior Notes will be issued in book-entry form, which means that they will be represented by one or more permanent global securities registered in the name of DTC or its nominee. The global securities will be deposited with U.S. Bank National Association, as trustee under the Indenture (or its duly appointed successor, as the case may be, the “Trustee”), as custodian for the depositary. The New Senior Notes will be issued in denominations of $1.00 and integral multiples of $1.00 in excess thereof. See “Book-Entry, Delivery and Form.”

Risk Factors
An investment in the New Senior Notes involves substantial risks. See “Risk Factors” immediately following this summary for a discussion of certain risks relating to an investment in the New Senior Notes.

Summary of the Terms of the Old Convertible Notes, as amended by the Amendments

Issuer	U.S. Concrete, Inc.

Maximum Amount of Amended Convertible Notes	$9,625,000 aggregate principal amount of 9.5% Convertible Notes due 2015.

Maturity Date	August 31, 2015.

Interest	9.5% per annum, payable quarterly in cash in arrears on March 1, June 1, September 1 and December 1, commencing June 1, 2013. .

Guarantees	The Amended Convertible Notes will remain unconditionally guaranteed by each of the guarantors under the Revolving Facility. As of the date of this prospectus, all of our subsidiaries are guarantors.

Ranking	The Amended Convertible Notes will be unsecured, unlike the Old Convertible Notes, and will:

• rank equally in right of payment to all of our and the guarantors' existing and future senior indebtedness;
• rank senior in right of payment to all of our and the guarantors' future subordinated indebtedness;
• be effectively subordinated to all of our and the guarantors' obligations under the Revolving Facility, to the extent of the value of collateral securing those obligations;
• be effectively subordinated to all of our and the guarantors' obligations under the Indenture and the New Senior Notes, to the extent of the value of collateral securing those obligations; and
• be structurally subordinated to indebtedness and other liabilities of any future non-guarantor subsidiaries.

Conversion Rights
The Amended Convertible Notes, like the Old Convertible Notes, will be convertible, at the option of the holder, at any time on or prior to maturity, into shares of our common stock, par value $0.001 per share (the “Common Stock”), at an initial conversion rate of 95.23809524 shares of Common Stock per $1,000 principal amount of the Amended Convertible Notes (as may be adjusted from time to time, the “conversion rate”). Holders of the Amended Convertible Notes, like holders of the Old Convertible Notes, will have the right to convert all or any portion of their Amended Convertible Notes into the number of shares of Common Stock equal to the principal amount of the Amended Convertible Notes to be converted divided by the conversion rate then in effect.

The conversion rate will be subject to adjustment to prevent dilution resulting from stock splits, stock dividends, combinations or similar events. There will be no limitation as to the principal amount of the Amended Convertible Notes you will be able to convert at any time.

In connection with any conversion, holders of the Amended Convertible Notes to be converted will also have the right to receive accrued and unpaid interest on such Amended Convertible Notes to the date of conversion (the “Accrued Interest”). We may elect to pay the Accrued Interest in cash or in shares of Common Stock. If we elect to satisfy our obligation to pay the Accrued Interest in shares, the number of shares issuable shall be determined by dividing the Accrued Interest by 95% of the trailing 10-day volume-weighted average price of the Common Stock.

Additional Conversion Rights
The Amended Convertible Notes, like the Old Convertible Notes, will be subject to conversion into Common Stock at our option if the closing price of the Common Stock exceeds 150% of the Conversion Price (as defined below) then in effect for at least 20 trading days during any consecutive 30-day trading period (a "Conversion Event"). “Conversion Price” means, per share of Common Stock, $1,000 divided by the applicable conversion rate, subject to adjustment. As of the date of this prospectus, the Conversion Price is approximately $10.50.

Collateral; Restrictive Covenants
The Amendments, if given effect, will eliminate substantially all of the restrictive covenants contained in the Old Convertible Note Indenture and certain events of default and provide for a release of all of the liens on the collateral securing the Old Convertible Notes and the related guarantees under the Old Convertible Note Indenture and the Old Convertible Note Security Documents. As a result, the Amended Convertible Notes, unlike the Old Convertible Notes, will not have any security interest and will have lack substantially all of the restrictive covenants and events of default currently provided for in the Old Convertible Note Indenture. See "The Exchange Offer and Consent Solicitation—Amendments."

Absence of Public Market	We have not applied, and do not intend to apply, for listing of the Amended Convertible Notes on a national securities exchange or automated quotation system.

Book-Entry Form
The Amended Convertible Notes will remain in book-entry form, which means that they will continue to be represented by one or more permanent global securities registered in the name of DTC or its nominee. The global securities have been deposited with U.S. Bank National Association, as trustee under the Old Convertible Note Indenture, as amended by the supplemental indenture implementing the Amendments (or its duly appointed successor, as the case may be), as custodian for the depositary. The Amended Convertible Notes will remain issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Risk Factors	The Amended Convertible Notes will entail certain risks. See “Risk Factors” immediately following this summary.

RISK FACTORS
Participating or not participating in the exchange offer involves substantial risks. In addition to the other information in this prospectus, you should carefully read and consider the risk factors set forth below and elsewhere in this prospectus before deciding to participate or not to participate in the exchange offer. Any such risks could adversely affect our business, results of operations, financial condition and liquidity. The price of the New Senior Notes could decline or our ability to make payments with respect to the New Senior Notes could be affected if one or more of these risks and uncertainties develop into actual events, causing you to lose all or part of your investment in the New Senior Notes. In assessing these risks, investors should also refer to the other information contained or incorporated by reference in our filings with the SEC, including "Risk Factors" contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated herein by reference. Certain statements in the “Risk Factors” section below and in the documents incorporated herein by reference are forward-looking statements. See “Forward-Looking Statements.”

Risks Related to the New Senior Notes

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the New Senior Notes.

Assuming full participation in the exchange offer, we will have approximately $69.3 million of outstanding senior indebtedness represented by the newly issued New Senior Notes.

Assuming the Amendments become effective, we will seek to increase the commitments under the Revolving Facility to an amount not to exceed $102.5 million. The Amendments include an increase in the ABL Cap Amount to $102.5 million (plus an additional $10.25 million that may be used solely in a limited circumstance). The Revolving Facility provides for overadvances and involuntary protective advances by the Revolving Facility lenders of up to $8.0 million in excess of the Revolving Facility commitments. In connection with an increase in Revolving Facility commitments to $102.5 million, the Revolving Facility lenders may require an increase in the maximum amount of overadvances and involuntary protective advances. As of September 30, 2012, we had approximately $9.1 million drawn under the Revolving Facility.

The negative covenants in the New Senior Notes will, and the negative covenants in the Revolving Facility do, allow us to incur additional indebtedness from other sources in certain circumstances.

As a result of our existing indebtedness and our capacity to incur additional indebtedness, we are, and anticipate continuing to be, a highly leveraged company. This level of indebtedness could have important consequences to holders of the New Senior Notes, including the following:

•	it limits our ability to borrow money or sell stock to fund our working capital, capital expenditures, acquisitions and debt service requirements;

•	our interest expense could increase if interest rates in general increase because a portion of our indebtedness bears interest at floating rates;

•	it may limit our flexibility in planning for, or reacting to, changes in our business and future business opportunities;

•	we are more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

•	it may make us more vulnerable to a downturn in our business or the economy;

•	the debt service requirements of our indebtedness could make it more difficult for us to make payments on the New Senior Notes and the Amended Convertible Notes;

•
a substantial portion of our cash flow from operations will be dedicated to the repayment of our indebtedness, including indebtedness we may incur in the future, and will not be available for other purposes; and

•	there would be a material adverse effect on our business and financial condition if we were unable to service our indebtedness or obtain additional financing, as needed.

If we are unable to return to profitability and/or if current economic conditions do not improve in the foreseeable future, we may not be able to generate sufficient cash flow from operations in the future to allow us to service our debt, pay our other obligations as required and make necessary capital expenditures, in which case we may need to dispose of additional assets and/or minimize capital expenditures and/or try to raise additional financing. There is no assurance that any of these alternatives would be available to us, if at all, on satisfactory terms.

We may not be able to generate sufficient cash flows to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the New Senior Notes, and to fund planned capital expenditures will depend on our ability to generate cash from our operations in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

Our business may not generate sufficient cash flow from operations and future sources of capital under the Revolving Facility or otherwise may not be available to us in an amount sufficient to enable us to pay our indebtedness, including the New Senior Notes, or to fund our other liquidity needs. If we complete an acquisition, our debt service requirements could increase. We may need to refinance or restructure all or a portion of our indebtedness, including the New Senior Notes, on or before maturity. We may not be able to refinance any of our indebtedness, including the Revolving Facility, the New Senior Notes and any Amended Convertible Notes, on commercially reasonable terms, or at all. If we cannot service our indebtedness, we may have to take actions such as selling assets, seeking additional equity or reducing or delaying capital expenditures, strategic acquisitions, investments and alliances. We may not be able to effect such actions, if necessary, on commercially reasonable terms, or at all.

There may not be sufficient collateral to pay all or any of the New Senior Notes.

The Revolving Facility Obligations are secured by first-priority liens on certain of our assets, including inventory (including, as-extracted collateral), accounts receivable, certain equipment, chattel paper, general intangibles (other than collateral that will secure the New Senior Notes on a first-priority basis), instruments, cash, deposits accounts, securities accounts, letter of credit rights and all supporting obligations, subject to permitted liens and certain exceptions. The New Senior Notes and related guarantees will have a second-priority lien on such assets. The New Senior Notes will also be secured by first-priority liens on substantially all of the other property and assets directly owned by us and our guarantors, including material owned real property, fixtures, intellectual property, capital stock of subsidiaries and certain equipment, subject to permitted liens and certain exceptions. The Revolving Facility Obligations are secured by a second-priority lien on such assets.

With respect to the assets that secure the Revolving Facility Obligations on a first-priority basis, the New Senior Notes will be effectively junior to these obligations to the extent of the value of those assets. The rights of the holders of the New Senior Notes with respect to the collateral securing the New Senior Notes will be limited pursuant to the terms of the Intercreditor Agreement. Under the Intercreditor Agreement, the lenders under the Revolving Facility have the ability to restrict your right to proceed against the collateral over which the Revolving Facility Agent has a first-priority lien, subject to certain limitations and exceptions.

The collateral that secures the Revolving Facility Obligations on a first-priority basis will secure the New Senior Notes on a second-priority basis and is subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be or have been accepted by the lenders under the Revolving Facility and any other holders of first-priority liens on such collateral from time to time, whether existing on or after the date the New Senior Notes were issued. The existence of such exceptions, limitations, imperfections and liens could adversely affect the value of the collateral that will secure the New Senior Notes as well as the ability of the Collateral Agent to realize or foreclose on such collateral.

The value at any time of the collateral securing the New Senior Notes will depend on market and other economic conditions, including the availability of suitable buyers. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the New Senior Notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition or other future trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the proceeds from any sale or liquidation of the collateral may not be sufficient to pay our obligations under the New Senior Notes, in full or at all, together with our obligations under any other indebtedness that is secured on an equal and ratable basis by a first-priority lien on the collateral.

Accordingly, there may not be sufficient collateral to pay all of the amounts due on the New Senior Notes. Any claim for the difference between the amount, if any, realized by holders of the New Senior Notes from the sale of collateral securing the New Senior Notes and the obligations under the New Senior Notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables.

To the extent that third parties enjoy prior liens, such third parties may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the collateral. The Indenture will not require that we maintain a current level of collateral or maintain a specific ratio of indebtedness to asset values. Releases of collateral from the liens securing the New Senior Notes will be permitted under some circumstances (as discussed below).

The Security Documents generally allow us and our subsidiaries to remain in possession of, retain exclusive control over, to freely operate, and to collect, invest and dispose of any income from, the collateral that will secure the New Senior Notes. In addition, to the extent we sell any assets that constitute collateral, the proceeds from any such sale will be subject to the first-priority or second-priority lien, as applicable, that will secure the New Senior Notes to which the underlying assets were subject. In addition, if we sell any of our assets that constitute collateral securing the New Senior Notes and, with the proceeds from such sale, purchase assets that would not constitute collateral, the holders of the New Senior Notes would not receive a security interest in such purchased assets.

The Indenture and the Revolving Facility will restrict our ability to operate our business and to pursue our business strategies.

The Revolving Facility and the Indenture will limit our ability, among other things, to:

•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	pay dividends or make other distributions or repurchase or redeem our stock or subordinated indebtedness or make investments;

•	with respect to the Revolving Facility, make voluntary payments on any indebtedness;

•	sell assets and issue capital stock of our restricted subsidiaries;

•	incur liens;

•	make certain investments;

•	enter into agreements restricting our restricted subsidiaries’ ability to pay dividends, make loans to other U.S. Concrete entities or restrict the ability to provide liens;

•	enter into transactions with affiliates;

•	consolidate, merge or sell all or substantially all of our assets; and

•	with respect to the Indenture, designate our subsidiaries as unrestricted subsidiaries.

There are circumstances, other than repayment or discharge of the New Senior Notes, under which the collateral securing the New Senior Notes and guarantees will be released automatically, without your consent or the consent of the Trustee.

Under various circumstances, all or a portion of the collateral may be released, including:

•	in whole or in part, as applicable, as to all or any portion of property subject to such liens which have been taken by eminent domain, condemnation or other similar circumstances;

•	in whole upon:

•	satisfaction and discharge of the Indenture or as otherwise set forth in the Indenture; or

•	a legal defeasance or covenant defeasance of the Indenture as described in the Indenture;

•
in part, as to any property that (1) is sold, transferred or otherwise disposed of by us or any subsidiary guarantor (other than to us or another subsidiary guarantor) in a transaction not prohibited by the Indenture at the time of such sale, transfer or disposition or (2) is owned or at any time acquired by a subsidiary guarantor that has been released from its guarantee in accordance with the Indenture, concurrently with the release of such guarantee; and

•	in part, in accordance with the applicable provisions of the Security Documents.

In addition, the guarantee of a subsidiary guarantor will be released in connection with a sale or merger of such subsidiary guarantor in a transaction not prohibited by the Indenture.

Our failure to comply with the covenants contained in the agreement governing the Revolving Facility or the Indenture, including as a result of events beyond our control, could result in an event of default which could materially and adversely affect our operating results and our financial condition.

The Revolving Facility contains certain financial covenants, including compliance with a fixed charge coverage ratio if our Availability (as defined in the Credit Agreement) falls below a certain threshold. In addition, the Revolving Facility requires us to comply with various operational and other covenants. The Indenture will also contain a financial covenant for compliance with a consolidated secured debt ratio (as defined in the Indenture). See “Description of Other Indebtedness” for a discussion of the financial covenants contained in our Revolving Facility and “Description of the Notes” for a discussion of financial covenants that will be contained in the Indenture. If there were an event of default under any of our debt instruments that was not cured or waived, the holders of the defaulted debt could cause all amounts outstanding with respect to the debt to be due and payable immediately. Our assets and cash flow may not be sufficient to fully repay borrowings under our outstanding debt instruments, either upon maturity or if accelerated upon an event of default. If we were required to repurchase the New Senior Notes or any of our other debt securities upon a change of control, we may not be able to refinance or restructure the payments on those debt securities. If, as or when required, we are unable to repay, refinance or restructure our indebtedness under, or amend the covenants contained in, the Revolving Facility, the lenders thereunder could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against the collateral that secures our obligations under the Revolving Facility on a first-priority basis, which also secures the New Senior Notes on a second-priority basis. Any such actions could force us into bankruptcy or liquidation.

The Intercreditor Agreement will limit the rights of the holders of the New Senior Notes and their control with respect to the collateral securing the New Senior Notes.

Under the terms of the Intercreditor Agreement, at any time that obligations that have the benefit of the first-priority liens are outstanding, any actions that may be taken in respect of the related collateral, including the ability to cause the commencement of enforcement proceedings against such collateral and to control the conduct of such proceedings, and the approval of amendments to and waivers of past defaults under, the collateral documents, will be at the direction of the collateral agent for the related obligations. The Revolving Facility Agent will direct all such actions with respect to the collateral securing the Revolving Facility Obligations on a first-priority basis, for so long as such Revolving Facility Obligations are outstanding. As a result, the Collateral Agent under the Security Documents will not have the ability to control or direct such actions with respect to such collateral, even if the rights of the holders of New Senior Notes are adversely affected. Additionally, to the extent such collateral is released from securing the first-priority lien obligations, the second-priority liens securing the New Senior Notes will also automatically be released to the extent the holders of the New Senior Notes are obligated to release such liens under the Indenture.

The imposition of certain permitted liens will cause the assets on which such liens are imposed to be excluded from the collateral securing the New Senior Notes and the related guarantees. There are certain other categories of property that are also excluded from the collateral.

The Indenture will permit certain liens in favor of third parties to secure additional debt, including purchase money indebtedness and capitalized lease obligations, and any equipment subject to such liens will be automatically excluded from the collateral securing the New Senior Notes and the related guarantees to the extent the agreements governing such indebtedness prohibit additional liens. Our ability to incur purchase money indebtedness and capitalized lease obligations is subject to the limitations as described under the caption “Description of the Notes.” In addition, certain categories of assets will be excluded from the collateral securing the New Senior Notes and the related guarantees, as described in the Security Documents. Excluded assets will include, but not be limited to, among other things, leaseholds (except to the extent required to perfect a security interest in as-extracted collateral included in the collateral) and the proceeds thereof. If an event of default occurs and the New Senior Notes are accelerated, the New Senior Notes and the related guarantees will rank equally with the holders of other unsubordinated and unsecured indebtedness of the relevant entity with respect to such excluded property.

The New Senior Notes will not be secured by a portion of the capital stock of any foreign subsidiaries or of certain domestic subsidiaries.

The New Senior Notes will be secured by a pledge of the stock and other securities of our direct and indirect subsidiaries, other than securities in excess of 66% of the issued and outstanding equity interests of our foreign subsidiaries or, to an extent, of certain domestic subsidiaries. Under the SEC regulations in effect on August 31, 2010, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar ownership interests of one of our subsidiaries pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the New Senior Notes then outstanding, such subsidiary would be required to provide separate financial statements to the SEC. Therefore, the Indenture and the Security Documents will provide that any capital stock and other securities of any of our subsidiaries will be excluded from the collateral to the extent the inclusion of such capital stock in the collateral would cause such subsidiary to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X.

In accordance with the collateral cutback provision, the collateral that will secure the New Senior Notes will include capital stock only to the extent that the applicable value of such capital stock is less than 20% of the principal amount of the notes outstanding. The applicable value of the capital stock of any subsidiary is deemed to be the greatest of its par value, book value or market value.

Although we have not had an external third-party market valuation conducted as to the capital stock of our subsidiaries, we estimate that the value of the capital stock of the following subsidiaries and their respective parent companies exceeded 20% of the principal amount of the Old Convertible Notes as of December 31, 2011: Redi-Mix, LLC, Ingram Concrete, LLC, Eastern Concrete Materials, Inc., Central Concrete Supply Co., Inc., San Diego Precast Concrete, Inc., U.S. Concrete Texas Holdings, Inc., Alberta Investments, Inc. and USC Atlantic, Inc. As a result, the pledge of the capital stock of these subsidiaries as it relates to the Old Convertible Notes is limited to capital stock of each such subsidiary with an applicable value of less than 20% of the outstanding principal amount of the Old Convertible Notes, or $11 million.

The aggregate percentage of consolidated assets and revenues represented by these subsidiaries as of December 31, 2011 is estimated to be 81% and 90%, respectively. As described above, assets of the subsidiaries whose capital stock is subject to the exclusion have been separately pledged as security for the Old Convertible Notes. The list of subsidiaries whose capital stock is subject to the foregoing exclusion, and the extent to which their capital stock is excluded, was determined based upon internal company estimates of fair value and did not include third-party valuation of the subsidiaries, and should not be considered an indication as to what such subsidiaries might be able to be sold for in the market.

The pledge of the capital stock of our subsidiaries securing the New Senior Notes will be subject to the same collateral cutback provision. We anticipate that the list of affected subsidiaries and the extent of the exclusion will be similar to the list and extent of exclusion with respect to the pledge securing the Old Convertible Notes, but will change as the applicable value of such capital stock changes. Also, the exclusion threshold will be tied to 20% of the outstanding principal amount of the New Senior Notes. We do not know what the outstanding principal amount of the New Senior Notes will be upon the closing of the exchange offer. If all Old Convertible Notes are exchanged for New Senior Notes, there will be $69,300,000 of New Senior Notes outstanding, and the collateral cutback threshold will be $13,860,000. If the Minimum Tender Condition is met and 82.5% of the Old Convertible Notes are exchanged for New Senior Notes, there will be $57,172,500 of New Senior Notes outstanding, and the collateral cutback threshold will be $11,434,500. If New Senior Notes are repurchased or otherwise cease to be outstanding at a later date, the collateral cutback threshold would decrease.

It may be more difficult, costly and time consuming for holders of the New Senior Notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary.

State law may limit the ability of the Collateral Agent to foreclose on the real property and improvements and leasehold interests included in the collateral.

The New Senior Notes will be secured by, among other things, liens on owned real property and improvements in multiple different U.S. jurisdictions. The laws of those states may limit the ability of the Trustee and the holders of the New Senior Notes to foreclose on the improved real property collateral located in those states. Laws of those states govern the perfection, enforceability and foreclosure of mortgage liens against real property interests that secure debt obligations such as the New Senior Notes. These laws may impose procedural requirements for foreclosure different from and necessitating a longer time period for completion than the requirements for foreclosure of security interests in personal property. Debtors may have the right to reinstate defaulted debt (even if it has been accelerated) before the foreclosure date by paying the past due amounts and a right of redemption after foreclosure. Governing laws may also impose security first and one form of action rules which can affect the ability to foreclose or the timing of foreclosure on real and personal property collateral regardless of the location of the collateral and may limit the right to recover a deficiency following a foreclosure.

The holders of the New Senior Notes, the Trustee and the Collateral Agent also may be limited in their ability to enforce a breach of the “no liens” covenant. Some decisions of state courts have placed limits on a lender’s ability to accelerate debt secured by real property upon breach of covenants prohibiting the creation of certain junior liens or leasehold estates or a secured lender may need to demonstrate that enforcement is reasonably necessary to protect against impairment of the lender’s security or to protect against an increased risk of default. Although the foregoing court decisions may have been preempted, at least in part, by certain federal laws, the scope of such preemption, if any, is uncertain. Accordingly, a court could prevent the Trustee, the Collateral Agent and the holders of the New Senior Notes from declaring a default and accelerating the New Senior Notes by reason of a breach of this covenant, which could have a material adverse effect on the ability of holders to enforce the covenant.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future.
Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. The Trustee or the Collateral Agent may not monitor and we may not inform the Trustee or the Collateral Agent of any future acquisition of property and rights that constitute collateral and the necessary action may not be taken to properly perfect the security interest in such after acquired collateral. The Collateral Agent will have no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the New Senior Notes against third parties.
The collateral is subject to casualty risks and potential environmental liabilities.
We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses, including those due to fires, earthquakes, severe weather conditions and other natural disasters, that may be uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses.

If there is a complete or partial loss of any of the pledged collateral, the insurance proceeds may not be sufficient to satisfy all of our secured obligations, including the New Senior Notes, the related guarantees and the Revolving Facility.

In the event of a total or partial loss to any of our facilities, certain items of equipment or inventory may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture or obtain replacement units or inventory could cause significant delays.

Moreover, the Collateral Agent or the Revolving Facility Agent, as applicable, may need to evaluate the impact of potential liabilities before determining to foreclose on collateral consisting of real property because secured creditors that hold a security interest in real property may be held liable under environmental laws for the costs of remediating the release or threatened release of hazardous substances at such real property. Consequently, such agent may decline to foreclose on such collateral or exercise remedies in respect thereof if it does not receive indemnification to its satisfaction from the holders of the New Senior Notes and/or the creditors under the Revolving Facility, as applicable.

Under the Indenture governing the New Senior Notes, unlike the Old Convertible Note Indenture, we will have the right to redeem all or any part of the then outstanding New Senior Notes at any time and from time to time at our sole option.

The Indenture governing the New Senior Notes, unlike the Old Convertible Note Indenture, will provide the Company with the right to redeem all or any part of the then outstanding New Senior Notes from time to time and at any time up to the maturity date. Should we choose to exercise this right, the redemption price for the New Senior Notes would be equal to (1) 100% of their outstanding principal amount, together with any accrued and unpaid interest, through December 31, 2013, (2) 102% of their outstanding principal amount, together with any accrued and unpaid interest, from January 1, 2014, through December 31, 2014, and (3) 103% of their outstanding principal amount, together with any accrued and unpaid interest, from January 1, 2015 through the maturity date. As a result of this redemption right, in the future we may redeem your New Senior Notes at a price that is less than the then present fair market value of such New Senior Notes.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of the New Senior Notes to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor, if the guarantor at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of its guarantee and was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot assure you as to what standard a court would apply in determining whether a guarantor would be considered to be insolvent. If a court determined that a guarantor was insolvent after giving effect to the guarantee, it could void the guarantee of the New Senior Notes by a guarantor and require you to return any payments received from such guarantor.

Bankruptcy laws may limit your ability to realize value from the collateral.

The right of the Collateral Agent to repossess and dispose of the collateral upon the occurrence of an event of default under the Indenture is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the Collateral Agent repossessed and disposed of the collateral. Upon the commencement of a case under the Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval, which may not be given. Moreover, the Bankruptcy Code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional security if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary power of a bankruptcy court, it is impossible to predict:

•	how long payments under the New Senior Notes could be delayed following commencement of a bankruptcy case;

•	whether or when the Collateral Agent could repossess or dispose of the collateral;

•	the value of the collateral at the time of the bankruptcy petition; or

•	whether or to what extent holders of the New Senior Notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

In addition, the Intercreditor Agreement provides that, in the event of a bankruptcy, the Collateral Agent may not object to a number of important matters with respect to the first-priority collateral of the lenders under the Revolving Facility following the filing of a bankruptcy petition so long as any obligation under the Revolving Facility is outstanding. After such a filing, the value of such collateral securing the New Senior Notes could materially deteriorate and you would be unable to raise an objection. The right of the holders of obligations secured by first-priority liens on the collateral to foreclose upon and sell the collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding.

Any disposition of the collateral during a bankruptcy case would also require permission from the bankruptcy court. Furthermore, in the event a bankruptcy court determines the value of the collateral is not sufficient to repay all amounts due in respect of the Revolving Facility Obligations and the New Senior Notes, the holders of the New Senior Notes would hold a secured claim to the extent of the value of the collateral to which the holders of the New Senior Notes are entitled (after the application of proceeds of the collateral securing Revolving Facility Obligations on a first-priority basis) and unsecured claims with respect to such shortfall. The Bankruptcy Code only permits the payment and accrual of post-petition interest, costs and attorney’s fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of its collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral.

Any future pledge of collateral may be avoidable in bankruptcy.

Any future pledge of collateral in favor of the Trustee or the Collateral Agent, including pursuant to any security documents delivered after the date of the Indenture, may be avoidable by the pledgor (a debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if (1) the pledgor is insolvent at the time of the pledge, (2) the pledge permits the holders of the New Senior Notes to receive a greater recovery than if the pledge had not been given; and (3) a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

Lien searches may not have revealed all liens on the collateral.

We cannot guarantee that the lien searches on the collateral securing the New Senior Notes revealed or will reveal any or all existing liens on such collateral. Any existing lien, including undiscovered liens, could be significant, could be prior in ranking to the liens securing the New Senior Notes and could have an adverse effect on the ability of the Collateral Agent to realize or foreclose upon the collateral securing the New Senior Notes.

Security over all of the collateral may not be in place upon the date of issuance of the New Senior Notes or may not have been perfected on such date.

Certain security interests covering certain collateral, including mortgages on real property and related documentation, control agreements covering deposit accounts and securities accounts, and intellectual property security agreements covering trademarks may not have been in place on the date of issuance of the New Senior Notes or may not be perfected on such date. To the extent a security interest in certain collateral is perfected following the date of the Indenture, it might be avoidable in bankruptcy. See above “—Any future pledge of collateral might be avoidable in bankruptcy.”

An event that adversely affects the value of the New Senior Notes may occur, and that event may not constitute a Change of Control.

Some significant restructuring transactions may not constitute a Change of Control, in which case we would not be obligated to repurchase the New Senior Notes.

Upon the occurrence of a Change of Control, holders of the New Senior Notes will have the right to require us to repurchase their New Senior Notes. However, the definition of “Change of Control” will be limited to only certain transactions or events. Therefore, the change of control provisions will not afford protection to holders of the New Senior Notes in the event of other transactions or events that do not constitute a Change of Control but that could nevertheless adversely affect the New Senior Notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, asset sales, mergers or acquisitions initiated by us may not constitute a Change of Control requiring us to repurchase the New Senior Notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the New Senior Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings or otherwise adversely affect the value of the New Senior Notes.

We may not be able to repurchase New Senior Notes or pay in cash amounts contemplated under the Indenture upon the occurrence of certain events.

Upon the occurrence of a Change of Control, the holders of the New Senior Notes will have the right to require us to repurchase their New Senior Notes at par plus accrued and unpaid interest thereon.

It is possible that we will not have sufficient funds at the time of the occurrence of a Change of Control to make any required repurchase of New Senior Notes. In addition, we have, and may in the future incur, other indebtedness with similar change of control provisions permitting other creditors to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Rating agencies may provide unsolicited ratings on the New Senior Notes that could cause the market value or liquidity of the New Senior Notes to decline.

We have not requested a rating of the New Senior Notes from any rating agency and believe it is unlikely that the New Senior Notes will be rated. However, if one or more rating agencies rate the New Senior Notes and assign the New Senior Notes a rating lower than the rating expected by investors, or reduces their rating in the future, the market price or liquidity of the New Senior Notes could be harmed.

There may be no active trading market for the New Senior Notes, and if one develops, it may not be liquid.

The New Senior Notes will constitute new issues of securities for which there is no established trading market. We do not intend to list the New Senior Notes on any national securities exchange or to seek the admission of the New Senior Notes for quotation through an automated quotation system. In addition, any market making activity will be subject to limits imposed by the Securities Act and the Exchange Act, and may be limited during and immediately following this exchange offer. There can be no assurance as to the development or liquidity of any market for the New Senior Notes, the ability of the holders of the New Senior Notes to sell their New Senior Notes or the price at which the holders would be able to sell their New Senior Notes. The liquidity of the trading market in the New Senior Notes, and the market price quoted for the New Senior Notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the New Senior Notes.

The ability to transfer the New Senior Notes may be limited by the absence of an active trading market.

We have not listed, and do not currently intend to list, the New Senior Notes for trading on any stock exchange or market or automated quotation system. Holders of the New Senior Notes may be required to bear the risk of their investment for an indefinite period of time. Historically, the market for non-investment grade debt has been subject to substantial volatility, which could adversely affect the prices at which holders of New Senior Notes could sell such New Senior Notes. In addition, the price of the New Senior Notes may decline depending upon prevailing interest rates, the market for similar notes, our operating performance and other factors.

Future trading prices of the New Senior Notes will depend on many factors, including:

•	our operating performance and financial condition;

•	prevailing interest rates;

•	our ability to complete the offer to exchange the Old Convertible Notes for the New Senior Notes;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the New Senior Notes. The market for the New Senior Notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of the New Senior Notes.

We may still be able to incur significantly more debt in the future. This could intensify already-existing risks related to indebtedness such as the New Senior Notes.

The terms of the Indenture and the Revolving Facility contain or will contain restrictions on our and the guarantors’ ability to incur additional indebtedness. However, these restrictions are, or will be, subject to a number of important qualifications and exceptions and the indebtedness incurred in compliance with these restrictions could be substantial. Accordingly, we or the guarantors could incur significant additional indebtedness in the future, much of which could constitute secured, senior or pari passu indebtedness.

Risks Related to the Exchange Offer and Consent Solicitation

If the proposed Amendments become effective, holders of Amended Convertible Notes will not be entitled to a security interest and will not benefit from the protections provided by the existing restrictive covenants, certain events of default and other provisions.

The proposed Amendments to the Old Convertible Note Indenture, which will require the consent of the holders of at least 66 2/3% of the outstanding principal amount of Old Convertible Notes not held by our affiliates, would eliminate substantially all of the restrictive covenants contained in the Old Convertible Note Indenture and certain events of default and provide for a release of all of the liens on the collateral securing the Old Convertible Notes and the related guarantees under the Old Convertible Note Indenture and the Old Convertible Note Security Documents. As a result, the holders of Amended Convertible Notes will not be entitled to the benefit of a secured position or any of those covenants, events of default and other provisions. The elimination or modification of these provisions will permit us to take certain actions previously prohibited without needing to obtain the consent of any holder of the Amended Convertible Notes. Those actions could increase the credit risks associated with us, as well as adversely affect the market price and credit rating of the Amended Convertible Notes. The release of the liens on the collateral securing the Amended Convertible Notes will leave any Amended Convertible Notes as general unsecured obligations. As such, they will be effectively subordinated to the Revolving Facility Obligations and the New Senior Notes to the extent of the value of the collateral securing such obligations.

If you participate in the exchange offer by tendering your Old Convertible Notes, you will no longer be able to convert your Old Convertible Notes into common stock of the Company.

The New Senior Notes, unlike the Old Convertible Notes, will not be convertible into common stock of the Company. As a result, by tendering your Old Convertible Notes in the exchange offer, you are surrendering your right to convert your debt instrument into common stock of the Company.

You may be adversely affected if you fail to exchange Old Convertible Notes in the exchange offer.

We will only issue New Senior Notes in exchange for Old Convertible Notes that are timely received by the exchange and information agent, together with all required documents, including a properly completed and signed letter of transmittal & consent. Therefore, you should allow sufficient time to ensure timely delivery of the Old Convertible Notes and you should carefully follow the instructions on how to tender your Old Convertible Notes. Neither we nor Global Bondholder Services Corporation, the exchange and information agent, are required to tell you of any defects or irregularities with respect to your tender of the Old Convertible Notes. If you are eligible to participate in this exchange offer and do not tender your Old Convertible Notes or if we do not accept your Old Convertible Notes because you did not tender your Old Convertible Notes properly, then, after we consummate this exchange offer, you will hold Amended Convertible Notes.

After this exchange offer is consummated, if you hold any Amended Convertible Notes, you may have difficulty selling them because there will be fewer Amended Convertible Notes outstanding.

After the consummation of the exchange offer, there may be no active trading market for the Amended Convertible Notes, and if one develops or remains, it may not be liquid.

We have not listed, and do not currently intend to list, the Old Convertible Notes for trading on any stock exchange or market or automated quotation system. To the extent that Old Convertible Notes are exchanged, the trading market for Amended Convertible Notes that remain outstanding is likely to be significantly more limited than it is at present. Historically, the market for non-investment grade debt with a smaller outstanding principal amount available for trading (a smaller "float") may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for Amended Convertible Notes may be adversely affected to the extent that the principal amount of the Old Convertible Notes exchanged reduces the float. A reduced float may also make the trading price of Amended Convertible Notes more volatile.

USE OF PROCEEDS

We will not receive any cash proceeds from the exchange offer and consent solicitation. Any Old Convertible Notes that are properly tendered pursuant to the exchange offer and consent solicitation and accepted for exchange will be retired and canceled.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER AND CONSENT SOLICITATION

Who is making the exchange offer?

We, U.S. Concrete, Inc., are offering to exchange an aggregate principal amount of up to $69,300,000 of new 9.5% Senior Secured Notes due 2015 for up to all of our outstanding 9.5% Convertible Secured Notes due 2015.

Why is the Company undertaking the exchange offer and consent solicitation?

We believe that the exchange offer will simplify our capital structure by exchanging the Old Convertible Notes with non-convertible instruments.

Who may participate in the exchange offer and consent solicitation?

Any holder of Old Convertible Notes may participate in the exchange offer and consent solicitation, subject to applicable law.

What will I receive in exchange for my Old Convertible Notes?

If your Old Convertible Notes are accepted for exchange in the exchange offer, you will receive $1,260 principal amount of New Senior Notes for every $1,000 principal amount of Old Convertible Notes tendered. The New Senior Notes have the characteristics described below under the captions “Summary—Summary of the Terms of the New Senior Notes” and “Description of the Notes.”

What are the conditions of the exchange offer?

Our obligation and ability to complete this exchange offer is subject to, among other things, (1) the effectiveness of the registration statement of which this prospectus forms a part, (2) at least 82.5% of the outstanding principal amount of Old Convertible Notes is validly tendered and not properly withdrawn on or prior to the expiration date, (3) the consent of the holders of at least 66 2/3% of the outstanding Old Convertible Notes not held by our affiliates, and (4) the consent of the Revolving Facility Agent to the amendments to the Intercreditor Agreement. Some or all of these conditions may be waived by the Company subject to the terms and conditions of the Exchange and Consent Agreements. See “The Exchange Offer and Consent Solicitation—Conditions to this Exchange Offer.”

Is there a limit to the aggregate principal amount of Old Convertible Notes that will be accepted for exchange in the exchange offer?

No, we are offering to exchange New Senior Notes for all of our currently outstanding Old Convertible Notes.

Will I be taxed on the New Senior Notes I receive in the exchange offer?

The exchange will be treated as a taxable exchange. For a summary of the material U.S. federal income tax consequences of the exchange offer, see “Material U.S. Federal Income Tax Considerations.”

When does the exchange offer expire?
Assuming the conditions to the completion of the exchange offer are satisfied or waived, this exchange offer is expected to expire at 5:00 pm, New York City time, on March 15, 2013.

Can the exchange offer be extended and under what circumstances?

We may extend the expiration date for the exchange offer for any reason subject to the terms and conditions of the Exchange and Consent Agreements.

How do I participate in the exchange offer?

If you wish to accept this exchange offer, you must complete, sign and date the accompanying letter of transmittal & consent, or a copy of the letter of transmittal & consent, according to the instructions contained in this prospectus and the letter of transmittal & consent. You must also mail or otherwise deliver the letter of transmittal & consent, or the copy, together with the Old Convertible Notes and any other required documents, to the exchange and information agent at the address set forth on the cover of the letter of transmittal & consent. If you hold Old Convertible Notes through The Depository Trust Company (“DTC”) and wish to participate in this exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal & consent.

WE ARE NOT PROVIDING FOR GUARANTEED DELIVERY PROCEDURES AND THEREFORE YOU MUST ALLOW SUFFICIENT TIME FOR THE NECESSARY TENDER PROCEDURES TO BE COMPLETED DURING NORMAL BUSINESS HOURS ON OR PRIOR TO THE EXPIRATION DATE. IF YOU HOLD YOUR OLD CONVERTIBLE NOTES THROUGH A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE, YOU SHOULD KEEP IN MIND THAT SUCH ENTITY MAY REQUIRE YOU TO TAKE ACTION WITH RESPECT TO THE EXCHANGE OFFER A NUMBER OF DAYS BEFORE THE EXPIRATION DATE IN ORDER FOR SUCH ENTITY TO TENDER SECURITIES ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION DATE.

How do I deliver my consent to the Amendments to the Old Convertible Note Indenture and Old Convertible Note Security Documents?

Any holder that tenders Old Convertible Notes, and whose Old Convertible Notes are accepted for exchange by us, pursuant to the exchange offer will be deemed to have delivered a valid consent to the Amendments to the Old Convertible Note Indenture and the Old Convertible Note Security Documents.

Do I have to separately consent to approve the Amendments to the Old Convertible Note Indenture and the Old Convertible Note Security Documents and the related Intercreditor Agreement?

If you tender your Old Convertible Notes in the exchange offer, you will be deemed to consent to the Amendments. As a result, if you do not desire to approve the Amendments, you should not tender your Old Convertible Notes in the exchange offer. If you have tendered your Old Convertible Notes, you may revoke your consent prior to the expiration date by withdrawing your Old Convertible Notes from the exchange offer.

When will the proposed Amendments become effective?

If we receive the requisite consents to the Amendments, the Amendments to the Old Convertible Note Indenture, the Old Convertible Note Security Documents and the Intercreditor Agreement will become effective immediately prior to the settlement of the exchange offer, which will occur on or about the first business day following the expiration date.

Can I withdraw tendered Old Convertible Notes and revoke my consent?

A tender of Old Convertible Notes pursuant to this exchange offer may be withdrawn at any time prior to the expiration date, and such withdrawal will constitute a concurrent valid revocation of the related consent. Any Old Convertible Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of this exchange offer.

When and how will I receive the New Senior Notes being offered in exchange for my Old Convertible Notes?

Once all of the conditions to the exchange offer are satisfied or waived prior to the expiration date and we are ready to accept all Old Convertible Notes properly tendered and not withdrawn, we will, promptly, effectuate the Amendments, then immediately accept the Old Convertible Notes and issue the New Senior Notes in exchange for the accepted Old Convertible Notes. The New Senior Notes will be issued in book-entry only form and will be represented by one or more permanent global securities deposited with a custodian for, and registered in the name of a nominee of, DTC.

Will the New Senior Notes be freely tradable?

Yes. Generally, the New Senior Notes you receive in the exchange offer will be freely tradable, subject to market conditions, unless you are an affiliate of U.S. Concrete, Inc., as that term is defined in the Securities Act of 1933, as amended, or the Securities Act, in which case you must comply with Rule 144 or another available exemption under the Securities Act. We do not intend to list the New Senior Notes on any securities exchange and there can be no assurance as to the development or liquidity of any market for the new notes. See “Risk Factors—Risks Related to the Exchange Offer and Consent Solicitation.”

Do I have to pay any brokerage fees or commissions or transfer taxes?

Holders who tender Old Convertible Notes in this exchange offer will not be required to pay brokerage commissions or fees, or, subject to the instructions in the letter of transmittal & consent, transfer taxes with respect to the exchange of Old Convertible Notes. We will pay all charges and expenses, other than those transfer taxes described below under the caption "The Exchange Offer and Consent Solicitation—Transfer Taxes," in connection with this exchange offer. It is important that you read the section labeled “The Exchange Offer and Consent Solicitation—Fees and Expenses” below for more details regarding fees and expenses incurred in this exchange offer.

If I decide not to tender, how will the exchange offer affect my Old Convertible Notes?

If the Amendments become operative, the Old Convertible Notes that are not exchanged pursuant to the exchange offer will remain outstanding as Amended Convertible Notes and will be subject to the terms of the Old Convertible Note Indenture as modified by the supplemental indenture effecting the Amendments. The holders of such Amended Convertible Notes will, as a result of the Amendments, have lost substantially all of the protections provided by the current restrictive covenants contained in the Old Convertible Note Indenture and, with respect to the interests in the assets securing the New Senior Notes, the Amended Convertible Notes and related guarantees will be effectively junior to the New Senior Notes and related guarantees to the extent of the value of such assets because the Amended Convertible Notes will not be secured. Additionally, the liquidity and the trading market for the Amended Convertible Notes that remain outstanding may be impaired. You should read the section titled “Description of Other Indebtedness” and “Risk Factors—Risks Related to the Exchange Offer and Consent Solicitation.”

Are Dissenters’ or Appraisal Rights Available in the exchange offer?

No dissenters’ or appraisal rights are available in connection with the exchange offer.

Who can I talk to if I have questions about the exchange offer?

If you have any questions or otherwise need assistance, or if you need additional copies of the offering materials, please contact Global Bondholder Services Corporation, the exchange and information agent, at (866) 924-2200.

To receive copies of our recent SEC filings, you can contact us by mail or refer to the other sources described under “Where You Can Find More Information.”

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2012 on an actual basis and as adjusted to give effect to the consummation of the exchange offer assuming all $55,000,000 aggregate principal amount of Old Convertible Notes we are offering to exchange in the exchange offer is exchanged for $69,300,000 aggregate principal amount of New Senior Notes, and reflecting the estimated expenses of the exchange offer (however, the Minimum Tender Condition is that 82.5%, or $45,375,000 aggregate principal amount, of the outstanding Old Convertible Notes are properly tendered and not validly withdrawn prior to the expiration date).

You should read this table in conjunction with our Financial Statements incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2011, as amended by our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2013, and our Quarterly Report on Form 10-Q for the period ended September 30, 2012, respectively.

	As of September 30, 2012
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents, excluding restricted cash	$3,822	$3,822

Long-term debt, including current portion:
Revolving Facility	$9,051	$9,051
Old Convertible Notes (1)	45,524	—
New Senior Notes	—	69,300
Notes payable and other financing	3,222	3,222
Capital leases	331	331
Total long-term debt, including current portion	58,128	81,904
Equity
Preferred stock	—	—
Common Stock	13	13
Additional paid-in capital	136,210	136,210
Accumulated deficit	(31,206)	(48,711)
Treasury stock at cost	(722)	(722)
Total stockholders' equity	104,295	86,790
Total capitalization	$162,423	$168,694

(1) The net book value of our Old Convertible Notes is shown net of a discount related to the embedded derivative that was bifurcated and separately recorded as a liability on the balance sheet. The discount amortizes to interest expense over the term of the Old Convertible Notes resulting in accretion in the net book value of the Old Convertible Notes to its face value at maturity. The book values of the discount and embedded derivative were $9.5 million and $6.3 million, respectively, at September 30, 2012.

We intend to continue to explore various financing alternatives to improve our capital structure, including reducing debt, extending maturities or relaxing financial covenants. These may include new equity or debt financings or exchange offer with our existing security holders and other transactions involving our outstanding securities given their secondary market trading prices. We cannot provide assurances, if we pursue any of these transactions, that we will be successful in completing a transaction on attractive terms or at all.

THE EXCHANGE OFFER AND CONSENT SOLICITATION
No Recommendation
NONE OF THE COMPANY, OUR MANAGEMENT OR OUR BOARD OF DIRECTORS (THE “BOARD”) OR THE EXCHANGE AND INFORMATION AGENT MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER ANY OLD CONVERTIBLE NOTES OR REFRAIN FROM TENDERING OLD CONVERTIBLE NOTES IN THE EXCHANGE OFFER. ACCORDINGLY, YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER OLD CONVERTIBLE NOTES IN THE EXCHANGE OFFER AND, IF SO, THE PRINCIPAL AMOUNT OF OLD CONVERTIBLE NOTES TO TENDER. PARTICIPATION IN THE EXCHANGE OFFER IS VOLUNTARY, AND YOU SHOULD CONSIDER CAREFULLY WHETHER TO PARTICIPATE. BEFORE YOU MAKE YOUR DECISION, WE URGE YOU TO READ CAREFULLY THIS PROSPECTUS, THE REGISTRATION STATEMENT OF WHICH IT FORMS A PART, AND THE EXHIBITS AND SCHEDULES TO THE REGISTRATION STATEMENT IN THEIR ENTIRETY, INCLUDING THE INFORMATION SET FORTH IN THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” AND THE INFORMATION INCORPORATED BY REFERENCE HEREIN. WE ALSO URGE YOU TO CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS IN MAKING YOUR OWN DECISION ON WHAT ACTION, IF ANY, TO TAKE IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES.
Purpose of the Exchange Offer
The purpose of the exchange offer is to replace our Old Convertible Notes with non-convertible instruments, thereby simplifying our capital structure.
Terms of this Exchange Offer
Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal & consent, we will accept for exchange any Old Convertible Notes validly tendered and not properly withdrawn prior to the expiration date.
We will issue $1,260 principal amount of New Senior Notes for each $1,000 principal amount of Old Convertible Notes surrendered under this exchange offer. The Old Convertible Notes may only be tendered and Consents may only be delivered in amounts equal to minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. However, the New Senior Notes issued in exchange therefor will be issued in denominations of $1.00 and integral multiples of $1.00 in excess thereof.
The Old Convertible Notes are currently convertible, at the option of the holder, at any time on or prior to maturity, into shares of our common stock, par value $0.001 per share (“Common Stock”), at a conversion rate of 95.23809524 shares of Common Stock per $1,000 principal amount of Old Convertible Notes, or a conversion price of approximately $10.50 per share, subject to adjustment as set forth in the Old Convertible Note Indenture. The holders of the New Senior Notes being offered in this exchange offer will not be entitled to convert their New Senior Notes into shares of Common Stock.
The New Senior Notes will bear interest at 9.5% per year (calculated using a 360-day year consisting of twelve 30-day months), payable semi-annually in cash in arrears on April 1 and October 1, commencing on April 1, 2013. The New Senior Notes, like the Old Convertible Notes, will be unconditionally guaranteed by each of the guarantors under the Revolving Facility and will be secured by first-priority liens on certain of the property and assets directly owned by us and each of the guarantors, including material owned real property, fixtures, intellectual property, capital stock of subsidiaries and certain equipment, subject to permitted liens (including a second-priority lien in favor of the Revolving Facility Agent) and certain exceptions (as described in the Security Documents). See “Description of the Notes.”
The exchange offer is conditioned on, among other things, the conditions that (1) we shall have received, on or prior to the expiration of the exchange offer, consents to the Amendments, which have not been revoked, by the holders of at least 66 2/3% in principal amount of the outstanding Old Convertible Notes not held by our affiliates, (2) on or prior to the expiration of the exchange offer, at least 82.5% of the principal amount of outstanding Old Convertible Notes shall have been validly tendered and not properly withdrawn and (3) we shall have received consent from the Revolving Facility Agent regarding the amendments to the Intercreditor Agreement. Some or all of these conditions may be waived by the Company subject to the terms and conditions of the Exchange and Consent Agreements. See “—Conditions to this Exchange Offer.” For the purposes of the foregoing, the term "affiliates" refers to "Affiliates" of the Company as such term is used in the Old Convertible Note Indenture, and means any person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the Company. For these purposes, “control” of means the power to direct management and policies of the Company, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
As of the date of this prospectus, $55,000,000 aggregate principal amount of the Old Convertible Notes is outstanding. This prospectus and the letter of transmittal & consent are being sent to all registered holders of Old Convertible Notes. There will be no fixed record date for determining registered holders of Old Convertible Notes entitled to participate in this exchange offer.
We intend to conduct this exchange offer in accordance with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Old Convertible Notes that are not exchanged in this exchange offer will remain outstanding as Amended Convertible Notes and will continue to accrue interest. However, if adopted, the Amendments will eliminate substantially all of the restrictive covenants contained in the Old Convertible Note Indenture and certain events of default and provide for a release of all of the liens on the collateral securing the Old Convertible Notes and the related guarantees under the Old Convertible Note Indenture and the Old Convertible Note Security Documents. See “—Consequences of Failure to Exchange.”
We will be deemed to have accepted for exchange properly tendered Old Convertible Notes when we have given oral or written notice of the acceptance to the exchange and information agent. The exchange and information agent will act as agent for the tendering holders for the purposes of receiving the New Senior Notes from us and delivering New Senior Notes to such holders.
We expressly reserve the right to amend or terminate this exchange offer, and not to accept for exchange any Old Convertible Notes not previously accepted for exchange, if any of the conditions under the caption “—Conditions to this Exchange Offer” have not been satisfied, on or prior to the expiration date, subject to the terms and conditions of the Exchange and Consent Agreements.
Holders who tender Old Convertible Notes in this exchange offer will not be required to pay brokerage commissions or fees, or, subject to the instructions in the letter of transmittal & consent, transfer taxes with respect to the exchange of Old Convertible Notes. We will pay all charges and expenses, other than those transfer taxes described below, in connection with this exchange offer. It is important that you read the section labeled “—Fees and Expenses” below for more details regarding fees and expenses incurred in this exchange offer.
Consent Solicitation
As part of the exchange offer, we are soliciting the consent of holders of the Old Convertible Notes to amend certain terms and conditions of the Old Convertible Note Indenture, the Old Convertible Note Security Documents and the Intercreditor Agreement. The Amendments would eliminate substantially all of the restrictive covenants contained in the Old Convertible Note Indenture and certain events of default and provide for a release of all of the liens on the collateral securing the Old Convertible Notes and the related guarantees under the Old Convertible Note Indenture and the Old Convertible Note Security Documents. The Amendments would also increase the ABL Cap Amount under the Intercreditor Agreement, which will increase the amount of Revolving Facility Obligations that are entitled to the benefit of a first-priority lien in certain collateral.
The consent of holders of at least a majority in aggregate principal amount of Old Convertible Notes outstanding and not held by our affiliates will be required in order to effectuate the Amendments, other than those provisions relating to the collateral securing the Old Convertible Notes. The consent of holders of at least 66 2/3% of the aggregate principal amount of Old Convertible Notes outstanding and not held by our affiliates will be required in order to effectuate the Amendments with respect to the Old Convertible Note Security Documents and those provisions of the Old Convertible Note Indenture relating to the collateral.
If the Amendments are approved and effected, they will be binding on all holders of Old Convertible Notes, including those who do not give their consent to the Amendments and do not tender their Old Convertible Notes in the exchange offer, and therefore hold Amended Convertible Notes. If for any reason the exchange offer with respect to the Old Convertible Notes is not completed, the Amendments will not become effective and the Old Convertible Notes and related guarantees will continue to be subject to the same terms and conditions, and be secured by the same collateral, as before the exchange offer was made.
If you tender your Old Convertible Notes in the exchange offer, you will be deemed to consent to the Amendments. If you consent to the Amendments, you must tender your Old Convertible Notes. Tendered Old Convertible Notes may be withdrawn and consents revoked before the expiration date. Consents given in connection with the tender of Old Convertible Notes cannot be revoked without validly withdrawing Old Convertible Notes from the exchange offer, and Old Convertible Notes cannot be withdrawn from the exchange offer without also revoking the consent related to those Old Convertible Notes. Our receipt of the requisite number of consents or aggregate principal amount of Old Convertible Notes in advance of the expiration date will not result in any change in the terms of the exchange offer.
Amendments
If you tender any Old Convertible Notes at or prior to the expiration date, you will, by the act of tendering, be consenting to the Amendments to the Old Convertible Note Indenture, the Old Convertible Note Security Documents and the Intercreditor Agreement.
Pursuant to the terms of the Old Convertible Note Indenture, the Amendments require the prior written consent of holders of at least a majority in aggregate principal amount of the Old Convertible Notes outstanding and not held by our affiliates (except with respect to covenants related to the collateral, which require the consent of the holders of at least 66 2/3% of the aggregate principal amount of the Old Convertible Notes outstanding and not held by our affiliates). It is anticipated that a supplemental indenture and other documents effecting the Amendments will be executed on the date of or promptly following the expiration of the exchange offer, assuming the conditions to the exchange offer have been satisfied or waived, including the Minimum Tender Condition and the Minimum Consent Condition, and immediately prior to the issuance of New Senior Notes in exchange for Old Convertible Notes that have been properly tendered and not withdrawn.

The following is a summary of the Amendments with respect to the Old Convertible Notes, the Old Convertible Note Indenture, the Intercreditor Agreement and the Old Convertible Note Security Documents. See “Description of the Old Convertible Notes, as amended by the Amendments” for information regarding the terms of the Old Convertible Notes, the Old Convertible Note Indenture, the Old Convertible Note Security Documents and the Intercreditor Agreement after giving effect to the Amendments.
Collateral Release. The Amendments would provide for the Collateral Release, including by amending the Old Convertible Note Indenture and the Intercreditor Agreement and by terminating or amending, as applicable to effect the Collateral Release, the Old Convertible Note Security Documents.
Deletion of Covenants in the Old Convertible Note Indenture. The Amendments would eliminate the following affirmative and restrictive covenants in the Old Convertible Note Indenture, as well as make corresponding conforming changes to reflect such elimination:

Reference	Description of Provision
Article Three	Purchase at Option of Holders Upon a Fundamental Change of Control
Section 5.12	Notice to Holders Prior to Certain Actions
Section 6.03	Corporate Existence
Section 6.04	Payment of Taxes
Section 6.05	Maintenance of Properties
Section 6.06	Compliance Certificate; Notice of Default
Section 6.07	Waiver of Stay, Extension or Usury Laws
Section 6.08	Limitations on Additional Indebtedness
Section 6.09	Limitations on Restricted Payments
Section 6.10	Limitations on Liens
Section 6.11	Limitations on Asset Sales
Section 6.12	Limitations on Transactions with Affiliates
Section 6.13	Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries
Section 6.14	Additional Note Guarantees
Section 6.15	Further Assurances
Section 6.16	Report to Holders
Section 6.17	Limitations on Designation of Unrestricted Subsidiaries
Section 6.19	Information Regarding Collateral
Section 6.20	Impairment of Security Interest
Section 6.21	Insurance
Section 6.22	Consolidated Secured Debt Ratio
Article Seven	Successor Corporation
Section 12.01	Collateral and Security Documents
Section 12.02	Recordings and Opinions
Section 12.03	Release of Collateral
Section 12.04	Certificates of Trustee
Section 12.05	Suits to Protect the Collateral
Section 12.06	Authorization of Receipt of Funds by the Trustee Under the Security Documents
Section 12.07	Purchaser Protected
Section 12.08	Powers Exercisable by Receiver or Trustee
Section 12.09	Release Upon Termination of the Issuer’s Obligations
Amendments to Events of Default in the Old Convertible Note Indenture. The Amendments would eliminate certain Events of Default under the Old Convertible Note Indenture. The only Events of Default that would remain relate to payment defaults (clauses

(i) and (ii) of Section 8.01), conversion (clauses (iii), (v) and (vi) of Section 8.01), bankruptcy defaults (with respect to U.S. Concrete only) (clauses (xi) and (xii) of Section 8.01) and guarantees (clause (xiii) of Section 8.01).
Amendments to Intercreditor Agreement. The Amendments would amend the Intercreditor Agreement to increase the “ABL Cap Amount” (as defined therein) from $80.0 million to $102.5 million (plus an additional $10.25 million that may be used solely in a limited circumstance), to reflect the Collateral Release, and to provide for the liens that formerly secured the Old Convertible Notes to instead secure the New Senior Notes. The Amended Convertible Notes will be unsecured.
Amendment to Old Convertible Notes. The Amendments would make any necessary conforming changes to the Old Convertible Notes.
Expiration Date; Extensions; Amendments
This exchange offer will expire at 5:00 pm, New York City time on March 15, 2013, unless we extend it. The New Senior Notes issued pursuant to this exchange offer will be delivered promptly following the expiration date to the holders who validly tender their Old Convertible Notes.
In order to extend this exchange offer, we will notify the exchange and information agent orally or in writing of any extension. We will notify in writing or by public announcement to the registered holders of Old Convertible Notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.
We reserve the right:

•
to extend this exchange offer or to terminate this exchange offer and to refuse to accept Old Convertible Notes not previously accepted if any of the conditions set forth below under the caption “—Conditions to this Exchange Offer” have not been, or we reasonably determine cannot be, satisfied, on or prior to the expiration date; or

•	to amend the terms of this exchange offer in any manner.
Any such extension, termination or amendment will be subject to the rights and privileges of the signatories to the Exchange and Consent Agreements, subject to our right to terminate the exchange offer if the exchange has not been consummated prior to April 10, 2013, other than as a result of our breach of any of the terms of the Exchange and Consent Agreements or a delay in the consummation of the exchange offer caused by us.
Any such extension, termination or amendment will be followed as promptly as practicable by oral or written notice or public announcement thereof to the registered holders of Old Convertible Notes. If we amend this exchange offer in a manner that we determine to constitute a material change, including the waiver of a material condition, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of Old Convertible Notes of such amendment and will extend this exchange offer to the extent required by law, if necessary. Generally we must keep this exchange offer open for at least five business days after a material change. Pursuant to Rule 14e-1(b) under the Exchange Act, if we decrease the percentage of Old Convertible Notes being sought, we will extend this exchange offer for at least ten business days from the date that notice of such decrease is first published, sent or given by us to holders of the Old Convertible Notes. We currently do not intend to decrease the percentage of Old Convertible Notes being sought.
Without limiting the manner in which we may choose to make public announcements of any extension, termination or amendment of this exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a timely press release to a financial news service.
Conditions to this Exchange Offer
Notwithstanding any other provision of the exchange offer to the contrary, we will not accept for exchange, or exchange any New Senior Notes for, any Old Convertible Notes, and we will terminate this exchange offer as provided in this prospectus before accepting any Old Convertible Notes for exchange if any of the following conditions have not been met, on or prior to the expiration of the exchange offer:

•
the registration statement of which this prospectus forms a part shall have become effective and no stop order suspending the effectiveness of the registration statement (and no proceeding for that purpose) shall have been instituted, or be pending, by the SEC; and

•	the trustee under the indenture governing the Old Convertible Notes shall have executed and delivered the supplemental indenture giving effect to the Amendments to the Old Convertible Note Indenture;

•	the indenture governing the New Senior Notes shall have been qualified under the Trust Indenture Act of 1939, as amended; and

•
no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated, enforced by or otherwise be in effect as the result of an act by any court or governmental authority, that prohibits the consummation of the exchange offer on, or consistent with, the terms and conditions set forth in this prospectus and of each of the Exchange and Consent Agreements, and such condition remains in effect.

Furthermore, we will not be required to accept for exchange, or exchange any New Senior Notes for, any Old Convertible Notes unless on or prior to the expiration of the exchange offer:

•
we have received consents to make the Amendments, which have not been revoked, by the holders of at least 66 2/3% in principal amount of outstanding Old Convertible Notes not held by our affiliates (the "Minimum Consent Condition");

•	at least 82.5% of the outstanding principal amount of Old Convertible Notes have been validly tendered and not properly withdrawn (the "Minimum Tender Condition"); and

•
the Revolving Facility Agent has consented to the amendments to the Intercreditor Agreement to increase the ABL Cap Amount, to enable to the New Senior Notes and related guarantees to have valid liens and perfected security interests on the collateral as described elsewhere herein, and to effect the Collateral Release.

We expressly reserve the right, at any time or at various times on or prior to the scheduled expiration date of the exchange offer, to extend the period of time during which this exchange offer is open (subject to the terms and conditions of the Exchange and Consent Agreements). This may include, without limitation, altering or waiving the Minimum Tender Condition. Consequently, we may delay acceptance of any Old Convertible Notes by giving oral or written notice of such extension of the expiration date to the registered holders of the Old Convertible Notes in accordance with the notice procedures described in the following paragraph. During any such extensions, all Old Convertible Notes previously tendered will remain subject to this exchange offer, and we may accept them for exchange unless they have been previously withdrawn. We will return any Old Convertible Notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of this exchange offer.
We expressly reserve the right, subject to the terms and conditions of the Exchange and Consent Agreements, to amend or terminate this exchange offer on or prior to the scheduled expiration date of the exchange offer, and to reject for exchange any Old Convertible Notes not previously accepted for exchange, if any of the conditions of this exchange offer specified above are not satisfied, including the Minimum Tender Condition or the Minimum Consent Condition. We will give oral or written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the Old Convertible Notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.
Subject to the terms and conditions of the Exchange and Consent Agreements, we may assert these conditions regardless of the circumstances that may give rise to them, or waive them in whole or in part at any time or at various times except as to the requirements that (i) the registration statement of which this prospectus forms a part be declared effective and no stop order suspending the effectiveness of the registration statement and no proceedings for that purposes shall have been instituted or pending and (ii) the indenture relating to the New Senior Notes be qualified under the Trust Indenture Act of 1939, as amended. If we waive any of the other conditions to the exchange offer, such waiver will apply equally to all holders of the Old Convertible Notes tendered in the exchange offer. If we fail to exercise any of the foregoing rights, that failure in itself will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times except that all conditions to this exchange offer, other than those described in the first sentence of this section, must be satisfied or waived by us at or before the expiration of this exchange offer. There are no dissenters’ rights of appraisal under Delaware law applicable to this exchange offer.
Procedures for Tendering and Delivering Consents
Only a holder of Old Convertible Notes may tender such Old Convertible Notes in this exchange offer. To tender in this exchange offer and give your consent to the Amendments, a holder must:

•
complete, sign and date the letter of transmittal & consent, or a facsimile of the letter of transmittal & consent; have the signature on the letter of transmittal & consent guaranteed if the letter of transmittal & consent so requires; and mail or deliver such letter of transmittal & consent or facsimile to the exchange and information agent prior to the expiration date; or

•	comply with DTC's Automated Tender Offer Program procedures described below.
In addition, either:

•	the exchange and information agent must receive Old Convertible Notes along with the letter of transmittal & consent; or

•
the exchange and information agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such Old Convertible Notes into the exchange and information agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message.

We are not providing for procedures for tenders of Old Convertible Notes to be made by guaranteed delivery. Accordingly, you must allow sufficient time for the necessary tender procedures to be completed during normal business hours on or prior to the expiration date. If you hold your Old Convertible Notes through a broker, dealer, commercial bank, trust company or other nominee, you should keep in mind that such entity may require you to take action with respect to the exchange offer a number of days before the expiration date in order for such entity to tender Old Convertible Notes on your behalf on or prior to the expiration date. Tenders not completed prior to 5:00 pm, New York City time, at the end of the expiration date will be disregarded and of no effect.
To be tendered effectively, the exchange and information agent must receive any physical delivery of the letter of transmittal & consent and other required documents at the address set forth below under “—Exchange and Information Agent” prior to the expiration date.
The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal & consent.
The method of delivery of Old Convertible Notes, the letter of transmittal & consent and all other required documents to the exchange and information agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange and information agent before the expiration date. Holders should not send us the letter of transmittal & consent or Old Convertible Notes. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.
Any beneficial owner whose Old Convertible Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owners' behalf. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal & consent and delivering its Old Convertible Notes, either:

•	make appropriate arrangements to register ownership of the Old Convertible Notes in such owner's name; or

•	obtain a properly completed bond power from the registered holder of Old Convertible Notes.
The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.
Signatures on a letter of transmittal & consent or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the Old Convertible Notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal & consent; or

•	for the account of an eligible institution.
If the letter of transmittal & consent is signed by a person other than the registered holder of any Old Convertible Notes listed on the Old Convertible Notes, such Old Convertible Notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the Old Convertible Notes and an eligible institution must guarantee the signature on the bond power.
If the letter of transmittal & consent or any Old Convertible Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal & consent.
 The exchange and information agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use ATOP to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal & consent and delivering it to the exchange and information agent, transmit their acceptance of this exchange offer electronically. They may do so by causing DTC to transfer the Old Convertible Notes to the exchange and information agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange and information agent. The term “agent's message” means a message transmitted by DTC, received by the exchange and information agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that it is tendering Old Convertible Notes that are the subject of such book-entry confirmation;

•	such participant has received and agrees to be bound by the terms of the letter of transmittal & consent; and

•	the agreement may be enforced against such participant.

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Convertible Notes and withdrawal of tendered Old Convertible Notes. Our determination will be final and binding. We reserve the absolute right to reject any Old Convertible Notes not properly tendered or any Old Convertible Notes the acceptance of which would, in the opinion of our outside counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Old Convertible Notes. Our interpretation of the terms and conditions of this exchange offer (including the instructions in the letter of transmittal & consent) will be final and binding on all parties, subject to any rights of the signatories to the Exchange and Support Agreements pursuant to the terms thereof. Unless waived, any defects or irregularities in connection with tenders of Old Convertible Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Old Convertible Notes, neither we, the exchange and information agent nor any other person will incur any liability for failure to give such notification. Tenders of Old Convertible Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Old Convertible Notes received by the exchange and information agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange and information agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal & consent, promptly following the expiration date.
Book-Entry Transfer
The exchange and information agent will make a request to establish an account with respect to the Old Convertible Notes at DTC for purposes of this exchange offer promptly after the date of this prospectus; and any financial institution participating in DTC's system may make book-entry delivery of Old Convertible Notes by causing DTC to transfer such Old Convertible Notes into the exchange and information agent's account at DTC in accordance with DTC's procedures for transfer.
Withdrawal of Tenders and Revocation of Consent
Except as otherwise provided in this prospectus, holders of Old Convertible Notes may withdraw their tenders at any time prior to the expiration date. The valid withdrawal of Old Convertible Notes will be deemed to be a concurrent revocation of the consent to the Amendments. Holders of Old Convertible Notes may only revoke their consent by validly withdrawing the related Old Convertible Notes prior to the expiration date.
For a withdrawal to be effective:

•
the exchange and information agent must receive a written notice, which notice may be by telegram, telex, facsimile transmission or letter of withdrawal at one of the addresses set forth below under “—Exchange and Information Agent,” or

•	holders must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.
Any such notice of withdrawal must:

•	specify the name of the person who tendered the Old Convertible Notes to be withdrawn;

•	identify the Old Convertible Notes to be withdrawn, including the principal amount of such Old Convertible Notes; and

•	where certificates for Old Convertible Notes have been transmitted, specify the name in which such Old Convertible Notes were registered, if different from that of the withdrawing holder.
If certificates for Old Convertible Notes have been delivered or otherwise identified to the exchange and information agent, then, prior to the release of such certificates, the withdrawing holder must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution.
If Old Convertible Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Convertible Notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices, and our determination shall be final and binding on all parties. We will deem any Old Convertible Notes so withdrawn not to have been validly tendered for exchange for purposes of this exchange offer. Any Old Convertible Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of Old Convertible Notes tendered by book-entry transfer into the exchange and information agent’s account at DTC according to the procedures described above, such Old Convertible Notes will be credited to an account maintained with DTC for Old Convertible Notes) as soon as practicable after withdrawal, rejection of tender or termination of this exchange offer. Properly withdrawn Old Convertible Notes may be retendered by following one of the procedures described under “—Procedures for Tendering and Delivering Consents” above at any time on or prior to the expiration date.

Exchange and Information Agent
Global Bondholder Services Corporation has been appointed as exchange and information agent and information agent for this exchange offer. It will assist with the mailing of this prospectus and solicitation statement and related materials to holders of Old Convertible Notes, respond to inquiries of and provide information to holders of Old Convertible Notes in connection with the exchange offer and consent solicitation and provide other similar advisory services as we may request from time to time. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal & consent as follows:

Global Bondholder Services Corporation
65 Broadway - Suite 404
New York, New York 10006
Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774
Toll free: (866) 924-2200
Facsimile (for eligible institutions only): (212) 430-3775/3779
Delivery of the letter of transmittal & consent to an address other than as set forth above or transmission via facsimile other than as set forth above does not constitute a valid delivery of such letter of transmittal & consent.
Exchange and Consent Agreements
In connection with the exchange offer, we have negotiated and entered into separate exchange and consent agreements, dated as of December 20, 2012 (the "Exchange and Consent Agreements"), with (1) affiliates of Whippoorwill Associates, Inc. and (2) affiliates of Monarch Alternative Capital LP who, as of the date hereof, hold approximately $22,717,000 and $11,975,000, respectively (or 41.3% and 21.8%, respectively) of the outstanding Old Convertible Notes in the aggregate. Pursuant to the Exchange and Consent Agreements, such security holders have agreed to tender all of their Old Convertible Notes in the exchange offer and consent to the Amendments. Pursuant to the terms of the Exchange and Consent Agreements, the exchange offer must be consummated prior to April 10, 2013.
We have agreed to reimburse the legal fees of counsel retained to represent, severally and not jointly, holders of Old Convertible Notes that have executed Exchange and Consent Agreements in connection with the entering into of such agreements. We have arranged for such counsel, subject to conflicts and other customary considerations, to upon request represent, severally and not jointly, any other holders of Old Convertible Notes who request such representation in connection with the exchange offer, and we have agreed to reimburse the legal fees of such counsel in connection with any such representation.
The foregoing description is not complete and is qualified in its entirety by a reference to the complete text of the Exchange and Consent Agreements, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.
Fees and Expenses
We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.
We have not retained any dealer-manager in connection with this exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of this exchange offer. We will, however, pay the exchange and information agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. Furthermore, Houlihan Lokey, Inc. ("Houlihan") was retained by and has acted as a financial adviser to the Company, was in involved in discussions with the holders of Old Convertible Notes with respect to the Exchange and Consent Agreements and will be involved with discussions with investors regarding the exchange offer. We have agreed to pay Houlihan reasonable and customary fees (including a success fee), reimburse Houlihan for its reasonable out-of-pocket expenses and to indemnify Houlihan.
Our expenses in connection with this exchange offer include:

•	SEC registration fees;

•	fees and expenses of the Trustee;

•	fees and expenses of exchange and information agent;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes
We will pay all transfer taxes, if any, applicable to the exchange of Old Convertible Notes under this exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•
certificates representing Old Convertible Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Old Convertible Notes tendered;

•	tendered Old Convertible Notes are registered in the name of any person other than the person signing the letter of transmittal & consent; or

•	a transfer tax is imposed for any reason other than the exchange of Old Convertible Notes under this exchange offer.
If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal & consent, the amount of such transfer taxes will be billed to that tendering holder.
Holders who tender their Old Convertible Notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register New Senior Notes in the name of, or request that Old Convertible Notes not tendered or not accepted in this exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.
Consequences of Failure to Exchange
Consummation of the exchange offer and consent solicitation may have adverse consequences to holders of Old Convertible Notes who elect not to participate in the exchange offer and therefore hold Amended Convertible Notes. In particular, the trading market for the Amended Convertible Notes could become more limited than the existing trading market for the Old Convertible Notes and could cease to exist altogether due to the reduction in the amount of the Old Convertible Notes outstanding upon consummation of the exchange offer. A more limited trading market might adversely affect both the value of the Amended Convertible Notes and the ability of the holders of the Amended Convertible Notes to sell the Amended Convertible Notes.
The Amendments would eliminate substantially all of the restrictive covenants contained in the Old Convertible Note Indenture and certain events of default and provide for a release of all of the liens on the collateral securing the Old Convertible Notes and the related guarantees under the Old Convertible Note Indenture and the Old Convertible Note Security Documents. As a result, if the Amendments become effective, holders of Amended Convertible Notes will not be entitled to the benefit of those covenants, liens, events of default and other provisions. The elimination or modification of these provisions will permit us to take certain actions previously prohibited without needing to obtain the consent of any holder of the Amended Convertible Notes. Those actions could increase the credit risks associated with us, as well as adversely affect the market price of the Amended Convertible Notes that remain outstanding.
See “Risk Factors — Risks Related to the Exchange Offer and Consent Solicitation.”
Accounting Treatment
We will record the New Senior Notes in our accounting records at their face value of $69,300,000. The Old Convertible Notes are recorded at a discount in our accounting records due to the embedded derivative that was bifurcated and separately valued on the balance sheet. Accordingly, we will recognize a gain or loss for accounting purposes in connection with this exchange offer to the extent the discounted amount of the Old Convertible Notes combined with the value of the embedded derivative is greater or less than the face value of the New Senior Notes at the time of the exchange. We will capitalize the expenses of this exchange offer as deferred financing costs and expense these costs over the life of the New Senior Notes.
Other
From time to time, we may in the future seek to acquire untendered Amended Convertible Notes in the open market or privately negotiated transactions, for cash or other consideration, through subsequent exchange offers or otherwise, on terms that may be more or less favorable than the terms of the exchange offer, but we will have no obligation to do so, and our right to do so may be limited by the terms and conditions of our Revolving Facility, the Indenture and other documents.

COMPARISON OF RIGHTS AMONG OLD CONVERTIBLE NOTES, AMENDED CONVERTIBLE NOTES AND NEW SENIOR NOTES

The following is a description of the material differences among the rights of holders of the Old Convertible Notes, the Amended Convertible Notes and the New Senior Notes. Since this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this entire prospectus, and the full text of the documents referred to herein and filed as exhibits to or incorporated by reference in the registration statement, of which this prospectus forms a part, for a more complete understanding of the differences among being a holder of Old Convertible Notes, being a holder of Amended Convertible Notes and being a holder of New Senior Notes.
Amount and Interest
Old Convertible Notes: An aggregate principal amount of $55,000,000 of the Old Convertible Notes is issued, having an interest rate of 9.5% payable quarterly on March 1, June 1, September 1, and December 1.
Amended Convertible Notes: The aggregate principal amount of Amended Convertible Notes will be equal to the aggregate principal amount of Old Convertible Notes, $55,000,000, minus the aggregate principal amount of Old Convertible Notes exchanged for New Senior Notes. If the Minimum Tender Condition is satisfied, the aggregate principal amount of Amended Convertible Notes will be equal to or less than $9,625,000.  If all Old Convertible Notes are exchanged for New Senior Notes, there will be no Amended Convertible Notes. The Amended Convertible Notes will have an interest rate of 9.5% payable quarterly on March 1, June 1, September 1 and December 1, commencing on June 1, 2013.
New Senior Notes: An aggregate principal amount of up to $69,300,000 of the New Senior Notes is being issued, having an interest rate of 9.5% payable semi-annually on April 1 and October 1, commencing on April 1, 2013.
Maturity Date
Old Convertible Notes: The Old Convertible Notes will mature and become payable in full on August 31, 2015.
Amended Convertible Notes: The Amended Convertible Notes will mature and become payable in full on August 31, 2015.
New Senior Notes: The New Senior Notes will mature and become payable in full on October 1, 2015.
Collateral
Old Convertible Notes: The Old Convertible Notes and related guarantees are currently secured by first-priority liens on certain of the property and assets directly owned by us and each of the guarantors, including material owned real property, fixtures, intellectual property, capital stock of subsidiaries and certain equipment, subject to permitted liens (including a second-priority lien pursuant to the Revolving Facility) with certain exceptions and by a second-priority lien on the assets of the Company and the guarantors securing the obligations under the Revolving Facility on a first-priority basis, including, inventory (including as-extracted collateral), accounts, certain specified mixer trucks, chattel paper, general intangibles (other than collateral securing the Old Convertible Notes on a first-priority basis), instruments, documents, cash, deposit accounts, securities accounts, commodities accounts, letter of credit rights and all supporting obligations and related books and records and all proceeds and products of the foregoing, subject to permitted liens and certain exceptions. The ABL Cap Amount under the existing Intercreditor Agreement is $80.0 million.
Amended Convertible Notes: The Amended Convertible Notes will be unsecured.
New Senior Notes: Holders of the New Senior Notes will have the same collateral rights as holders of the Old Convertible Notes. The ABL Cap Amount under the Intercreditor Agreement, after giving effect to the Amendments, will be $102.5 million (plus an additional $10.25 million that may be used solely in a limited circumstance). Accordingly, in certain circumstances, a larger amount of Revolving Facility Obligations will be entitled to the benefit of a first-priority lien in the collateral that will secure the Revolving Facility Obligations and the New Senior Notes than the amount of Revolving Facility Obligations that are currently entitled to the benefit of a first-priority lien in such collateral.
Conversion Rights
Old Convertible Notes: Each $1,000 principal amount of Old Convertible Notes is convertible into 95.23809524 shares of Common Stock, subject to adjustment as set forth in the Old Convertible Notes Indenture.

Amended Convertible Notes: Each $1,000 principal amount of Amended Convertible Notes is convertible into 95.23809524 shares of Common Stock, subject to adjustment as set forth in the Old Convertible Notes Indenture, as amended by the Amendments.
New Senior Notes: The New Senior Notes will not be convertible.
Optional Redemption
Old Convertible Notes: Except following a Conversion Event (as defined in the Old Convertible Notes Indenture), the Issuer may not redeem the Old Convertible Notes.
Amended Convertible Notes: Except following a Conversion Event (as defined in the Old Convertible Notes Indenture, as amended by the Amendments), the Issuer may not redeem the Amended Convertible Notes.
New Senior Notes: At any time, the Issuer may redeem all or any portion of the then outstanding New Senior Notes at the following percentages of the principal amount, plus interest:
Until December 31, 2013: 100%
January 1, 2014 - December 31, 2014: 102%
January 1, 2015 - October 1, 2015 (the Maturity Date): 103%
Holder's Put Right Upon a Change of Control
Old Convertible Notes: If a Fundamental Change of Control (as defined in the Old Convertible Note Indenture) occurs, each holder of Old Convertible Notes may require the Company to purchase all of such holder's Old Convertible Notes at a purchase price equal to 100% of the principal amount thereof together with any accrued and unpaid interest thereon.
Amended Convertible Notes: If a Fundamental Change of Control (as defined in the Old Convertible Note Indenture, as amended by the Amendments) occurs, each holder of Amended Convertible Notes may require the Company to purchase all of such holder's Amended Convertible Notes at a purchase price equal to 100% of the principal amount thereof together with any accrued and unpaid interest thereon.
New Senior Notes: Holders of New Senior Notes will have a similar put right to that of the holders of Old Convertible Notes. However, for holders of New Senior Notes, the put right will vest on a Change of Control (as defined in the Indenture), which, in addition to the events that would result in a Fundamental Change of Control, will include a merger or consolidation in which 90% or more of the consideration consists of common stock of a company registered on a national exchange, regardless of whether the market capitalization of the acquiror is greater than that of the Company when the merger or consolidation is publicly announced.

Geographical Restrictions on Investments and Asset Acquisitions

Old Convertible Notes: The Old Convertible Note Indenture does not contain covenants directly restricting the ability of the Company to make investments or asset acquisitions that are based on the geographical location of the target or its operations.
Amended Convertible Notes: The Old Convertible Note Indenture, as amended by the Amendments, does not contain covenants directly restricting the ability of the Company to make investments or asset acquisitions that are based on the geographical location of the target or its operations.
New Senior Notes: The Indenture will limit the ability of the Company to use the proceeds of Revolving Facility loans to finance new investments or asset acquisitions that are outside of California, Texas, Oklahoma, New York, New Jersey, Pennsylvania, Maryland, Virginia and the District of Columbia.

MARKET FOR OUR COMMON EQUITY

The principal market for the trading of shares of our common stock is the NASDAQ Capital Market under the symbol “USCR”. The closing price for our common stock on the NASDAQ on February 1, 2013 was $11.95 per share. The following table sets forth, for the periods indicated, the range of high and low sales prices for our common stock:

	2012		2011
	High	Low	High	Low
First Quarter	$5.11	$3.25	$12.03	$7.75
Second Quarter	$6.18	$4.45	$9.79	$8.04
Third Quarter	$7.81	$4.94	$8.85	$4.00
Fourth Quarter	$9.16	$6.05	$4.50	$1.90

As of January 14, 2013, shares of our Common Stock were held by approximately 1,700 stockholders of record. The number of record holders does not necessarily bear any relationship to the number of beneficial owners of our Common Stock.

We have not paid or declared any dividends since our formation and currently do not intend to pay dividends in 2013. Additional information concerning restrictions on our payment of cash dividends may be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2011, as amended by our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2013, and Note 10 to our Audited Financial Statements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Warrants

On August 31, 2010 (the "Effective Date"), we issued warrants to acquire Common Stock (the “New Warrants”) in two tranches: Class A Warrants and Class B Warrants. The New Warrants were issued to holders of our common stock that was canceled as a result of our Plan of Reorganization (the “Old Common Stock”) pro rata based on a holder’s stock ownership as of the Effective Date.

In connection with the issuance of the Class A Warrants, we entered into a Class A Warrant Agreement (the “Class A Warrant Agreement”) with American Stock Transfer & Trust Company, LLC, as warrant agent. Subject to the terms of the Class A Warrant Agreement, holders of Class A Warrants are entitled to purchase shares of Common Stock at an exercise price of $22.69 per share. In connection with the issuance of the Class B Warrants, the Company entered into a Class B Warrant Agreement (the “Class B Warrant Agreement” and, together with the Class A Warrant Agreement, the “Warrant Agreements”) with American Stock Transfer & Trust Company, as warrant agent. Subject to the terms of the Class B Warrant Agreement, holders of Class B Warrants are entitled to purchase shares of Common Stock at an exercise price of $26.68 per share. Subject to the terms of the Warrant Agreements, both classes of New Warrants have a seven-year term and will expire on the seventh anniversary of the Effective Date. The New Warrants may be exercised for cash or on a net issuance basis.

If, at any time before the expiration date of the New Warrants, we pay or declare a dividend or make a distribution on the Common Stock payable in shares of our capital stock, or make subdivisions or combinations of our outstanding shares of Common Stock into a greater or lesser number of shares or issue any shares of our capital stock by reclassification of Common Stock, then the exercise price and number of shares issuable upon exercise of the New Warrants will be adjusted so that the holders of the New Warrants will be entitled to receive the aggregate number and kind of shares that they would have received as a result of the event if their New Warrants had been exercised immediately before the event. In addition, if we distribute to holders of the Common Stock an Extraordinary Distribution (defined in each Warrant Agreement to include assets, securities or warrants to purchase securities), then the exercise price of the New Warrants will be decreased by the amount of cash and/or the fair market value of any securities or assets paid or distributed on each share of Common Stock; however, no adjustment to the exercise price will be made if, at the time of an Extraordinary Distribution, we make the same distribution to holders of New Warrants as we make to holders of Common Stock pro rata based on the number of shares of Common Stock for which the New Warrants are exercisable.

The foregoing description is not complete and is qualified in its entirety by a reference to the complete text of the Warrant Agreements, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Registration Rights Agreement

In connection with the issuance of the Old Convertible Notes, we entered into a registration rights agreement, dated August 31, 2010 (the “Registration Rights Agreement”), under which we agreed, pursuant to the terms and conditions set forth therein, to register the Old Convertible Notes and the Common Stock into which the Old Convertible Notes convert. Under the Registration Rights Agreement, we were required to use commercially reasonable efforts to file a registration statement covering the resale by the Electing Holders (as defined in the Registration Rights Agreement) of Old Convertible Notes that are Registrable Securities (as defined in the Registration Rights Agreement) by the first business day following the date that was 366 days following the Effective Date. We were also required to file a registration statement covering the resale of shares of Common Stock that constitute Registrable Securities by the Electing Holders, on a delayed or continuous basis, within 180 days of the date on which the Old Convertible Notes were initially issued. We have filed a registration statement covering the resale of shares of Common Stock that constitute registrable securities for the electing holders as described above, and it was declared effective by the SEC on April 8, 2011. We also filed a registration statement covering the resale of the Old Convertible Notes that constitute registrable securities for affiliates of Whippoorwill Associates, Inc. as described above, and it was declared effective by the SEC on October 26, 2011.

The foregoing description is not complete and is qualified in its entirety by a reference to the complete text of the Registration Rights Agreement, copy of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

DESCRIPTION OF CAPITAL STOCK
On August 31, 2010 (the “Bankruptcy Date”), we and certain of our subsidiaries (collectively, the “Debtors”) consummated the transactions contemplated by the Debtors’ Plan (the "Plan"), pursuant to Chapter 11 of Title 11 of the United States Code, dated July 27, 2010, as confirmed by the Confirmation Order of the Bankruptcy Court entered on July 29, 2010, and emerged from Chapter 11 in accordance with the Plan.
On the Bankruptcy Date, the Old Common Stock was canceled pursuant to the Plan. On the Bankruptcy Date, the Company issued an aggregate of approximately 11.9 million shares of Common Stock, pursuant to the Plan. In connection with the Plan, the Company adopted an Amended and Restated Certificate of Incorporation (the “Certificate”) and the Third Amended and Restated By-Laws (the “By-laws”), effective as of the Bankruptcy Date.
Set forth below is a description of the Common Stock and other relevant provisions of the Certificate and By-laws. This description of our capital stock is only a summary and is qualified by applicable law and by the provisions of our Certificate and By-laws, copies of which are available as set forth under “Where You Can Find More Information.”
Common Stock
The Certificate authorizes the issuance of 100,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). All of the Common Stock issued under the Plan is fully paid and non-assessable.
Each share of Common Stock (1) has one vote on all matters voted upon by the stockholders of the Company; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, are not entitled to vote on any amendment to the Certificate (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate (including any certificate of designations relating to any series of Preferred Stock), (2) affords no cumulative voting or preemptive rights and (3) is not convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund.
Holders of Common Stock are entitled to dividends in such amounts and at such times as our Board in its discretion may declare out of funds legally available therefor, subject to the preferences that may apply to any shares of preferred stock outstanding at the time.
Preferred Stock
Pursuant to the Certificate, we are authorized to issue “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by the Board. The Board, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences and restrictions applicable to each series of the Preferred Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power of the holders of the Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for the Common Stock at a premium or otherwise affect the market price of the Common Stock.
Anti-takeover Effects of the Certificate and the Bylaws
Some provisions of the Certificate and the Bylaws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.
These provisions include:
Board vacancies
The Certificate authorizes the Board to fill vacant directorships or increase the size of the Board, which may deter a stockholder from removing incumbent directors and simultaneously gaining control of the Board by filling the vacancies created by this removal with its own nominees.
Cumulative voting
The Certificate does not grant our stockholders the right to cumulative voting in the election of directors. As a result, stockholders may not aggregate their votes for a single director.
Special meeting of stockholders
The Certificate provides that special meetings of our stockholders may be only be called by the Chairman of the Board or by the Board pursuant to a resolution a majority of the Board approves by an affirmative vote.

Authorized but unissued shares
Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of a majority of the Common Stock by means of a proxy contest, tender offer, merger or otherwise.
Section 203 of Delaware General Corporation Law
As of the Bankruptcy Date, we were not subject to Section 203 of the Delaware General Corporation Law (as amended, the “DGCL”) because we did not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders and we had not elected by a provision in our original Certificate or any amendment thereto to be governed by Section 203 of the DGCL. Upon the listing of our Common Stock on the Nasdaq on February 1, 2011, we became subject to Section 203 of the DGCL, except that the restrictions contained in Section 203 of the DGCL do not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that our Common Stock was listed on the Nasdaq.
Transfer Agent
American Stock Transfer & Trust Company, LLC is the transfer agent for the Common Stock.
Indemnification of Directors and Officers
The Bylaws provide that each person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, is indemnified and held harmless, to the fullest extent permitted by applicable law, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.
The rights conferred in the Bylaws includes the right to have the Company pay the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the indemnitee to repay all amounts advanced if it should be ultimately determined that such indemnitee is not entitled to be indemnified under the Bylaws or otherwise.
The Certificate provides that no director of the Company shall be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, subject to certain exceptions.

DESCRIPTION OF OTHER INDEBTEDNESS

Revolving Facility

On August 31, 2012, we and certain of our subsidiaries party thereto as “Borrowers” and certain of our subsidiaries party thereto as “Guarantors” entered into a Loan and Security Agreement with Bank of America, N.A. as Agent and Sole Lead Arranger and certain financial institutions party thereto as “Lenders.” The key terms of the Revolving Facility are described below. Such description is not complete and is qualified in its entirety by reference to the complete text of the Revolving Facility, a copy of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part and which is available upon request as described under the caption “Where You Can Find More Information.”

The Revolving Facility provides for a revolving credit facility with $80.0 million of Lender commitments. The Company’s actual maximum credit availability under the Revolving Facility varies from time to time and is determined by calculating a borrowing base, which is based on the value of the eligible accounts receivable, inventory and vehicles of the Company and the other co-borrowers, minus reserves imposed by the Lenders and other adjustments, all as specified in the Revolving Facility. The Revolving Facility also contains a provision for up to $8.0 million of overadvances and involuntary protective advances by Lenders. The Revolving Facility provides for swingline loans, up to a $10.0 million sublimit, and letters of credit, up to a $30.0 million sublimit. The Revolving Facility also includes an uncommitted accordion feature of up to $45.0 million in the aggregate allowing for future incremental borrowings, subject to certain conditions. As of September 30, 2012, the Company had $9.1 million in borrowings outstanding under the revolving credit facility. Proceeds from advances under the Revolving Facility may also be used to finance working capital, permitted acquisitions, and for other lawful corporate purposes.

Following the closing of the exchange offer and the consummation of the Amendments, we will seek to exercise the accordion feature of the Revolving Facility to increase the commitments under the Revolving Facility. We anticipate that the lenders under the Revolving Facility will increase their commitments from $80.0 million to an amount not to exceed $102.5 million, and may increase the provision for overadvances and involuntary protective advances. After giving effect to the Amendments, the ABL Cap Amount will be $102.5 million (plus an additional $10.25 million that may be used solely in a limited circumstance and may not be used for overadvances or involuntary protective advances).

The loans under the Revolving Facility are scheduled to mature on July 1, 2015. The Revolving Facility is secured by liens on substantially all assets owned by the Company and its subsidiaries. Some of the liens securing the Revolving Facility are first-priority liens, including those on inventory (including as-extracted collateral), accounts, certain specified mixer trucks, chattel paper, general intangibles (other than collateral that will secure the New Senior Notes on a first-priority basis), instruments, documents, cash, deposit accounts, securities accounts, commodities accounts, letter of credit rights and all supporting obligations and related books and records and all proceeds and products of the foregoing, subject to permitted liens and certain exceptions, and others are second-priority liens on assets owned by the Company and its subsidiaries currently securing the Old Convertible Notes on a first-priority basis, including material owned real property, fixtures, intellectual property, capital stock of subsidiaries and certain equipment, subject to permitted liens and certain exceptions.

Interest Rates and Fees

Advances under the Revolving Facility are in the form of either base rate loans or “LIBOR Loans” denominated in U.S. dollars. The interest rate for base rate loans denominated in U.S. dollars fluctuates and is equal to the greatest of (a) Bank of America’s prime rate; (b) the Federal funds rate, plus 0.50%; and (c) the rate per annum for a 30-day interest period equal to the British Bankers Association LIBOR Rate, as published by Reuters at approximately 11:00 a.m. (London time) two business days prior (“LIBOR”), plus 1.0%; in each case plus 1.50%. The interest rate for LIBOR Loans denominated in U.S. dollars is equal to the LIBOR rate per annum for the applicable interest period plus 2.75%. Among other fees, we pay a commitment fee of 0.375% per annum (due monthly) on the aggregate unused revolving commitments under the Revolving Facility. We also pay fees with respect to any letters of credit issued under the Revolving Facility.

Covenants and Events of Acceleration

The Revolving Facility contains usual and customary negative covenants for transactions of this type, including, but not limited to, restrictions on our ability, and in certain instances, our subsidiaries’ ability, to consolidate or merge; substantially change the nature of its business; sell, lease or otherwise transfer any of its assets; create or incur indebtedness; create liens; pay dividends; and make investments or acquisitions. The negative covenants are subject to certain exceptions as specified in the Revolving Facility. The Revolving Facility also requires us, upon the occurrence of certain events, to maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 for each period of twelve calendar months, as determined in accordance with the Revolving Facility.

The Revolving Facility also includes customary events of default, including, among other things, payment default, covenant default, breach of representation or warranty, bankruptcy, cross-default, material ERISA events, a change of control of the Company, material money judgments and failure to maintain subsidiary guarantees.

The Old Convertible Notes

On August 31, 2010, the Company issued $55.0 million aggregate principal amount of the Old Convertible Notes pursuant to a subscription offering contemplated by that certain Joint Plan of Reorganization, pursuant to Chapter 11 of the Bankruptcy Code, which was originally filed with the Bankruptcy Court on the Petition Date and supplemented by the Supplement to that certain Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code filed with the Bankruptcy Court on July 19, 2010 and July 22, 2010, and amended on July 27, 2010, relating to the Company and certain of its subsidiaries. The Old Convertible Notes are governed by the Old Convertible Note Indenture.
If the Amendments are approved and effected, they will be binding on all holders of Old Convertible Notes, including those who do not give their consent to the Amendments and do not tender their Old Convertible Notes in the exchange offer, and therefore hold Amended Convertible Notes. If for any reason the exchange offer with respect to the Old Convertible Notes is not completed, the Amendments will not become effective and the Old Convertible Notes and related guarantees will continue to be subject to the same terms and conditions, and be secured by the same collateral, as before the exchange offer was made. A more detailed description of the Amendments and of the Amended Convertible Notes can be found under the captions "The Exchange Offer and Consent Solicitation—Amendments" and "Description of the Old Convertible Notes, as amended by the Amendments," respectively.

Intercreditor Agreement

On August 31, 2010, we and certain of our subsidiaries party thereto as guarantors entered into the Intercreditor Agreement dated as of August 31, 2010 among JPMorgan Chase Bank, N.A., as predecessor in interest to Bank of America, N.A., U.S. Bank National Association as trustee and as noteholder collateral agent, the Company and each guarantor (as it may be amended, amended and restated, modified, supplemented, extended, renewed or replaced from time to time the "Intercreditor Agreement"). The Intercreditor Agreement sets forth the terms of the relationship between the Lenders under the Revolving Facility and the holders of the Old Convertible Notes, as described in more detail in the section titled “Description of the Notes.”

In addition, the Amendments, if and when given effect, will include amendments to the Intercreditor Agreement to increase the “ABL Cap Amount” (as defined therein) from $80.0 million to $102.5 million (plus an additional $10.25 million that may be used solely in a limited circumstance), to reflect the release of collateral securing the Old Convertible Notes, and to provide for the liens that formerly secured the Old Convertible Notes to instead secure the New Senior Notes.

DESCRIPTION OF THE NOTES

U.S. Concrete, Inc. (the “Issuer”) will issue up to $69,300,000 aggregate principal amount of 9.5% Senior Secured Notes due 2015 (the “Senior Notes”) under an indenture (the “Indenture”) among itself, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”) and as noteholder collateral agent (together with any successor thereto in such capacity, the “Noteholder Collateral Agent”). The terms of the Senior Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).
The following description is a summary of the material provisions of the Senior Notes, the Indenture, the Intercreditor Agreement and the Security Documents and does not purport to be complete. This summary is subject to the detailed provisions of, and is qualified in its entirety by reference to, the Senior Notes, the Indenture, the Intercreditor Agreement and the Security Documents, including the definitions of certain terms used in the Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Senior Notes. You may request a copy of the Senior Notes, the Indenture, the Intercreditor Agreement and the Security Documents from us as described under “Where You Can Find More Information” and “Incorporation by Reference.”
For purposes of this description, references to the “Issuer,” “we,” “our” and “us” refer only to U.S. Concrete, Inc., a Delaware corporation, and not to its subsidiaries. You can find definitions of certain terms used in this description under the heading “—Certain Definitions.”
General
The Notes
The Senior Notes will:

•	be the Issuer’s senior secured obligations;

•	rank senior in right of payment to any of the Issuer’s Subordinated Indebtedness;

•	rank equally in right of payment with all of the Issuer’s existing and future senior Indebtedness;

•	be effectively subordinated to all of the Issuer’s obligations under the ABL Facility, to the extent of the value of Collateral securing those obligations on a first-priority basis;

•	be effectively senior to all of the Issuer’s obligations under the ABL Facility, to the extent of the value of Collateral securing the Senior Notes on a first-priority basis;

•
be effectively senior to all of the Issuer’s existing and future unsecured obligations, to the extent of the value of the Collateral securing the Senior Notes on a first-priority basis and to the extent of the value of the Collateral securing the Senior Notes on a second-priority basis after payment in full of the ABL Facility obligations that are secured by that Collateral on a first-priority basis; and

•	be structurally subordinated to Indebtedness and other liabilities of any of the Issuer’s future non-guarantor subsidiaries.
The Note Guarantees
The Senior Notes will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest when and as the same shall become due and payable by each of our existing and future direct or indirect domestic Restricted Subsidiaries. On the Issue Date, all of the Issuer’s Subsidiaries will be domestic Restricted Subsidiaries, and none will be Unrestricted Subsidiaries. Under the circumstances described below under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries,” the Issuer is permitted to designate certain of its Restricted Subsidiaries as “Unrestricted Subsidiaries.” The Unrestricted Subsidiaries will not be subject to the restrictive covenants of the Indenture. The Unrestricted Subsidiaries will not guarantee the Senior Notes.

The Note Guarantees will:

•	be the Guarantors’ senior secured obligations;

•	rank senior in right of payment to any of the Guarantors’ Subordinated Indebtedness;

•	rank equally in right of payment with all of the Guarantors’ existing and future senior Indebtedness;

•	be effectively subordinated to all of the Guarantors’ obligations under the ABL Facility, to the extent of the value of Collateral securing those obligations on a first-priority basis;

•	be effectively senior to all of the Guarantors’ obligations under the ABL Facility, to the extent of the value of Collateral securing the Note Guarantees on a first-priority basis;

•
be effectively senior to all of the Guarantors’ existing and future unsecured obligations, to the extent of the value of the Collateral securing the Note Guarantees on a first-priority basis and to the extent of the value of the Collateral securing the Note Guarantees on a second-priority basis after payment in full of the ABL Facility obligations that are secured by that Collateral on a first-priority basis; and

•	be structurally subordinated to Indebtedness and other liabilities of any of the Issuer’s future non-guarantor subsidiaries.
Release of a Guarantor
A Guarantor will be released from its obligations under its Note Guarantee and its obligations under the Indenture:

(i)
in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise; provided, that the Net Available Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including “—Certain Covenants—Limitations on Asset Sales;”

(ii)
in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, if the sale or other disposition does not violate the covenant described in “—Certain Covenants—Limitations on Asset Sales” and the Guarantor ceases to be a Restricted Subsidiary as a result of the sale or other disposition;

(iii)
if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively; or

(iv)
if the Issuer exercises its legal defeasance option or its covenant defeasance option pursuant to “—Legal Defeasance and Covenant Defeasance” or if the Issuer’s obligations under the Indenture are discharged in accordance “—Discharge of Indenture.”

Payment on the Senior Notes; Paying Agent and Registrar; Transfer and Exchange
The Issuer will pay the principal of (and premium, if any) and interest on the Senior Notes in the manner described below. An installment of principal of, or interest on, the Senior Notes will be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.
The Issuer will maintain or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, where (a) Senior Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Senior Notes may, subject to the terms of the Senior Notes, be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Issuer in respect of the Senior Notes and the Indenture may be served. The Issuer may act as Registrar or Paying Agent, except that for the purposes of “—Legal Defeasance and Covenant Defeasance” and “—Discharge of Indenture,” neither the Issuer nor any Affiliate of the Issuer may act as Paying Agent. The Registrar will keep a register of the Senior Notes and of their transfer and exchange and the entries in such register will be conclusive as to the ownership of each of the Senior Notes, absent manifest error. The Issuer, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The

Issuer will initially appoint the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. The Issuer may change any Paying Agent or Registrar without notice to any Holder.
A Holder may transfer or exchange Senior Notes at the office of the Registrar in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed for any registration of transfer or exchange of Senior Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
Without the prior written consent of the Issuer, the Registrar will not be required to register the transfer of or exchange of any Senior Note (i) during a period beginning at the opening of business 15 days before the sending of a notice of redemption of Senior Notes and ending at the Close of Business on the day of such sending, (ii) selected for redemption in whole or in part pursuant to the optional redemption provisions of the Indenture, except the unredeemed portion of any Senior Note being redeemed in part, and (iii) beginning at the opening of business on any Record Date and ending at the Close of Business on the related Interest Payment Date.
Any Holder of a beneficial interest in a global note, by acceptance of such beneficial interest, agrees that transfers of beneficial interests in such global note may be effected only through a book-entry system maintained by the Holder of such global note (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in such global note shall be required to be reflected in a book-entry system.
The registered Holder of a Senior Note may be treated as the owner of it for all purposes.
Maturity; Interest
The Senior Notes will mature on October 1, 2015.
The Senior Notes will bear interest at rate of 9.5% per annum from the Issue Date until maturity. The Issuer will pay interest semi-annually on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), commencing April 1, 2013. Interest on the Senior Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the rate equal to 2% per annum in excess of the then applicable rate on the Senior Notes; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest on the Senior Notes is computed on the basis of a 360-day year of twelve 30-day months.
The Issuer will pay interest on the Senior Notes to the Persons who are registered Holders of Senior Notes at the Close of Business on the March 15 or September 15 next preceding the Interest Payment Date (each a “Record Date”), even if such Senior Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in the Indenture with respect to defaulted interest. The Issuer will pay principal, premium, if any, and interest on the Senior Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal, premium, if any, and interest on the Senior Notes will be payable at the office or agency of the Issuer maintained for such purpose except that, at the option of the Issuer, the payment of interest may be made by check mailed to the Holders of the Senior Notes at their respective addresses set forth in the register of Holders of Senior Notes; provided, that for Holders that have given wire transfer instructions to the Issuer at least three Business Days prior to the applicable payment date, the Issuer will make all payments of principal, premium and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York will be the office of the Trustee maintained for such purpose.
Security
The Senior Notes and the Note Guarantees will be secured by first-priority liens on certain of the property and assets directly owned by the Issuer and each of the Guarantors, including material owned real property, fixtures, intellectual property, capital stock of subsidiaries and certain equipment, subject to permitted liens (including a second-priority lien in favor of the Bank Collateral Agent) and certain exceptions (as described in the Security Documents). Obligations under the ABL Facility and those in respect of hedging and cash management obligations owed to the lenders (and their affiliates) party to the ABL Facility are secured by a second-priority lien on such collateral.
The Senior Notes and the Note Guarantees will also be secured by a second-priority lien on the assets of the Issuer and the Guarantors securing the ABL Obligations (as defined below) on a first-priority basis, including, inventory (including as-extracted collateral), accounts, certain specified mixer trucks, chattel paper, general intangibles (other than collateral that will secure the Senior Notes on a first-priority basis), instruments, documents, cash, deposit accounts, securities accounts, commodities accounts, letter of credit rights and all supporting obligations and related books and records and all proceeds and products of the foregoing, subject to permitted liens and certain exceptions, as described in the Security Documents.
A material portion of the collateral that will secure the Senior Notes will secure the ABL Obligations on a first-priority basis and will secure the Senior Notes on a second-priority basis. The remaining collateral that will secure the Senior Notes (on a first-priority basis) will secure ABL Obligations on a second-priority basis. See “Risk Factors—Risks Related to the New Senior Notes—There may not be sufficient collateral to pay all or any of the New Senior Notes.”
Intercreditor Agreement
On August 31, 2010, the Issuer and the Guarantors entered into the Intercreditor Agreement. The Intercreditor Agreement currently sets forth the terms of the relationship between the holders of the ABL Obligations and the holders of the Convertible Notes. In connection with this offering, the Intercreditor Agreement will be amended (the “Intercreditor Agreement Amendment”) to, among other things, replace all references to the Convertible Notes with references to the Senior Notes. The Intercreditor Agreement Amendment is described below under the caption “—First Amendment to Intercreditor Agreement”. The following paragraphs are a summary of the material provisions of the Intercreditor Agreement, as currently in effect and as it will be amended by the Intercreditor Agreement Amendment in connection with this offering. Unless otherwise provided below, all provisions of the amended Intercreditor Agreement that will apply to the Senior Notes are substantially similar to the provisions of the Intercreditor Agreement as currently in effect that apply to the Convertible Notes. Where appropriate in the context, for purposes of the following description of the Intercreditor Agreement, the term “Intercreditor Agreement” means the Intercreditor Agreement as in effect prior to the effectiveness of the Intercreditor Agreement Amendment.
Restrictions on Claims Subject to Priority Treatment
The Intercreditor Agreement, as amended by the Intercreditor Agreement Amendment, will provide that the holders of the ABL Obligations will be entitled to a first-priority lien (subject to certain exceptions) on the ABL Collateral to secure (a) up to the ABL Cap Amount of the principal amount of revolving loans and letters of credit, less the amount of certain permanent commitment reductions under the ABL Facility as a result of the prepayment of such obligations with the net proceeds from any asset dispositions (for the avoidance of doubt, other than as a result of any replacement, refunding or refinancing of an ABL Obligation (as defined below)), plus (b) interest, indemnities, fees, expenses and other obligations incurred under the ABL Facility and the documents, agreements and instruments governing the ABL Facility (collectively, the “ABL Documents”), plus (c) cash management obligations and obligations in respect of hedging arrangements owed to a lender under the ABL Facility or any affiliate of a lender (collectively, the “ABL Obligations”). The “ABL Cap Amount” is currently $80,000,000, and will be increased by the Intercreditor Agreement Amendment to $102.5 million (plus an additional $10.25 million that may be utilized solely for any future “ABL DIP Financing” as such term is defined in the Intercreditor Agreement). The holders of Senior Notes will be entitled to a first-priority lien (subject to certain exceptions) on the Senior Notes Collateral to secure the principal, interest, indemnities, fees, expenses and other obligations incurred by the Issuer and its subsidiaries under the Senior Note Documents (collectively, the “Senior Notes Obligations”). The holders of the ABL Obligations will also be entitled to a second-priority lien (subject to certain exceptions) on the Senior Notes Collateral to secure the ABL Obligations. The holders of the Senior Notes Obligations will also be entitled to a second-priority lien (subject to certain exceptions) on the ABL Collateral to secure the Senior Notes Obligations.
Restrictions on Enforcement of Liens
The Intercreditor Agreement will provide that so long as the ABL Obligations or Senior Notes Obligations, as applicable, remain outstanding, whether or not any insolvency or liquidation proceeding has been commenced by or against the Issuer or any other Guarantor, the Noteholder Collateral Agent, the holders of the Senior Notes, the Bank Collateral Agent and holders of ABL Obligations will not, as applicable, exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral in respect of which such Person does not have a first-priority lien.
The Intercreditor Agreement will provide that the Bank Collateral Agent (on behalf of the holders of the ABL Obligations) or Noteholder Collateral Agent (on behalf of the holders of the Senior Notes Obligations), as applicable, shall have the exclusive right, to enforce rights, exercise remedies (including setoff) and make determinations regarding the release and disposition with respect to the Collateral in which the Bank Collateral Agent or the Noteholder Collateral Agent, as applicable, has a first priority secured lien, without any consultation with or the consent of such other Person, subject to limitations and exceptions set forth in the Intercreditor Agreement.

The Intercreditor Agreement will provide that, until the repayment in full and termination of the ABL Obligations has occurred, the Noteholder Collateral Agent and the holders of the Senior Notes Obligations shall not take or cause to be taken any action that would hinder, delay, limit or prohibit any exercise of remedies under the ABL Facility or other ABL Documents with respect to the ABL Collateral, including any foreclosure, sale, lease, exchange, transfer or other disposition of the ABL Collateral, whether by foreclosure or otherwise, or that would challenge or contest such lien or that would subordinate the priority of the liens securing the ABL Obligations in respect of the ABL Collateral to the liens securing the Senior Notes Obligations or make the liens on the ABL Collateral securing the Senior Notes Obligations equal ranking to the liens securing the ABL Obligations therein.
The Intercreditor Agreement will provide that, until the repayment in full and termination of the Senior Notes Obligations has occurred, the Bank Collateral Agent and the holders of the ABL Obligations shall not take or cause to be taken any action that would hinder, delay, limit or prohibit any exercise of remedies under the Senior Notes or Security Documents with respect to the Senior Notes Collateral, including any foreclosure, sale, lease, exchange, transfer or other disposition of the Senior Notes Collateral, whether by foreclosure or otherwise, or that would challenge or contest such lien or that would subordinate the priority of the liens securing the Senior Notes Obligations in respect of the Senior Notes Collateral to the liens securing the ABL Obligations or make the liens on the Senior Notes Collateral securing the ABL Obligations equal ranking to the liens securing the Senior Notes Obligations therein; provided, that the Intercreditor Agreement provides the Bank Collateral Agent the right of access to the Senior Notes Collateral to process and prepare the ABL Collateral for sale and to sell or remove the ABL Collateral for a period of 120 days from the earlier of (i) the Bank Collateral Agent giving written notice to the Noteholder Collateral Agent of its election to request access to any parcel or item of Senior Notes Collateral and (ii) the Bank Collateral Agent receiving written notice from the Noteholder Collateral Agent that the Noteholder Collateral Agent has acquired control or possession of relevant Senior Notes Collateral or has, through the exercise of remedies or otherwise, sold such Senior Notes Collateral to any third party purchaser.
Insolvency or Liquidation Proceedings
Until the repayment in full and termination of the ABL Obligations has occurred, if the Issuer or any Guarantor is subject to any insolvency or liquidation proceeding and the Bank Collateral Agent (acting at the direction of the requisite holders of ABL Obligations) desires to consent (or not object) to:

(1)	the use of cash collateral constituting ABL Collateral; or

(2)
the provision of financing to the Issuer or any Guarantor, whether from the holders of ABL Obligations or any other third party under applicable Bankruptcy Law secured by the ABL Collateral (each, a “Post-Petition ABL Financing”);

then the Noteholder Collateral Agent will agree, on behalf of itself and the other holders of Senior Notes Obligations, that each holder of Senior Notes Obligations:

a)
will, subject to certain limitations and conditions set forth in the Intercreditor Agreement, be deemed to have consented to, and will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such Post-Petition ABL Financing on the grounds of a failure to provide “adequate protection” for the Noteholder Collateral Agent’s Lien on the Senior Notes Collateral to secure the Senior Notes Obligations or on any other grounds (and will not request any adequate protection solely as a result of such Post-Petition ABL Financing except as permitted in the Intercreditor Agreement); and

b)
to the extent the Liens on the ABL Collateral securing the ABL Obligations are subordinated to or on parity with the Liens securing such Post-Petition ABL Financing, and subject to the other limitations and exceptions set forth in the Intercreditor Agreement, will subordinate (and will be deemed under the Intercreditor Agreement to have subordinated) the Liens securing the Senior Notes Obligations on any such ABL Collateral to (i) the Liens securing such Post-Petition ABL Financing (and, if applicable, such subordination shall be on the same terms as the Liens securing the ABL Obligations are subordinated thereto), (ii) any adequate protection provided to the Bank Collateral Agent or the holders of ABL Obligations and (iii) any “carve-out” for professional and customary fees and expenses agreed to by the Bank Collateral Agent or the holders of ABL Obligations and approved by the relevant bankruptcy court.

Until the repayment in full and termination of the Senior Notes Obligations has occurred, if the Issuer or any Guarantor is subject to any insolvency or liquidation proceeding and the Noteholder Collateral Agent (acting at the direction of the requisite holders of Senior Notes Obligations) desires to consent (or not object) to:

(1)	the use of cash collateral constituting Senior Notes Collateral; or

(2)
the provision of financing to the Issuer or any Guarantor, whether from the holders of Notes Obligations or any other third party under applicable Bankruptcy Law secured by the Senior Notes Collateral (each, a “Post-Petition Senior Notes Financing”);

then the Bank Collateral Agent will agree, on behalf of itself and the other holders of ABL Obligations, that each holder of ABL Obligations:

a)
will, subject to certain limitations and conditions set forth in the Intercreditor Agreement, be deemed to have consented to, and will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such Post-Petition Senior Notes Financing on the grounds of a failure to provide “adequate protection” for the Bank Collateral Agent’s Lien on the ABL Collateral to secure the ABL Obligations or on any other grounds (and will not request any adequate protection solely as a result of such Post-Petition Senior Notes Financing, except as permitted in the Intercreditor Agreement); and

b)
to the extent the Liens on the Senior Notes Collateral securing the Senior Notes Obligations are subordinated to or on parity with the Liens securing such Post-Petition Senior Notes Financing, and subject to the other limitations and exceptions set forth in the Intercreditor Agreement, will subordinate (and will be deemed under the Intercreditor Agreement to have subordinated) the Liens securing the ABL Obligations on any such Senior Notes Collateral to (i) the Liens securing such Post-Petition Senior Notes Financing (and, if applicable, such subordination shall be on the same terms as the Liens securing the Senior Notes Obligations are subordinated thereto), (ii) any adequate protection provided to the Senior Notes Collateral Agent or the holders of Senior Notes Obligations and (iii) any “carve-out” for professional and customary fees and expenses agreed to by the Senior Notes Collateral Agent or the holders of Senior Notes Obligations and approved by the relevant bankruptcy court.

Each of the Bank Collateral Agent, the holders of the ABL Obligations, the Noteholder Collateral Agent and the holders of Senior Notes Obligations will agree that they will not oppose any sale or disposition of any Collateral that is supported by the holder of the first-priority lien in such Collateral and the Person holding a second-priority lien in the Collateral will be deemed to have consented under Section 363 of the United States Bankruptcy Code (and otherwise) to any sale supported by the Person holding the first-priority lien in such Collateral and to have released their liens in such assets upon consummation of such sale, but shall retain a lien in the proceeds of such sale; provided, that the Bank Collateral Agent must receive at least 60 days prior notice of the consummation of any sale of real property.
Until the repayment in full of the ABL Obligations, the Noteholder Collateral Agent will agree, on behalf of itself and the other holders of Senior Notes Obligations, that none of them shall seek (or support any other Person in seeking) relief from the automatic stay of Section 362(a) of the Bankruptcy Law or from any other stay in any insolvency or liquidation proceeding or take any action in derogation thereof, in each case in respect of the ABL Collateral, without the prior written consent of the Bank Collateral Agent. Until the repayment in full of the Senior Notes Obligations, the Bank Collateral Agent and holders of ABL Obligations will agree that none of them shall seek relief from the automatic stay of Section 362(a) of the Bankruptcy Law or from any other stay in any insolvency or liquidation proceeding or take any action in derogation thereof in respect of the Senior Notes Collateral, without the prior written consent of the Noteholder Collateral Agent. In addition, neither the Noteholder Collateral Agent nor the Bank Collateral Agent shall seek any relief from the automatic stay with respect to any Collateral that constitutes both ABL Collateral and Notes Collateral without providing 30 days’ prior written notice to the other, unless otherwise agreed by both the Bank Collateral Agent and the Noteholder Collateral Agent.
Subject to the other limitations and exceptions set forth in the Intercreditor Agreement, the Noteholder Collateral Agent (on behalf of itself and the other holders of Senior Notes Obligations) and the Bank Collateral Agent (on behalf of itself and the other holders of the ABL Obligations) will agree that none of them shall contest (or support any other Person contesting) (i) any request by such Person for adequate protection of its interest in the Collateral in which such Person has a first priority secured lien or (ii) any objection by such Person to any motion, relief, action, or proceeding based on a claim by such Person that its interests in the Collateral in which such Person has a first priority secured lien are not adequately protected (or any other similar request under any law applicable to a insolvency or liquidation proceeding).
Order of Application
The Intercreditor Agreement will provide that, (i) any proceeds of any ABL Collateral pursuant to the enforcement of the ABL Facility or any ABL Document or the exercise of any remedial provision thereunder, shall be applied: first, to the payment of costs and expenses (including reasonable attorneys' fees and expenses and court costs) of the Bank Collateral Agent and the holders of the ABL Obligations in connection with such enforcement; second, to the payment of the ABL Obligations in such order as specified in the ABL Facility (excluding any amounts in excess of the ABL Cap Amount); third, to the payment of the Senior Notes Obligations;

and fourth, to the payment of any amounts in excess of the ABL Cap Amount, and (ii) any proceeds of any Senior Notes Collateral pursuant to the enforcement of the Senior Notes or any Security Document or the exercise of any remedial provision thereunder, shall be applied: first, to the payment of costs and expenses (including reasonable attorneys' fees and expenses and court costs) of the Noteholder Collateral Agent and the holders of the Senior Notes Obligations in connection with such enforcement; second, to the payment of the Senior Notes Obligations in such order as specified in the Senior Notes; and third, to the payment of the ABL Obligations (including any amounts in excess of the cap on ABL Obligations). To the extent any excess proceeds remain after the above application, the Bank Collateral Agent or Noteholder Collateral Agent, as applicable, shall deliver such excess proceeds to whosoever may be lawfully entitle to receive the same or as a court of competent jurisdiction may direct.
Release of Liens on Collateral
The Intercreditor Agreement will provide that the (i) second-priority lien held by the Noteholder Collateral Agent, on behalf of the holders of the Senior Notes Obligations, on the ABL Collateral (other than the proceeds of such ABL Collateral) shall be automatically and unconditionally released with no further consent or action of any Person upon any release, sale or disposition of the ABL Collateral that results in a release of the lien granted to the Bank Collateral Agent, on behalf of the holders of the ABL Obligations under the ABL Documents and (ii) second-priority lien held by the Bank Collateral Agent, on behalf of the holders of the ABL Obligations, on the Senior Notes Collateral (other than the proceeds of such Senior Notes Collateral) shall be automatically and unconditionally released with no further consent or action of any Person upon any release, sale or disposition of the Senior Notes Collateral that results in a release of the lien granted to the Noteholder Collateral Agent, on behalf of the holders of the Senior Notes Obligations under the Indenture and Security Documents. In order to effect such foregoing releases, the parties shall promptly execute and deliver any release documents and instruments as the other shall request.
Amendment of Security Documents
The Intercreditor Agreement will provide that in the event the Bank Collateral Agent or the other holders of ABL Obligations and the relevant guarantors enter into any amendment, waiver or consent in respect of any guarantee or any security or collateral document with respect to the ABL Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any guarantee or any security or collateral document with respect to the ABL Documents or changing in any manner the rights of the Bank Collateral Agent, the other holders of ABL Obligations, the Issuer or any other guarantor thereunder, then to the extent such amendment, waiver or consent is with respect to the ABL Collateral, it shall apply automatically to any comparable provision of the Indenture and the comparable Security Document without the consent of the Noteholder Collateral Agent or the holders of the Senior Notes Obligations and without any action by the Noteholder Collateral Agent, the Issuer or any other guarantor, provided, that, (i) no such amendment, waiver or consent shall have the effect of removing assets except to the extent that a release of such lien is permitted by the Intercreditor Agreement; and (ii) notice of such amendment, waiver or consent shall have been given to the Noteholder Collateral Agent no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.
The Intercreditor Agreement will provide that in the event the Noteholder Collateral Agent or the other holders of Senior Notes Obligations and the relevant guarantors enter into any amendment, waiver or consent in respect of any guarantee or any security or collateral document with respect to the Indenture and/or the Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any guarantee or any security or collateral document with respect to the Indenture and/or the Security Documents or changing in any manner the rights of the Noteholder Collateral Agent, the other holders of Senior Notes Obligations, the Issuer or any other guarantor thereunder, then to the extent such amendment, waiver or consent is with respect to the Senior Notes Collateral, it shall apply automatically to any comparable provision of the ABL Documents without the consent of the Bank Collateral Agent or the holders of the ABL Obligations and without any action by the Bank Collateral Agent, the Issuer or any other guarantor, provided, that, (i) no such amendment, waiver or consent shall have the effect of removing assets except to the extent that a release of such lien is permitted by the Intercreditor Agreement; and (ii) notice of such amendment, waiver or consent shall have been given to the Bank Collateral Agent no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.
Purchase Option
If an event of default has occurred and is continuing and remains uncured or unwaived for at least 30 consecutive days with respect to the ABL Obligations or the Senior Notes Obligations, as the case may be, then all or a portion of the holders of the ABL Obligations or of the holders of the Senior Notes Obligations, as the case may be, shall have the option at any time upon 5 business days’ prior written notice given (i) to the Noteholder Collateral Agent (in the case of the holders of the ABL Obligations) to purchase all of the Senior Notes Obligations or (ii) to the Bank Collateral Agent (in the case of the holders of the Senior Notes Obligations) to purchase all of the ABL Obligations, such purchase to be consummated in either case within 20 calendar days after notice of election of such option. The purchase price shall be equal to the full amount of all ABL Obligations or Senior Notes Obligations, as applicable, then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but specifically excluding any prepayment premium, make-whole, termination or similar fees) and, with respect to the purchase of the ABL Obligations, shall include the furnishing of cash collateral to the Bank Collateral Agent, in a manner and in such amounts as the Bank Collateral Agent determines is reasonably necessary to provide security for any issued and outstanding letters of credit, hedging obligations and cash management obligations comprising part of the ABL Obligations.
First Amendment to Intercreditor Agreement
In connection with this offering, the Intercreditor Agreement will be amended by the Intercreditor Agreement Amendment to replace all references to the Convertible Notes with references to the Senior Notes. The Intercreditor Agreement Amendment will also increase the “ABL Cap Amount” under the Intercreditor Agreement from $80,000,000 to $102.5 million (plus an additional $10.25 million that may be used solely in a limited circumstance). ABL Obligations in excess of the ABL Cap Amount would have a lower payment priority than other ABL Obligations and Senior Notes Obligations in the event of an application of proceeds of ABL Collateral in connection with the collection, sale or disposition of ABL Collateral. See "—Restrictions on Claims Subject to Priority Treatment" and “—Order of Application.”
Release of Collateral
Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or the Indenture. The Issuer and the Guarantors will be entitled to a release of property and other assets included in the Collateral from the Liens securing the Senior Notes under one or more of the following circumstances:

(i)	to enable the Issuer or any Guarantor to sell, exchange or otherwise dispose of any of the Collateral to the extent not prohibited under “—Certain Covenants—Limitations on Asset Sales;”

(ii)	in the case of a Guarantor that is released from its Guarantee with respect to the Senior Notes, the release of the property and assets of such Guarantor;

(iii)	pursuant to an amendment or waiver in accordance with “—Amendment, Supplement and Waiver;”

(iv)	pursuant to the terms of the Intercreditor Agreement; or

(v)
if the Senior Notes have been discharged or defeased pursuant to “—Discharge of Indenture” or “—Legal Defeasance and Covenant Defeasance;” provided, that in the case of any release in whole pursuant to clauses (i), (ii) and (iii) above, all amounts owing at such time to the Trustee under the Indenture, the Senior Notes, the Senior Notes Guarantees, the Security Documents and the Intercreditor Agreement have been paid.

To the extent applicable, the Issuer will cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities subject to the Lien of the Security Documents, to be complied with. Any release of Collateral permitted by the terms described above will be deemed not to impair the Liens under the Indenture, the Collateral Agreement and the other Security Documents in contravention thereof. Any certificate or opinion required by TIA § 314(d) may be made by an officer or legal counsel, as applicable, of the Issuer except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Issuer will not be required to comply with all or any portion of TIA § 314(d) if it reasonably determines that under the terms of TIA § 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to any release or series of releases of Collateral. In addition, and without limiting the generality of the foregoing, the Subsidiaries of the Issuer may, among other things, without any release or consent by the Trustee (and without the delivery of any Officers’ Certificate or any other documents under the Indenture, except as specified in this paragraph, but otherwise in compliance with the covenants of the Indenture and the Security Documents), conduct ordinary course activities with respect to the Collateral including, without limitation (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Liens and security interests created by the Indenture or any of the Security Documents which has become worn out, defective or obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Liens and security interests created by the Security Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Liens and security interests created by the Security Documents which it may own or under which it may be operating; (iv) altering, repairing, replacing or changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business or selling, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business; (viii) making cash payments (including for the repayment of Indebtedness or interest and in connection with the Issuer’s cash management activities) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture or the Security Documents; and (ix) abandoning any intellectual property which is no longer used or useful in the Issuer’s business. The Issuer must deliver to the Trustee within 30 calendar days following the end of each fiscal year (or such later date as the Trustee shall agree), an Officers’ Certificate to the effect that all releases and withdrawals during the preceding fiscal year (or since the date of the Indenture, in the case of the first such certificate) in which no release or consent of the Trustee was obtained in the ordinary course of the Issuer’s and its Subsidiaries’ business were not prohibited by the Indenture. Notwithstanding any of the foregoing to the contrary, the Trustee will execute and deliver to the Issuer all documents reasonably requested to evidence any such releases of Collateral. In addition, in lieu of releasing the Liens created by any of the Mortgages, the Trustee or Collateral Agent will, at the request of the Issuer, to the extent necessary to facilitate future savings of mortgage recording tax in states that impose such taxes, assign such Liens to any such new lender or collateral agent.
Sufficiency of Collateral
In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full the obligations under the Senior Notes and the ABL Obligations. The amount to be received upon such a sale would be dependent on numerous factors, including but not limited to the timing and the manner of the sale. In addition, the book value of the Collateral should not be relied on as a measure of realizable value for such assets. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time in an orderly manner. The Collateral includes assets that may only be usable, and thus retain value, as part of the existing operating business of the Issuer and Subsidiaries. Accordingly, any such sale of the Collateral separate from the sale of certain of the operating businesses of Issuer and Subsidiaries may not be feasible or of significant value.
Certain Bankruptcy Limitations
The right of the Noteholder Collateral Agent to take possession and dispose of the Collateral following an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Issuer or the Guarantors prior to the Noteholder Collateral Agent having taken possession and disposed of the Collateral. Under the U.S. Bankruptcy Code, a secured creditor is prohibited from taking its security from a debtor in a bankruptcy case, or from disposing of security taken from such debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such Collateral) even though the debtor is in default under the applicable debt instruments; provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Senior Notes could be delayed following commencement of a bankruptcy case, whether or when the Noteholder Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at the time of the commencement of such case, or whether or to what extent holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.”
Furthermore, in the event a bankruptcy court determines the value of the Collateral (after giving effect to any prior Liens) is not sufficient to repay all amounts due on the Senior Notes and any other pari passu obligations, the holders of the Senior Notes and such pari passu obligations would hold secured claims to the extent of the value of the Liens on the Senior Notes Collateral (but subject to any prior Liens), and would hold unsecured claims with respect to any shortfall.
Applicable federal bankruptcy laws permit the payment and/or accrual of post-petition interest, costs and attorneys’ fees during a debtor’s bankruptcy case only to the extent the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if the Issuer or the Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances.
Redemption
Optional Redemption
The Issuer may, at its option, redeem outstanding Senior Notes, in whole or in part, at any time or from time to time, subject to the procedures described below, at the price applicable to such Redemption Date (the “Redemption Price”), expressed as percentages of the principal amount being redeemed as set forth below, plus accrued and unpaid interest, if any, to the applicable Redemption Date, in respect of the Senior Notes to be redeemed:

Period	Percentage
Through and including December 31, 2013	100%
January 1, 2014 – December 31, 2014	102%
January 1, 2015 – Maturity Date	103%
If the Issuer exercises its right to redeem the Senior Notes, the Issuer will send or cause to be sent a notice of such redemption at least fifteen (15) and not more than forty-five (45) days prior to the Redemption Date to the Holders of the Senior Notes to be redeemed.
In addition to any information required by law, each notice of redemption will specify the following:

(i)	the principal amount of Senior Notes to be redeemed;

(ii)	the date fixed for redemption;

(iii)	the Redemption Price at which such Senior Notes are to be redeemed;

(iv)	the place or places of payment, and that payment will be made upon presentation and surrender of the physical certificate or certificates representing such Senior Notes;

(v)	that the Redemption Price will be paid as specified in the notice; and

(vi)	that interest on such Senior Notes ceased to accrue as of the Redemption Date in accordance with the Indenture.
A notice of redemption may, at the election of the Issuer, be subject to one or more conditions precedent, including completion of a financing.
On or prior to the date fixed for redemption specified in the notice of redemption, the Issuer will deposit with a bank or trust company having an office or agency in the Borough of Manhattan, The City of New York an amount in cash sufficient to redeem on the date fixed for redemption all the Senior Notes so called for redemption at the appropriate Redemption Price.
If fewer than all of the outstanding Senior Notes are to be redeemed, Senior Notes to be redeemed will be selected by the Issuer from outstanding Senior Notes not previously called for redemption by lot or pro rata (as near as may be) or by any other equitable method determined by the Issuer in its sole discretion. If fewer than all Senior Notes represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed Senior Notes without cost to the Holder thereof.
If notice of redemption has been given as described above, on and after the date fixed for redemption (unless the Issuer shall default in the payment of the Redemption Price), such Senior Notes shall be deemed no longer outstanding and the Holders thereof shall have no right in respect of such Senior Notes except the right to receive the Redemption Price thereof.
Mandatory Redemption
No sinking fund, mandatory redemption or other similar provision applies to the Senior Notes.
Purchase at the Option of Holders Upon a Change of Control
If a “Change of Control” occurs, each Holder has the right, at such Holder’s option, to require the Issuer to purchase all of such Holder’s Senior Notes, or any portion thereof in principal amount that is equal to $1.00 or an integral multiple thereof, on a date specified by the Issuer that is not less than 25 Business Days nor more than 30 Business Days after the Change of Control, subject to extension to comply with applicable law (the “Change of Control Purchase Date”), at a purchase price in cash equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Change of Control Purchase Date (the “Change of Control Purchase Price”), subject to the satisfaction by the Holder of the requirements set forth below. If the Change of Control Purchase Date occurs after a Record Date and on or prior to the Interest Payment Date to which it relates, the Issuer will pay accrued and unpaid interest to the Holder of record as of the corresponding Record Date and the Change of Control Purchase Price payable to the Holder of such Note will be 100% of the principal amount of such Note.

A “Change of Control” will be deemed to occur at such time as:

(i)
The Issuer consolidates with or merges with or into another Person (other than any Subsidiary of the Issuer) and its outstanding Voting Stock is reclassified into, converted for or converted into the right to receive any other property or security, or the Issuer sells, conveys, transfers or leases all or substantially all of its properties and assets to any Person (other than its Subsidiary); provided, that the foregoing shall not constitute a Change of Control if (x) Persons that beneficially own the Issuer’s Voting Stock immediately prior to the transaction own, directly or indirectly, a majority of the Voting Stock of the surviving or transferee Person immediately after the transaction in substantially the same proportion as their ownership of the Issuer’s Voting Stock immediately prior to the transaction or (y) such transaction is a consolidation, merger or sale, lease, conveyance or other disposition the purpose of which is to effect the Issuer’s redomiciling;

(ii)
Any “person” or “group”, other than the Issuer or any of its Subsidiaries or any employee benefit plan of the Issuer or such Subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of the Issuer’s capital stock then outstanding and entitled to vote generally in elections of directors; or

(iii)
During any period of 12 consecutive months after the Issue Date, Persons who at the beginning of such 12 month period constituted the Issuer’s Board of Directors, together with any new Persons whose election was approved by a vote of a majority of the Persons then still comprising its Board of Directors who were either members of the Board of Directors at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the Issuer’s Board of Directors.

For purposes of this definition, (i) “beneficial owner” is used as defined in Rules 13d-3 and 13d-5 under the Exchange Act, (ii) “group” has the meaning it has in Sections 13(d) and 14(d) of the Exchange Act and (iii) “person” is used with the same meaning as that used within Rule 13d-3 under the Exchange Act, in each case whether or not applicable.
Within five (5) calendar days after the occurrence of a Change of Control, the Issuer shall deliver or cause to be delivered to all Holders of record of the Senior Notes as of such date at their addresses shown in the register for the Senior Notes a notice (the “Change of Control Issuer Notice”) with respect to such Change of Control. Simultaneously with providing such Change of Control Issuer Notice, the Issuer must publicly announce the relevant information through a reputable national newswire in the United States, file such press release with the SEC on Form 8-K and make such information available on the Issuer’s website.
The Change of Control Issuer Notice will:

(i)
state the Change of Control Purchase Price including the amount of interest accrued and unpaid per $1,000 principal amount of Senior Notes to, but excluding, the Change of Control Purchase Date and the Change of Control Purchase Date to which the Change of Control Issuer Notice relates;

(ii)	state the event constituting the Change of Control and the effective date of the Change of Control;

(iii)
state that Holders must exercise their right to elect purchase prior to Close of Business on the Business Day immediately preceding the Change of Control Purchase Date by sending a Change of Control Purchase Notice to the Paying Agent;

(iv)	state the name and address of the Paying Agent;

(v)	state that Senior Notes must be surrendered to the Paying Agent to collect the Change of Control Purchase Price;

(vi)
state that a Holder may withdraw its Change of Control Purchase Notice in whole or in part at any time prior to Close of Business on the Business Day immediately preceding the Change of Control Purchase Date by delivering a valid written notice of withdrawal as described below; and

(vii)	state the CUSIP number of the Senior Notes.
For Senior Notes to be purchased at the option of the Holder, the Holder must deliver to the Paying Agent, at any time after the occurrence of the Change of Control and prior to Close of Business on the Business Day immediately preceding the Change of Control Purchase Date, a duly completed notice (the “Change of Control Purchase Notice”) in the form attached to the Indenture, which must specify:

(1)
if the Senior Notes are Physical Senior Notes, the certificate numbers of the Holder’s Senior Notes to be delivered for purchase or if such Senior Notes are not Physical Senior Notes, the Holder’s notice must comply with the appropriate procedures of the Depositary and its direct and indirect participants;

(2)	the portion of the principal amount of the Holder’s Senior Notes to be purchased, which must be $1.00 or an integral multiple thereof;

(3)	that the Holder’s Senior Notes are to be purchased by the Issuer pursuant to the applicable provisions of the Senior Notes and the Indenture; and

(4)
the method of delivery or book-entry transfer of the Senior Notes to the Trustee (or other Paying Agent appointed by the Issuer) at any time after delivery of the Change of Control Purchase Notice (together with all necessary endorsements) at the applicable Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Issuer), such delivery being a condition to receipt by the Holder of the Change of Control Purchase Price therefor; provided, that such Change of Control Purchase Price will be paid only if the Senior Notes so delivered to the Trustee (or other Paying Agent appointed by the Issuer) conform in all respects to the description thereof in the related Change of Control Purchase Notice and no written notice of withdrawal is received by the Paying Agent at any time prior to the Close of Business on the Business Day immediately preceding the Change of Control Purchase Date.

A Change of Control Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent at any time prior to Close of Business time on the Business Day immediately preceding the Change of Control Purchase Date, specifying:

(i)
if the Senior Notes are Physical Senior Notes, the certificate numbers of the withdrawn Senior Notes, or if such Senior Notes are not Physical Senior Notes, the notice must comply with appropriate procedures of the Depositary and its direct and indirect participants;

(ii)	the principal amount of the Senior Notes with respect to which notice of withdrawal is being submitted, which must be $1.00 or integral multiples thereof; and

(iii)
the principal amount, if any, of such Senior Notes which remains subject to the original Change of Control Purchase Notice and which has been or will be delivered for purchase by the Issuer, which must be $1.00 or integral multiples thereof.

The Issuer will, to the extent required, (i) comply with the provisions of Rule 14e-1 (or any successor provision) and any other tender offer rules under the Exchange Act that may be applicable at the time of the purchase of the Senior Notes and (ii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under “—Purchase at the Option of Holders Upon a Change of Control” to be exercised in the time and in the manner specified above.
Notwithstanding the foregoing, the Issuer will not be required to make an offer to purchase the Senior Notes after the Maturity Date.
Notwithstanding the foregoing, no Senior Notes may be purchased by the Issuer at the option of the Holders if an Event of Default has occurred and is continuing other than an Event of Default that is cured by the payment of the Change of Control Purchase Price on the Change of Control Purchase Date.
Any purchase by the Issuer will be consummated by the delivery to the Trustee of the consideration to be received by the Holder promptly following the later of the Change of Control Purchase Date or the time of the book-entry transfer or delivery of the Senior Notes.
The definition of Change of Control includes a phrase relating to the conveyance, transfer, sale or lease of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a Holder to require us to purchase its Senior Notes as a result of the conveyance, transfer, sale or lease of less than all of our assets may be uncertain. In addition, the Chancery Court of Delaware has raised the possibility that a change of control as a result of a failure to have “continuing directors” comprising a majority of the board of directors may be unenforceable on public policy grounds.
If a Change of Control were to occur, we may not have enough funds to pay the Change of Control Purchase Price. Our ability to repurchase the Senior Notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then-existing borrowing arrangements or otherwise. See “Risk Factors—Risks

Related to the New Senior Notes—We may not be able to repurchase New Senior Notes or pay in cash amounts contemplated under the Indenture upon the occurrence of certain events.” If we fail to purchase the Senior Notes when required following a Change of Control, we will be in default under the Indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.
Certain Covenants
The Indenture will contain, among others, the following covenants:
Limitations on Additional Indebtedness
The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness.
Notwithstanding the above, the Issuer and the Restricted Subsidiary shall be permitted to incur “Permitted Indebtedness.” Each of the following shall be permitted (the “Permitted Indebtedness”):

(i)
Indebtedness of the Issuer or any Guarantor under the ABL Facility in an aggregate principal amount at any time outstanding not to exceed $102,500,000 (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer or such Guarantor) less, to the extent a permanent repayment and/or commitment reduction is required thereunder as a result of such application, the aggregate amount of Net Available Proceeds applied to repayments under the Credit Agreement in accordance with “—Limitations on Asset Sales;”

(ii)	(a) Senior Notes and Note Guarantees in respect thereof and (b) if unsecured, Convertible Notes (other than Convertible Notes exchanged for Senior Notes) and guarantees thereof;

(iii)	Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Original Issue Date (other than Indebtedness referred to in clauses (i) and (ii) above);

(iv)	Indebtedness under Hedging Obligations (including Swap Obligations) of the Issuer or any Restricted Subsidiary in the ordinary course and not for the purpose of speculation;

(v)
Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any other Restricted Subsidiary; provided, however, (a) that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (v); (b) any such Indebtedness made by a Note Party shall be evidenced by a promissory note pledged to the Noteholder Collateral Agent for the ratable benefit of the Noteholder Secured Parties pursuant to the Collateral Agreement; and (c) any such Indebtedness made by Note Parties to Subsidiaries that are not Guarantors is either a Permitted Investment or permitted by “—Limitations on Restricted Payments;”

(vi)
Indebtedness in respect of bid, performance, surety bonds, statutory, appeal, export or import, indemnities, customs or revenue bonds or similar instruments in the ordinary course of business and workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance, surety bonds and workers’ compensation claims, self-insurance obligations and bankers acceptances;

(vii)
Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding the greater of $20.0 million and 12.5% of Consolidated Net Tangible Assets at the time of the incurrence;

(viii)
Indebtedness arising from (a) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of incurrence and (b) without duplication of clause (a), Banking Services Obligations;

(ix)	Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(x)	Refinancing Indebtedness with respect to Indebtedness incurred pursuant to clause (ii), (iii), (xi) or (xii) of this covenant or this clause (x);

(xi)
(A) Acquired Indebtedness of the Issuer or any Restricted Subsidiary, and (B) Indebtedness incurred by the Issuer or any Restricted Subsidiary in contemplation of, or in connection with, or to provide all or any part of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Subsidiary of or was otherwise acquired by the Issuer or a Restricted Subsidiary or was merged with or into or consolidated with the Issuer or a Restricted Subsidiary of the Issuer; provided that such Indebtedness shall not exceed the greater of $15.0 million or 10% of the Consolidated Net Tangible Assets at the time of incurrence;

(xii)
Acquired Indebtedness of the Issuer or any Restricted Subsidiary assumed or acquired in connection with a transaction governed by, and effected in accordance with, the first paragraph of “—Limitations on Mergers, Consolidations, Etc.” (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition);

(xiii)
Indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Issuer or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing any such acquisition; provided, that the maximum aggregate liability in respect of all such obligations outstanding under this clause (xiii) shall at no time exceed (a) in the case of an acquisition, $5.0 million (provided that the amount of such liability shall be deemed to be the amount thereof, if any, reflected on the balance sheet of the Issuer or any Restricted Subsidiary (e.g., the amount of such liability shall be deemed to be zero if no amount is reflected on such balance sheet)) and (b) in the case of a disposition, the gross proceeds actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;

(xiv)	Any other Indebtedness of the Issuer or any Restricted Subsidiary if, after giving effect thereto, the Total Leverage Ratio does not exceed 5.00:1.00;

(xv)
Indebtedness of the Issuer or any Restricted Subsidiary incurred in the ordinary course of business under guarantees of Indebtedness of suppliers, licensees, franchisees or customers in an aggregate amount, together with the aggregate amount of Investments under clause (12) of the definition of “Permitted Investments,” not to exceed $5.0 million at any time outstanding;

(xvi)	The issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(1)	any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and

(2)	any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (xvi);

(xvii)
The guarantee by the Issuer or any Restricted Subsidiary of the Issuer of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer, in each case, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant;

(xviii)	Contribution Indebtedness;

(xix)
The incurrence by the Issuer or any Restricted Subsidiary of Indebtedness consisting of obligations to pay insurance premiums in an amount not to exceed the annual premiums in respect of such insurance premiums at any one time outstanding;

(xx)	Indebtedness related to unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;

(xxi)
Indebtedness supported by one or more letters of credit issued under the ABL Facility in accordance with clause (i); provided that the amount of Indebtedness permitted to be incurred under this clause (xxi) supported by any such letter(s) of credit shall not exceed the amount of such letter(s) of credit;

(xxii)
Indebtedness issued by the Issuer or any Guarantor to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Issuer or any of its direct or indirect parent companies permitted by clause (iv) of the second paragraph of “—Limitations on Restricted Payments” not in excess of $2.0 million at any time outstanding; and

(xxiii)
The incurrence by the Issuer or any Restricted Subsidiary of additional Indebtedness or the issuance by the Issuer of Disqualified Stock or the issuance by any Restricted Subsidiary of preferred stock in an aggregate principal amount (or accreted value, as applicable) or liquidation value at any time outstanding, including all Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness or liquidation value incurred pursuant to this clause (xxiii), not to exceed $5.0 million.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xxiii) above, the Issuer shall classify and may reclassify, in its sole discretion, such item of Indebtedness and may divide, classify and reclassify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Credit Agreement on the Original Issue Date by the Issuer or any Guarantor shall be deemed to have been incurred under clause (i) above. In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.
The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly use the proceeds of Indebtedness incurred under Permitted Indebtedness clause (i) to make any Permitted Investments of the types described in clauses (1)(i)(b), (7), (16), (19), (21) or (22) of that definition or to purchase real property or other fixed assets, in each case in an Investment amount or purchase price in excess of $2,000,000 in any transaction or series of related transactions, unless (1) such Investment is made in a Person engaged in a Permitted Business, or such fixed assets are useful in, and are intended to be used in, a Permitted Business, (2) substantially all of the business operations of such Person, or substantially all of such assets, as applicable, are or will be located in California, Texas, Oklahoma, New York, New Jersey, Pennsylvania, Maryland, Virginia or the District of Columbia, and (3) a strategic rationale exists for such Investment or acquisition based on expected synergies or other benefits to the Issuer. For purposes of this paragraph, the repayment of a note or other obligation in respect of the deferred purchase price of an Investment or asset from the proceeds of Indebtedness shall be deemed to constitute an indirect use of such proceeds of Indebtedness to make such Investment or purchase such assets. All determinations under this paragraph shall be made by the Issuer acting in good faith.
Limitations on Restricted Payments
The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(i)	A Default shall have occurred and be continuing or shall occur as a consequence thereof; or

(ii)
The amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Original Issue Date (other than Restricted Payments made pursuant to clause (ii), (iii), (iv), (v), (vi), (viii), (ix), (x) or (xi)(B) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(1)
50% of Consolidated Net Income for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Original Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(2)
Subject to clause (ii) of the next paragraph, 100% of the aggregate net cash proceeds received by the Issuer and 100% of the Fair Market Value at the time of receipt of assets other than cash, if any, received by the Issuer, either (x) as contributions to the common equity of the Issuer after the Original Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Original Issue Date, other than (a) any such proceeds or assets received from a Subsidiary of the Issuer; (b) Excluded Contributions; or (c) Designated Preferred Stock, plus

(3)
The aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) incurred by the Issuer or any Restricted Subsidiary subsequent to the Original Issue Date is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange (other than payments of interest with respect thereto)), plus

(4)
In the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Original Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) 100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, plus

(5)
Upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

The foregoing will not prohibit:

(i)
The payment by the Issuer or any Restricted Subsidiary of any dividend or the consummation of any redemption within 60 days after the date of declaration of the dividend or giving or any redemption notice, if on the date of declaration or notice, the payment or redemption would have complied with the provisions of the Indenture;

(ii)
The making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent issuance and sale (other than to a Subsidiary of the Issuer) of, Qualified Equity Interests of the Issuer or from the substantially concurrent contribution of common equity capital to the Issuer; provided, that net cash proceeds from the issuance and sale of Qualified Equity Interests or from contributions to equity capital of the Issuer under this clause (ii) shall not be included for purpose of calculating amounts under clause (ii)(2) of the preceding paragraph;

(iii)
The redemption of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under “—Limitations on Additional Indebtedness” and the other terms of the Indenture;

(iv)
Payments by the Issuer to redeem Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided, that the aggregate cash consideration paid for all such redemptions shall not exceed the sum of (A) $2.0 million during any calendar year (with unused amounts being available to be used in the following calendar year, but not in any succeeding calendar year) plus (B) the amount of any net cash proceeds received by or contributed to the Issuer from the issuance and sale after the Original Issue Date of Qualified Equity Interests of the Issuer to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (iv), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (iv);

(v)
Payments of cash, dividends, distributions, advances or other Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares or upon the purchase, redemption or acquisition of fractional shares, including in connection with (i) the exercise of options or warrants, (ii) the conversion or exchange of Equity Interests, (iii) stock dividends, splits or combinations or business combinations, or (iv) the conversion of the Convertible Notes or any payment made with respect thereto;

(vi)
Repurchases of Equity Interests (i) deemed to occur upon the exercise of stock options or other similar stock-based awards under equity plans of the Issuer or any of the Issuer’s Restricted Subsidiaries, warrants or other Equity Interests to the extent such Equity Interests represent a portion of the exercise price of those stock options, other similar stock-based awards under equity plans of the Issuer or any Restricted Subsidiary, warrants or other Equity Interests or (ii) in connection with a gross up for tax withholding related to such Equity Interests;

(vii)	Additional Restricted Payments of $5.0 million;

(viii)	Restricted Payments that are made with Excluded Contributions;

(ix)
The redemption of Indebtedness that is contractually subordinated to the Senior Notes pursuant to provisions similar to those described in “—Purchase at the Option of Holders Upon a Change of Control” or “—Limitations on Asset Sales;”; provided that, prior to such redemption, the Issuer (or a third party to the extent permitted by the Indenture) has made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Senior Notes as a result of such Change of Control or Asset Sale, as the case may be, and has repurchased all Senior Notes validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer, as the case may be;

(x)	The distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries;

(xi)	Any Restricted Payment made in connection with (A) the Transactions or (B) the Exchange Transactions; or

(xii)
Payments and distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole that complies with the terms of the Indenture, including “—Limitations on Mergers, Consolidations, Etc.”;

provided, that no issuance and sale of Qualified Equity Interests pursuant to clause (ii), (iii) or (iv)(B) above shall increase the Restricted Payments Basket.
For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (i) through (xiii) of the second paragraph of this covenant, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant.
Limitations on Liens
The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever against any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Original Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom securing any Indebtedness (other than Permitted Liens).
Limitations on Asset Sales
The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(i)	The Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale;

(ii)	At least 75% of the total consideration received in such Asset Sale consists of cash or Cash Equivalents; and

(iii)
With respect to any Asset Sale of any Senior Notes Collateral, the Net Available Proceeds from such Asset Sale are paid directly by the purchaser thereof to an Asset Sale Proceeds Account over which the Noteholder Collateral Agent has a fully perfected first-priority lien (subject to Permitted Liens) pursuant to arrangements reasonably satisfactory to the Noteholder Collateral Agent for application in accordance with this covenant.

For purposes of clause (ii) above, the following shall be deemed to be cash:

(i)
The amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

(ii)	The amount of any obligations received from such transferee that are within 90 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and

(iii)
The Fair Market Value of (i) any assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by it in the Permitted Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or (iii) a combination of (i) and (ii).

If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary, as the case may be, pursuant to clause (ii) of the preceding paragraph in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.
If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, by no later than 12 months following the later of the consummation thereof and the Issuer’s or Restricted Subsidiary’s receipt of the Net Available Proceeds, have applied all or any of the Net Available Proceeds therefrom to:

(i)
If such Net Available Proceeds are proceeds of an Asset Sale of any asset that constitutes Collateral, prepay permanently or repay permanently any Indebtedness secured by such Collateral Security Documents; provided, that if such Net Available Proceeds are proceeds of an Asset Sale of ABL Collateral, such Net Available Proceeds shall be applied as required under the ABL Facility;

(ii)
If such Net Available Proceeds are proceeds of any Asset Sale (other than an Asset Sale of Collateral), to permanently reduce any Pari Passu Indebtedness; provided, however, that if any Pari Passu Indebtedness is so reduced, the Issuer will equally and ratably reduce Indebtedness under the Senior Notes by making an offer to all holders of Senior Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the pro rata principal amount of the Senior Notes; or

(iii)
(A) Invest in the purchase of assets (other than securities) to be used by the Issuer or any Restricted Subsidiary in, or make capital expenditures with respect to, the Permitted Business, (B) acquire Equity Interests in a Person that is a Guarantor or in a Person engaged in a Permitted Business that shall become a Guarantor immediately upon the consummation of such acquisition or (C) a combination of (A) and (B). The Issuer will be deemed to have complied with the provisions set forth in this paragraph if (i) within 365 days after the Asset Sale that generated the Net Available Proceeds, the Issuer (or the applicable Restricted Subsidiary) has entered into and not abandoned or rejected a binding agreement to acquire all or substantially all of the assets of, or any Equity Interests of, another Permitted Business or to make a capital expenditure or acquire other assets that are used or useful in a Permitted Business and that acquisition or capital expenditure is thereafter completed within 180 days after the end of such 365-day period or (ii) in the event such binding agreement described in the preceding clause (i) is canceled or terminated for any reason before such Net Available Proceeds are applied, the Issuer (or the applicable Restricted Subsidiary) enters into another such binding commitment within 180 days of such cancellation or termination of the prior binding commitment; provided that if any second binding commitment is later canceled or terminated for any reason or not entered into before such Net Available Proceeds are applied within 180 days of such second binding commitment, then such Net Available Proceeds shall constitute Excess Proceeds (as defined below). In addition, during the period following the entering into of a binding agreement with respect to an Asset Sale and prior to the consummation thereof (which period cannot exceed 365 days), cash (whether or not actual Net Available Proceeds of such Asset Sale) used for the purposes described in subclause (A), (B) and (C) of this clause (iii) that are designated as uses in accordance with this clause (iii), and not previously or subsequently so designated in respect of any other Asset Sale, shall be deemed to be Net Available Proceeds applied in accordance with this clause (iii).

The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds.”
When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, make an offer to purchase or redeem any Other Pari Passu Lien Obligations of the Issuer the provisions of which require the Issuer to do so with the proceeds from any Asset Sales, in an aggregate principal amount of Senior Notes and such Other Pari Passu Lien Obligations equal to the amount of such Excess Proceeds as follows:

(i)
The Issuer will (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in the Indenture, and (b) make an offer to purchase or redeem any such Other Pari Passu Lien Obligations (and permanently reduce the related loan commitment (if any) in an amount equal to the principal amount so redeemed), pro rata in proportion to the respective principal amounts of the Senior Notes and such other Indebtedness required to be redeemed or purchased, the maximum principal amount of Senior Notes and Other Pari Passu Lien Obligations that may be purchased or redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(ii)
The offer price for the Senior Notes will be payable in cash in an amount equal to 100% of the principal amount of the Senior Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture and the redemption price for such Other Pari Passu Lien Obligations (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(iii)
If the aggregate Offered Price of Senior Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Senior Notes, Senior Notes to be purchased will be selected on a pro rata basis; and

(iv)
Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero, if applicable, and released from the Asset Sale Proceeds Account.

To the extent that the sum of the aggregate Offered Price of Senior Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Other Pari Passu Lien Obligations is less than the Payment Amount relating thereto (such difference constituting a “Net Proceeds Surplus”), the Issuer may use the Net Proceeds Surplus, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture.
Upon the commencement of a Net Proceeds Offer, the Issuer shall send, by first class mail, a notice to the Trustee and to each Holder at is registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Senior Notes pursuant to the Net Proceeds Offer. Any Net Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

(i)	That the Net Proceeds Offer is being made pursuant to this covenant;

(ii)
The Payment Amount, the Offered Price, and the date on which Senior Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and not later than 60 days from the date such notices is mailed (the “Net Proceeds Payment Date”);

(iii)	That any Senior Notes not tendered or accepted for payment shall continue to accrue interest;

(iv)
That, unless the Issuer defaults in making such payment, any Senior Notes accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest on and after the Net Proceeds Payment Date;

(v)
That Holders electing to have any Senior Notes purchased pursuant to any Net Proceeds Offer shall be required to surrender the Senior Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or the Paying Agent at the address specified in the notice at least three days before the Net Proceeds Payment Date;

(vi)
That Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the Net Proceeds Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(vii)
That if the aggregate principal amount of Senior Notes surrendered by Holders exceeds the Payment Amount, the Issuer shall select the Senior Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Senior Notes in denominations of $1.00, or integral multiples thereof, shall be purchased); and

(viii)
That Holders whose Senior Notes were purchased only in part shall be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered (or transferred by book-entry).

On the Net Proceeds Payment Date, the Issuer shall, to the extent lawful: (1) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Net Proceeds Offer, subject to proration if the aggregate Senior Notes tendered exceed the Payment Amount allocable to the Senior Notes; (2) deposit with the Paying Agent U.S. Legal Tender equal to the lesser of the Payment Amount allocable to the Senior Notes and the amount sufficient to pay the Offered Price in respect of all Senior Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Senior Notes or portions thereof being repurchased by the Issuer. The Issuer shall publicly announce the results of the Net Proceeds Offer on the Net Proceeds Payment Date.
The Paying Agent shall promptly send to each Holder of Senior Notes so tendered the Offered Price for such Senior Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and send (or cause to be transferred by book-entry) to each

Holder a new Note equal in principal amount to any unrepurchased portion of the Senior Notes surrendered, if any; provided, that each such new Note shall be in principal amount of $1.00 or an integral multiple thereof. However, if the Net Proceeds Payment Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the Close of Business on such Record Date.
The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Senior Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of this compliance.
Limitations on Transactions with Affiliates
The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, at any time after the Original Issue Date sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(i)
Such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary; and

(ii)	The Issuer delivers to the Trustee:

(x)
With respect to any Affiliate Transaction involving aggregate value in excess of $5.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above and (x) a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the directors of the Issuer who are disinterested with respect to such Affiliate Transaction, approving such Affiliate Transaction or (y) if there are no such disinterested directors, a written opinion described in clause (y) below; and

(y)
With respect to any Affiliate Transaction involving aggregate value of $10.0 million or more, the certificates described in the preceding clause (x) and a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor to the Board of Directors of the Issuer.

The foregoing restrictions will not apply to:

(i)	Transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries;

(ii)
Reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans), indemnification arrangements, compensation, employment and severance agreements, in each case approved by the Board of Directors;

(iii)
The entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Issuer and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

(iv)	Any Restricted Payments which are made in accordance with “—Limitations on Restricted Payments,” any Permitted Investment or any Permitted Lien;

(v)	Entering into an agreement that provides registration rights to the shareholders of the Issuer or amending any such agreement with shareholders of the Issuer and the performance of such agreements;

(vi)
Any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity;

provided, that no Affiliate of the Issuer or any of its Subsidiaries other than the Issuer or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity;

(vii)
Any merger, consolidation or reorganization of the Issuer with an Affiliate, solely for the purposes of (a) reorganizing to facilitate an initial public offering of securities of the Issuer or any holding company of the Issuer, (b) forming a holding company or (c) reincorporating the Issuer in a new jurisdiction;

(viii)
(a) Any agreement in effect on the Original Issue Date and disclosed in the offering memorandum of the Issuer relating to the offering of the Convertible Notes dated August 16, 2010 (including any documents incorporated by reference therein), as in effect on the Original Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more adverse to the interests of the Holders in any material respect than such agreement as it was in effect on the Original Issue Date or (b) any transaction pursuant to any agreement referred to in the immediately preceding clause (a);

(ix)	Any contributions to the common equity capital of the Issuer;

(x)	Pledges of Equity Interests of Unrestricted Subsidiaries;

(xi)
(A) The Transactions and/or the payment of any reasonable fees or expenses to the extent incurred as of the Original Issue Date in connection therewith if documented as of Original Issue Date or (B) the Exchange Transactions and/or the payment of any reasonable fees or expenses to the extent incurred as of the Issue Date in connection therewith if documented as of the Issue Date;

(xii)	Transactions with an Affiliate where the only consideration paid is Qualified Equity Interests of the Issuer;

(xiii)	Payment of loans (or cancellation of loans) to employees or consultants in the ordinary course of business in aggregate amount not to exceed $2.0 million; or

(xiv)	Supply and purchase contracts with joint ventures entered into the ordinary course of business consistent with past practice.
Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries
The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

a)	Pay dividends or make any other distributions on or in respect of its Equity Interests;

b)	Make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

c)	Transfer any of its assets to the Issuer or any other Restricted Subsidiary;
except for:

(i)	Encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(ii)	Encumbrances or restrictions existing under, or otherwise required by or imposed pursuant to the terms of Senior Note Documents;

(iii)	Non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(iv)
Encumbrances or restrictions existing under or required by or otherwise imposed pursuant to the terms of agreements existing on the date of the Indenture (including, without limitation, the Credit Agreement) as in effect on that date;

(v)	Restrictions relating to any Lien permitted under the Indenture imposed by the holder of, or otherwise required by or imposed pursuant to the terms of such Lien;

(vi)	Restrictions imposed under any agreement to sell assets permitted under the Indenture to any Person pending the closing of such sale;

(vii)
Any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(viii)
Any other agreement governing Indebtedness entered into after the Original Issue Date that contains encumbrances and restrictions that are not materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary than those in effect on the Original Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Original Issue Date;

(ix)
Customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(x)	Purchase Money Indebtedness incurred in compliance with “—Limitations on Additional Indebtedness” that impose restrictions of the nature described in clause (c) above on the assets acquired;

(xi)	Restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business;

(xii)
Encumbrances or restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of assets subject to such security agreements or mortgages;

(xiii)
Encumbrances or restrictions contained in Indebtedness of Foreign Subsidiaries, or municipal loan or related agreements entered into in connection with the incurrence of industrial revenue bonds, permitted to be incurred under the Indenture; provided, that any such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being incurred under the relevant circumstances and do not, in the good faith judgment of the Board of Directors of the Issuer, materially impair the Issuer’s ability to make payment on the Senior Notes when due; and

(xiv)
Any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiii) above; provided, that such amendments or refinancings are no more materially restrictive, taken as a whole, with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Additional Note Guarantees
The Issuer will cause each Subsidiary (including any newly formed or newly acquired Subsidiary or newly designated Restricted Subsidiary) (other than any designated Unrestricted Subsidiary or Foreign Subsidiary), within twenty (20) days of its acquisition, formation or designation, to:

(i)	In case of a newly formed or newly acquired Subsidiary, be designated as a Restricted Subsidiary;

(ii)
Execute and deliver to the Trustee (a) a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Senior Notes and the Indenture, and (b) a notation of guarantee in respect of its Note Guarantee, in each case in form and substance reasonably satisfactory to the Trustee;

(iii)
Subject to the terms, conditions and provisions of “—Further Assurances” and the provisions in the Indenture relating to the Security Documents, pledge its assets and have its stock pledged as Collateral pursuant to the Security Documents and execute and deliver to the Trustee (a) a supplement to the Collateral Agreement, (b) a supplement to the Intercreditor Agreement and (c) other applicable Security Documents, in each case in form and substance reasonably satisfactory to the Trustee; and

(iv)
Deliver to the Trustee one or more opinions of counsel that such documents required under this covenant, (x) have been duly authorized, executed and delivered by such Restricted Subsidiary and (y) constitute a valid and legally binding obligation of such Restricted Subsidiary in accordance with their terms.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

Each Guarantor will be automatically and unconditionally released and discharged from its obligations under its Note Guarantee and the Indenture under the circumstances set forth in “—General—The Note Guarantees—Release of a Guarantor.”
Further Assurances
To the extent required by applicable law or the Security Documents, or upon reasonable request of the Trustee, the Issuer will, and will cause each Guarantor to, at their sole expense, subject to the terms, conditions and provisions of the Intercreditor Agreement, and the Security Documents promptly: (1) execute, acknowledge and deliver such Security Documents, the Intercreditor Agreement, instruments, financing statements, certificates, notices and other documents, make such filings, recordations and take such other actions as may be reasonably required by applicable law or as may be reasonably necessary or advisable to create and perfect, protect, assure, transfer, confirm or enforce first priority and second priority (as applicable) Liens and security interests in respect of the Collateral (including, without limitation, the filing of financing statements under the Uniform Commercial Code, and customary short-form security agreements with respect to Intellectual Property with the U.S. Patent and Trademark Office and the U.S. Copyright Office and recording of Mortgages on each Material Real Property or other real property constituting Collateral); and (2) subject to the terms, conditions and provisions of the Intercreditor Agreement and the Security Documents, promptly deliver to the Noteholder Collateral Agent certificates, if any, representing the capital stock and membership interests of the Guarantors. In addition, from time to time, the Issuer will reasonably promptly secure the obligations under the Indenture, Security Documents and Intercreditor Agreement by pledging or creating, or causing to be pledged or created, perfected security interests with respect to the Collateral, in each case to the extent reasonably requested by the Trustee, and in accordance with the Security Documents (including the Intercreditor Agreement). Such security interests and Liens will be created under the Security Documents in form and substance reasonably satisfactory to the Trustee, and the Issuer will deliver or cause to be delivered to Trustee all such instruments and documents (including certificates, legal opinions, title insurance policies and lien searches) as the Trustee shall reasonably request to evidence compliance with this covenant. The Issuer agrees to provide promptly after reasonable request by the Trustee such evidence as to the perfection and priority status of each such security interest and Lien. In furtherance of the foregoing, the Issuer will give prompt notice to the Trustee of the acquisition by it or any of the Guarantors after the Issue Date of any new Material Real Property. With respect to any fee interest in any Material Real Property located in the United States (individually and collectively, the “Premises”) owned by the Issuer or a Guarantor on the Issue Date or acquired by the Issuer or a Guarantor after the Issue Date, the Issuer or Guarantor will, in case of properties existing on the Issue Date, within 75 days after the Issue Date and, in case of future acquired properties, within 75 days of such acquisition, as applicable, deliver to the Noteholder Collateral Agent the following documents and instruments with respect to any such acquired Material Real Property that does not constitute an Excluded Asset:

a)
The Issuer will deliver to the Noteholder Collateral Agent, as mortgagee, fully executed counterparts of Mortgages duly executed by the Issuer or the applicable Guarantor, together with evidence of the completion (or reasonably satisfactory arrangements for the completion) of all recordings and filings of such Mortgages (and payment of any taxes or fees in connection therewith) as may be reasonably necessary to create a valid, perfected Lien against the properties purported to be covered thereby;

b)
The Issuer will deliver to the Noteholder Collateral Agent, at the Issuer’s sole cost and expense, mortgagee’s title insurance policies in favor of the Noteholder Collateral Agent, as mortgagee for the ratable benefit of itself and the Holders of the Senior Notes in an amount equal to 110% of the net book value of the applicable Material Real Property, and in the form necessary, with respect to the property purported to be covered by such Mortgage, to insure that that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens other than Permitted Liens, and such policies will also include, to the extent available, such other advisable lenders’ endorsements and shall be accompanied by evidence of the payment in full of all premiums thereon; and

c)
The Issuer will, or will cause the Guarantors to, deliver to the Noteholder Collateral Agent, at the Issuer’s sole cost and expense, with respect to each such Material Real Property, (i) corporate and local law Opinions of Counsel, as the Noteholder Collateral Agent or the Trustee shall reasonably request (which opinions shall confirm, among other things, the due authorization, execution and delivery and the enforceability of such Mortgages in accordance with their terms), (ii) ALTA surveys in form and substance reasonably acceptable to the title company to cause the title company to remove the standard survey exception and to issue a survey endorsement with respect to each of the title policies referenced in clause (b) above, and (iii) such affidavits that the title company shall reasonably request in connection with the issuance of the title policies referenced in clause (b) above.

Reports to Holders
Whether or not required by the SEC, so long as any Senior Notes are outstanding, the Issuer will furnish to the Holders of Senior Notes, or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any

successor system), within the time periods that would be applicable to the Issuer if it were subject to Section 13(a) or 15(d) of the Exchange Act:

(i)	All quarterly and annual financial and other information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10- K if the Issuer were required to file these Forms; and

(ii)	All current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.
In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (i) and (ii) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request.
If any direct or indirect parent of the Issuer has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, if applicable, and has furnished the Holders of Senior Notes, or filed electronically with the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), the reports described herein with respect to such parent (including any financial information required by Regulation S-X relating to the Issuer and the Guarantors), the Issuer shall be deemed to be in compliance with the provisions of this covenant.
Limitations on Designation of Unrestricted Subsidiaries
The Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(i)	No Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(ii)
Either (A) the Subsidiary to be so Designated has total assets of $1,000 or less; or (B) the Issuer would be permitted to make, at the time of such Designation, (x) a Permitted Investment or (y) an Investment pursuant to the first paragraph of “—Limitations on Restricted Payments,” in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date.

No Subsidiary may be Designated as an “Unrestricted Subsidiary” if such Subsidiary or any of its Subsidiaries (i) owns (A) any Equity Interests (other than Qualified Equity Interests) of the Issuer or (B) any Equity Interests of any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so Designated or (ii) is a Person with respect to which either the Issuer or any Restricted Subsidiary has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve the Person’s financial condition or cause the Person to achieve any specified levels of operating results, unless such obligation is a Permitted Investment or is otherwise permitted under “—Limitations on Restricted Payments.”
If, at any time, any Unrestricted Subsidiary fails to meet the requirements of the two preceding paragraphs as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under “—Limitations on Additional Indebtedness” or the Lien is not permitted under “—Limitations on Liens,” the Issuer shall be in default of the applicable covenant.
The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(i)	No Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(ii)
All Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee, certifying compliance with the foregoing provisions.

Information Regarding Collateral
The Issuer will furnish to the Noteholder Collateral Agent and the Trustee, with respect to the Issuer or any Guarantor, prompt written notice at least fifteen (15) days prior to any change in such Person’s (i) corporate name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) Federal Taxpayer Identification Number. The Issuer will promptly notify the Noteholder Collateral Agent and the Trustee if any material portion of the Collateral is damaged or destroyed.
Each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year, the Issuer shall deliver to the Trustee a certificate of a financial officer setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the prior delivered Perfection Certificate.
Impairment of Security Interest
The Issuer will not, and will not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of Noteholder Secured Parties, except as expressly permitted by “—Amendment, Supplement and Waiver” or the provisions of the Indenture regarding the Security Documents, the Security Documents or the Intercreditor Agreement.
Insurance
The Issuer and Guarantors (x) will cause any insurance policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Trustee, which endorsement shall provide that, from and after the Issue Date, subject to the terms, conditions and provisions of the Intercreditor Agreement, if the insurance carrier shall have received written notice from the Trustee of the occurrence and continuance of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Grantors under such policies directly to the Trustee during the continuance of an Event of Default; (y) will cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Trustee (giving the Trustee the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Trustee; and (z) will deliver to the Trustee, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a draft copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Trustee) and reasonably promptly thereafter deliver a duplicate original copy of such policy together with evidence reasonably satisfactory to the Trustee of payment of the premium as required by such insurance.
The Grantors will notify the Trustee promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this covenant is taken out by any Grantor; and promptly deliver to the Trustee a duplicate copy of such policy or policies.
Consolidated Secured Debt Ratio
Commencing on the Issue Date, the Issuer will not permit the Consolidated Secured Debt Ratio as at the last day of each fiscal month for any period set forth below to exceed:

Period	Consolidated Secured Debt Ratio
Issue Date — March 31, 2013	7.50 : 1.00
April 1, 2013 — March 31, 2014	7.00 : 1.00
April 1, 2014 — March 31, 2015	6.75 : 1.00
April 1, 2015 — and thereafter	6.50 : 1.00
Limitations on Mergers, Consolidations, Etc.
The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (i) consolidate or merge with or into another Person (other than a merger with an Affiliate solely for the purpose of and with the effect of changing the Issuer’s jurisdiction of incorporation to another State of the United States or forming a holding company for the Issuer (provided that such holding company becomes a Guarantor)), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (ii) adopt a Plan of Liquidation unless, in either case:

(i)	Either:

a)	The Issuer will be the surviving or continuing Person; or

b)
The Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States or the District of Columbia, and the Successor expressly assumes, by supplemental indenture, security documents and intercreditor agreement in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Senior Notes, the Indenture, the applicable Security Documents and the Intercreditor Agreement; provided, that if such Person is a limited liability company or a partnership, such Person will form a Wholly Owned Restricted Subsidiary that is a corporation and cause such Subsidiary to become a co-issuer of the Senior Notes; and

(ii)
Immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.
Except as provided in “—General—The Note Guarantees—Release of a Guarantor,” no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

(i)	Either:

a)	Such Guarantor will be the surviving or continuing Person; or

b)
The Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture, security documents and intercreditor agreement in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture, the applicable Security Documents and the Intercreditor Agreement, and is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States or the District of Columbia; and

(ii)	Immediately after giving effect to such transaction, no Default shall have occurred and be continuing.
For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.
Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Senior Notes or its Note Guarantee, except as provided in “—General—The Note Guarantees—Release of a Guarantor,” the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or the Person to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Senior Notes, the Note Guarantees, the Security Documents and Intercreditor Agreement with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Senior Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Senior Notes, the Indenture and its Note Guarantee, if applicable.
Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary; provided, that if any party to any such transaction is a Note Party, the surviving entity, as the case may be, shall be a Note Party.

Events of Default
Each of the following will be an “Event of Default;”

(i)
Failure by the Issuer to pay (x) interest on any of the Senior Notes when it becomes due and payable and the continuance of any such failure for thirty (30) days or (y) any premium due in respect of any optional redemption of the Senior Notes when due and payable;

(ii)
Failure by the Issuer to pay the principal on any of the Senior Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, upon a Change of Control Purchase Date, upon acceleration or otherwise;

(iii)	Failure by the Issuer to comply with “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.” or in respect of its obligations to purchase Senior Notes upon a Change of Control;

(iv)
Failure by the Issuer or any Guarantor (A) to comply with any other agreement or covenant in the Indenture (other than the “Consolidated Secured Debt Ratio” covenant), the Security Documents or the Intercreditor Agreement and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Senior Notes then outstanding and (B) to comply with the “Consolidated Secured Debt Ratio” covenant and continuance of this failure to comply for 30 days after notice of the failure has been given to the Issuer by the Trustee or by Holders of at least 25% of the aggregate principal amount of the Senior Notes then outstanding;

(v)
Event of default under any mortgage, indenture or other instrument or agreement under which there is issued Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, if such event of default is a default relating to a failure to pay at stated maturity thereof or would enable or permit the holder or holders thereof or any trustee or agent on their behalf to cause such Indebtedness to become due and payable prior to scheduled maturity and such event of default continues for a period of twenty (20) days, provided, that the principal amount of such Indebtedness, together with any other Indebtedness with respect to which a default has occurred and is continuing, aggregates $10.0 million or more;

(vi)
One or more final non-appealable judgments or orders that exceed $10.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled, discharged or rescinded within 60 days after the applicable judgment becomes final and non-appealable;

(vii)	The Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

a)	Commences a voluntary case,

b)	Consents to the entry of an order for relief against it in an involuntary case,

c)	Consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

d)	Makes a general assignment for the benefit of its creditors;

(viii)	A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

a)	Is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

b)	Appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

c)	Orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days;

(ix)
Any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee); or

(x)
Any security interest and Lien purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $5.0 million at any time shall cease to be in full force and effect, or shall cease to give the Noteholder Collateral Agent, for the benefit of the applicable Noteholder Secured Parties, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in the Indenture, the Intercreditor Agreement or Security Documents)) in favor of the Noteholder Collateral Agent, or shall be asserted by the Issuer or any other Guarantor not to be, (or any action shall be taken by the Issuer or any Guarantor to discontinue unless otherwise permitted) a valid, perfected, first priority (except as otherwise expressly provided in the Indenture, the Intercreditor Agreement or Security Documents) security interest in or Lien on the Collateral covered thereby; except in each case to the extent that any such loss of perfection or priority results from the failure of the Trustee or Noteholder Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or take other actions required to maintain the creation, perfection or priority of such security interest and Lien.

If an Event of Default specified in clause (vii) or (viii) above with respect to the Issuer occurs, all outstanding Senior Notes will become due and payable without any further action or notice. If an Event of Default (other than an Event of Default specified in clause (vii) or (viii) above with respect to the Issuer) occurs and is continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding, by written notice to the Issuer and the Trustee, may declare (an “acceleration declaration”) all amounts owing under the Senior Notes to be due and payable immediately. Upon such acceleration declaration, the aggregate principal of and accrued and unpaid interest on the outstanding Senior Notes will become due and payable immediately; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Senior Notes may rescind and annul such acceleration:

(i)	if the rescission would not conflict with any judgment or decree;

(ii)	if all existing Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of this acceleration;

(iii)
to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(iv)	if the Issuer has paid to the Trustee its reasonable compensation and reimbursed the Trustee of its expenses, disbursements and advances; and

(v)
in the event of a cure or waiver of an Event of Default of the type set forth in clause (vii) or (viii) in the first paragraph of this “—Events of Default” section, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.
Subject to the terms, conditions, and provisions of the Intercreditor Agreement, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Senior Notes or to enforce the performance of any provision of the Senior Notes or the Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.
Subject to the provisions of the Indenture, the Holders of a majority in principal amount of the outstanding Senior Notes (which may include consents obtained in connection with a tender offer or exchange offer of Senior Notes) by notice to the Trustee may waive an existing Default and its consequences, except a continuing Default in the payment of principal of, or interest on, any Note as specified in clause (i) or (ii) of the first paragraph of this “—Events of Default” section; provided, however, that the Holders of a majority in aggregate principal amount of the then-outstanding Senior Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. When a Default is waived, it is cured and ceases.

The Holders of not less than a majority in principal amount of the outstanding Senior Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to the duties of the Trustee in the Indenture, however, the Trustee may refuse to follow any direction that conflicts with any law or the Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
In the event the Trustee takes any action or follows any direction pursuant to the Indenture, the Trustee will be entitled to indemnification against any loss or expense caused by taking such action or following such direction.
No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

(i)
has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Senior Notes outstanding;

(ii)	has been offered indemnity satisfactory to it in its reasonable judgment; and

(iii)	has not received from the Holders of a majority in aggregate principal amount of the outstanding Senior Notes a direction inconsistent with such request.
However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (i) in the first paragraph of this “—Events of Default” section).
Notwithstanding any other provision of the Indenture, the right of any Holder to receive payment of principal of, premium in respect of, and interest on, a Senior Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and promptly (and in any event within 15 days) after any Officer of the Issuer becomes aware of the occurrence of any Default a statement specifying the Default and what action, if any, the Issuer is taking or proposes to take with respect thereto.
If a Default occurs and is continuing and the Trustee receives actual notice of such Default, the Trustee shall send to each Holder notice of the uncured Default within 30 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make a payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Net Proceeds Payment Date pursuant to a Net Proceeds Offer, or a Default in complying with the provisions of “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.,” the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.
Amendment, Supplement and Waiver
Subject to certain exceptions, the Issuer, the Guarantors and the Trustee and Noteholder Collateral Agent together, with the written consent (which may include consents obtained in connection with a tender offer or exchange offer for Senior Notes) of the Holder or Holders of at least a majority in aggregate principal amount of the Senior Notes then outstanding may amend or supplement the Indenture, the Senior Notes or the Note Guarantees or other Senior Note Documents, without notice to any other Holders. Subject to certain exceptions, the Holder or Holders of a majority in aggregate principal amount of the outstanding Senior Notes may waive compliance with any provision of the Indenture, the Senior Notes or the Note Guarantees or the other Senior Note Documents without notice to any other Holders.
Notwithstanding the above, without the consent of each Holder affected, no amendment or waiver may:

(i)	reduce, or change the maturity, of the principal of any Senior Note;

(ii)	reduce the rate of or extend the time for payment of interest on any Senior Note;

(iii)
reduce any amounts payable upon redemption or any Change of Control or change the date on, or the circumstances under, which any Senior Notes are subject to redemption or purchase (other than provisions of “—Purchase at the Option of Holders Upon a Change of Control” and “—Certain Covenants—Limitations on Asset Sales,” except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Issuer to repurchase the Senior Notes upon a Change of Control may be made without the consent of each Holder of the Senior Notes affected);

(iv)	make any Senior Note payable in money or currency other than that stated in the Senior Notes;

(v)	expressly subordinate in right of payment such Senior Note or any Note Guarantee to any other Indebtedness of the Issuer or any Guarantor;

(vi)	reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Senior Notes;

(vii)
waive a continuing default in the payment of principal of or premium or interest on any Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

(viii)
impair the rights of Holders to receive payments of principal of or interest on the Senior Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Senior Notes;

(ix)	release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

(x)	make any change in these amendment and waiver provisions.
In addition, without the consent of the Holders of at least 66 2/3% in principal amount of the Senior Notes then outstanding, (a) no amendment to the Indenture, the Senior Notes, the Note Guarantees or other Senior Note Documents may release all or substantially all of the Collateral from the Liens securing the Senior Notes and (b) no amendment to, or waiver of, the provisions of the Indenture, the Senior Notes, the Note Guarantees or other Senior Note Documents may alter the priority of the Liens securing the Collateral in any manner that adversely affects the rights of the Holders of the Senior Notes, in each case other than in accordance with the terms of the applicable Senior Note Documents.
The Issuer and the Trustee and the Noteholder Collateral Agent together, may amend or supplement the Indenture, the Senior Notes, the Note Guarantees or any other Senior Note Documents without notice to or consent of any Holder:

(i)	to cure any ambiguity, defect or inconsistency;

(ii)	to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes;

(iii)
to provide for the assumption of the Issuer’s obligations to the Noteholder Secured Parties in the case of a merger, consolidation or sale of all or substantially all of the assets, in accordance with “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.;”

(iv)	to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture);

(v)	to add any Subsidiary of the Issuer as a Guarantor;

(vi)	to make any change that would provide additional rights or benefits to the Holders or would not materially adversely affect the rights of any Holder;

(vii)	in the case of the Indenture, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(viii)	to add additional assets as Collateral or otherwise enter into additional or supplemental Security Documents;

(ix)	to release Collateral from the Lien pursuant to the Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by such agreements;

(x)
to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or to the extent required under the Intercreditor Agreement, to conform any Security Documents to reflect amendments or other modifications to comparable provisions under ABL Facility security documents; or

(xi)	to amend the Intercreditor Agreement pursuant to Section 10.5 thereof or otherwise enter into an Intercreditor Agreement in respect of an ABL Facility permitted hereby.
Legal Defeasance and Covenant Defeasance
The Issuer may elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Senior Notes, Note Guarantees and the Security Documents. Upon the Issuer’s exercise of such option, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth below, be deemed to have been discharged from their obligations with respect to all outstanding Senior Notes, Note Guarantees and the Security Documents on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Notes, the Note Guarantees, the Indenture and the Security Documents which shall thereafter be deemed to be “outstanding” only for the purposes of application of the trust money as set forth in the Indenture and the other sections of the Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Senior Notes and the Indenture and the Guarantors shall be deemed to have satisfied all of their obligations under the Note Guarantees, the Indenture and the Security Documents (and the Trustee and the Noteholder Collateral Agent, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged under the Indenture:

(i)
The rights of Holders of outstanding Senior Notes to receive, solely from the trust fund, and as more fully set forth in the Indenture, payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due;

(ii)
The Issuer’s obligations with respect to the Senior Notes under certain provisions in the Indenture relating to the Senior Notes and the covenant in the Indenture relating to the maintenance of office or agency;

(iii)	The rights, powers, trusts, duties and immunities of the Trustee and Noteholder Collateral Agent under the Indenture and the Issuer’s and Guarantors’ obligations in connection therewith; and

(iv)	The Legal Defeasance provisions of the Indenture.
In addition, the Issuer may elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture and the Security Documents, and thereafter any omission to comply with such obligations shall not constitute an Event of Default. Upon the Issuer’s exercise of such option, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions described below, be released from their respective obligations under the covenants under the Indenture and the Security Documents, except as described otherwise in the Indenture (hereinafter, “Covenant Defeasance”), and the Senior Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes under the Indenture (it being understood that such Senior Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Notes, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere to any such covenant or by reason of any reference in any such covenant to any other provision in the Indenture or in any other document and such omission to comply shall not constitute an Event of Default, but, except as described above, the remainder of the Indenture and such Senior Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise of Covenant Defeasance, certain Events of Default will no longer apply.
In order to exercise either Legal Defeasance or Covenant Defeasance:

(i)
the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Senior Notes on the stated date for payment or on the Redemption Date of the principal or installment of principal of or interest on the Senior Notes,

(ii)	in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

a)	the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

b)	since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(iii)
in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(iv)	no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit),

(v)
the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the Indenture or a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit),

(vi)
the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(vii)
the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (i) through (vi) and, in the case of the Opinion of Counsel, clauses (ii) and/or (iii) and (v) of this paragraph have been complied with.

The Collateral will be released from the Lien securing the Senior Notes, as provided under the caption “—Release of Collateral,” upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.
Discharge of Indenture
The Issuer may terminate its obligations under the Senior Notes, the Indenture and the Security Documents and the obligations of the Guarantors under the Note Guarantees, the Indenture and the Security Documents and the Indenture and the Security Documents shall cease to be of further effect (except for certain obligations regarding the registration of transfer or exchange of Senior Notes, covenants regarding payment and maintenance of existence and other provisions specified in the Indenture, which shall survive until all of the Senior Notes are no longer outstanding), if:

(i)
all the Senior Notes that have been authenticated and delivered (except lost, stolen or destroyed Senior Notes which have been replaced or paid and Senior Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(ii)
(a) all Senior Notes not delivered to the Trustee for cancellation otherwise have become due and payable, will become due and payable, or may be called for redemption, within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in trust sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Senior Notes not theretofore delivered to the Trustee for cancellation,

a)	the Issuer has paid all sums then due and payable by it under the Indenture, and

b)	the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Senior Notes at maturity or on the Redemption Date, as the case may be.
In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Calculations in Respect of Senior Notes
Except as otherwise provided in the Indenture, the Issuer (or its agents) will be responsible for making all calculations called for under the Indenture or the Senior Notes. The Issuer (or its agents) will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Issuer (or its agents) upon request will provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder.
Trustee
U.S. Bank National Association will be the Trustee and Noteholder Collateral Agent under the Indenture and has been appointed as the Registrar and Paying Agent.
The Trustee will not be responsible for and will not make any representation as to the validity or adequacy of the Indenture or the Senior Notes, it will not be accountable for the Issuer’s use of the proceeds from the Senior Notes, and it will not be responsible for any statement of the Issuer in the Indenture or any document issued in connection with the sale of Senior Notes or any statement in the Senior Notes other than the Trustee’s certificate of authentication. The Trustee will not make any representations with respect to the effectiveness or adequacy of the Indenture.
If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the Holders pursuant to the provisions of the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
Governing Law
The Indenture, the Senior Notes, the Note Guarantees, the Security Documents and the Intercreditor Agreement will be governed by and construed in accordance with the laws of the State of New York.
Certain Definitions
Set forth below is a summary of certain defined terms used in the Indenture. Reference is made to the Indenture and the other Senior Note Documents for the full definition of all terms.
“ABL Collateral” means “ABL Priority Collateral” as defined in the Intercreditor Agreement.
“ABL Debt” means all Indebtedness and letters of credit of the Issuer or any Subsidiary of the Issuer outstanding under any ABL Facility and all other Obligations under any ABL Facility (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Issuer or any Subsidiary of the Issuer, regardless of whether or not a claim for post-filing interest is allowed in such proceedings).
“ABL Facility” means one or more debt facilities (including the Credit Agreement), indentures or commercial paper facilities or other agreements, in each case with banks or other lenders or investors providing for credit loans, notes, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, amended and restated, modified, supplemented, renewed, refunded, replaced, restructured or refinanced in whole or in part from time to time (including any agreement extending the maturity thereof or increasing the amount of available borrowings thereunder or adding additional borrowers or guarantors thereunder), whether by the same or any other agent, lender or group of lenders (or any affiliate of such agent, lender or group of lenders).
“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Original Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary whether or not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, whether or not such Indebtedness was incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of “—Certain Covenants—Limitations on Transactions with Affiliates” only, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns 10% or more of any class of the Voting Stock of the referent Person or (2) of which 10% or more of the Voting Stock is beneficially owned by the referenced Person. For purposes of this definition and the definition of “Permitted Holder,” “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
“Agent” means any Registrar or Paying Agent.
“amend” means to amend, supplement, restate, amend and restate, renew, replace or otherwise modify; and “amendment” shall have a correlative meaning.
“asset” means any asset or property.
“Asset Acquisition” means

(1)
An Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or

(2)	The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.
“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a sale and leaseback transaction or a merger or consolidation or sale of Equity Interests of any Restricted Subsidiary (other than directors’ qualifying shares)) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1)	Transfers of cash or Cash Equivalents;

(2)
Transfers of assets (including Equity Interests) that are governed by, and made in accordance with, “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.” or any transfer that constitutes a Change of Control under the Indenture;

(3)	Permitted Investments and Restricted Payments permitted under “—Certain Covenants—Limitations on Restricted Payments;”

(4)	The creation or realization of any Lien permitted under the Indenture;

(5)
Transfers of surplus, damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

(6)
Sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of the Issuer and the Restricted Subsidiaries;

(7)
Any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $5.0 million;

(8)
To the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of assets for like property (excluding any boot thereon) for use in a business similar to that of the Issuer or any Restricted Subsidiary; provided, that if any property that is so disposed is Collateral, the Issuer or the applicable Restricted Subsidiary will provide Liens on such exchanged for like property under and in accordance with the Indenture and the Security Documents;

(9)	The unwinding of any Hedging Obligations;

(10)	Any sale and leaseback transactions permitted by the Indenture;

(11)	Any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(12)	The lease or sublease of any real or personal property in the ordinary course of business;

(13)	The transfer, sale or other disposition resulting from any condemnation or other taking of, any property or assets of the Issuer or any Restricted Subsidiary; and

(14)	Termination of leases and subleases.
“Asset Sale Proceeds Account” means one or more deposit accounts or securities accounts holding the proceeds of any sale or disposition of any Senior Notes Collateral.
“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”
“Bank Collateral Agent” means Bank of America, N.A. and any successor under the Credit Agreement, or if there is no Credit Agreement, the “Collateral Agent” designated pursuant to the terms of any ABL Facility.
“Banking Services” means each and any of the following bank services provided to the Issuer or any Subsidiary by any lender under an ABL Facility or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Banking Services Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in the City of New York are authorized or required by law to close.
“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting and in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person).
“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.
“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Equivalents” means:

(1)
Marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof), maturing within 360 days of the date of acquisition thereof;

(2)
Demand and time deposits and certificates of deposit or acceptances, maturing within 360 days of the date of acquisition thereof, of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a “B” rating by Thomson Financial BankWatch;

(3)
Readily marketable direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer’s option, provided that:

(i)
the long-term debt of such state is rated, at the time of the Investment, “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)); and

(ii)	such obligations mature not more than one year from the date of acquisition thereof;

(4)
Commercial paper maturing no more than 270 days from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(5)
Repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

(6)	Investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (5) above.
“Close of Business” means 5:00 p.m. New York City time.
“Collateral” means all the assets and properties subject to the Liens created by the Security Documents (which shall not include Excluded Assets).
“Collateral Agreement” means the Pledge and Security Agreement dated the Original Issue Date (as amended, amended and restated, supplemented renewed, refunded, replaced, restructured or otherwise modified from time to time, whether by the same or any other agent, lender or group of lenders (or any affiliate of such agent, lender or group of lenders) among the Issuer, the Guarantors party thereto and the Noteholder Collateral Agent.
“Consolidated Amortization Expense” for any period means the amortization expense and depletion expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Cash Flow” for any period means, without duplication, the sum of the amounts for such period of

(1)	Consolidated Net Income, plus

(2)
In each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements (other than any municipal loan or related agreements entered into in connection with the incurrence of industrial revenue bonds), instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(a)	Consolidated Income Tax Expense,

(b)	Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c)	Consolidated Depreciation Expense,

(d)	Consolidated Interest Expense,

(e)	Restructuring Expenses, and

(f)	All other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, in each case determined on a consolidated basis in accordance with GAAP, minus

(3)
The aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period (excluding (i) the accrual of revenue consistent with past practice and (ii) reversals of prior accruals on reserves for cash items previously included in the calculation of Consolidated Cash Flow, in each case in accordance with GAAP).

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense (less interest income) of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including without duplication,

(1)	Imputed interest on Capitalized Lease Obligations,

(2)	Commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3)	The net costs associated with Hedging Obligations,

(4)	The interest portion of any deferred payment obligations,

(5)	All other non-cash interest expense,

(6)	Capitalized interest,

(7)
The product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal,

(8)	All interest payable with respect to discontinued operations, and

(9)
All interest on any Indebtedness described in clause (7) or (8) of the definition of “Indebtedness”; provided, that such interest shall be included in Consolidated Interest Expense only to the extent that the amount of the related Indebtedness is reflected on the balance sheet of the Issuer or any Restricted Subsidiary, less, to the extent included in such total interest expense, (A) the amortization during such period of capitalized financing costs associated with the Transactions and the Exchange Transactions and (B) the amortization during such period of other capitalized financing costs.
Consolidated Interest Expense shall be calculated excluding unrealized gains and losses with respect to Hedging Obligations.
“Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded from such net income (or loss) (to the extent otherwise included therein), without duplication:

(1)
The net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Wholly Owned Restricted Subsidiaries during such period;

(2)
Except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1) or otherwise in accordance with the definition of Consolidated Secured Debt Ratio, the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3)
The net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income at the date of determination is not permitted, directly or indirectly by operation of the terms of its charter or any agreement (other than any municipal loan or related agreements entered into in connection with the incurrence of industrial revenue bonds), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders during such period, unless otherwise waived, except that the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(4)	Net income (loss) from disposed or discontinued operations and any gain (or loss) in disposal of discontinued operations;

(5)
Any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary;

(6)	Gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(7)	Unrealized gains and losses with respect to Hedging Obligations;

(8)	The cumulative effect of any change in accounting principles;

(9)
Any amortization or write-offs of debt issuance or deferred financing costs, premiums and prepayment penalties, and all other costs and expenses, in each case, paid or charged during such period to the extent attributable to the Transactions or the Exchange Transactions;

(10)	Gains and losses realized upon the refinancing of any Indebtedness of the Issuer or any Restricted Subsidiary;

(11)
Any extraordinary, nonrecurring or unusual gain (or extraordinary, nonrecurring or unusual loss), together with any related provision for taxes on any such extraordinary, nonrecurring or unusual gain (or the tax effect of any such extraordinary, nonrecurring or unusual loss) (including, other than for purposes of “—Certain Covenants—Limitations on Restricted Payments,” any Restructuring Expenses, any expenses or charges related to any issuance of Equity Interests, Investments, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness) realized by the Issuer or any Restricted Subsidiary during such period;

(12)
Non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of Equity Interests or other equity-based awards or any amendment or substitution of any such Equity Interests or other equity-based awards;

(13)	Any goodwill or asset impairment charges or write-offs subsequent to the Original Issue Date or amortization of other intangibles, in each case in accordance with GAAP;

(14)
Any expenses or reserves for liabilities to the extent that the Issuer or any Restricted Subsidiary is entitled to indemnification therefor under binding agreements; provided, that any liabilities for which the Issuer or such Restricted Subsidiary is not actually indemnified shall reduce Consolidated Net Income in the period in which it is determined that the Issuer or such Restricted Subsidiary will not be indemnified;

(15)
Any restoration to income of any contingency reserve, except to the extent that provisions for such reserve was made out of Consolidated Net Income accrued at any time following the Original Issue Date;

(16)	Any charges or credits relating to the adoption of fresh start accounting principles;

(17)
Without duplication of clause (5) above, any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, Hedging Obligations or other derivative instruments entered in relation to the Indebtedness extinguished; and

(18)	Any gain or loss resulting from mark-to-market requirement of any derivative security, including the Convertible Notes.
In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (ii)(4) of the first paragraph of “—Certain Covenants—Limitations on Restricted Payments” or decreased the amount of Investments outstanding pursuant to clause (16) the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.
“Consolidated Net Tangible Assets” means the aggregate amount of assets of the Issuer (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) (a) all current liabilities (other than the obligations under the Indenture or current maturities of long-term Indebtedness), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of the Issuer and the Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.
“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (a) consolidated total Indebtedness of the Issuer and its Restricted Subsidiaries on the date of determination that constitutes the Senior Notes, any Other Pari Passu Lien Obligations and any indebtedness incurred under the Credit Agreement (including any letters of credit issued thereunder) to (b) the aggregate amount of Consolidated Cash Flow for the then most recent four fiscal quarters for which internal financial statements of the Issuer and its Restricted Subsidiaries are available (the “Four-Quarter Period”) ending on or prior to the relevant date of determination (the “Relevant Determination Date”). For purposes of this definition, Consolidated Cash Flow shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)
The incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase, redemption, defeasance or other discharge of Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Relevant Determination Date, as if such incurrence, repayment, repurchase or redemption, defeasance or other discharge of or issuance, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2)
Any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Relevant Determination Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations will be made on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act and shall include, for the avoidance of doubt, synergies, operating improvements, operating expense reductions and other cost savings to the extent allowable, calculated in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the Relevant Determination Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term in excess of 12 months as of the Relevant Determination Date).
“Contribution Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount equal to the product of (i) the aggregate amount of cash contributions (other than Excluded Contributions, Restricted Payments made pursuant to clause (ii) of the second paragraph of “—Certain Covenants—Limitations on Restricted Payments” or Disqualified Stock) or cash contributed by the Issuer or a Restricted Subsidiary of the Issuer) made to the common equity capital of the Issuer or any Restricted Subsidiary after the Original Issue Date multiplied by (ii) 0.50.
“Convertible Notes” means the Issuer’s 9.5% Convertible Notes due 2015 issued pursuant to the Convertible Notes Indenture, in an aggregate principal amount outstanding on the Issue Date immediately prior the issuance of any Senior Notes of $55,000,000, as amended or supplemented from time to time.

“Convertible Notes Indenture” means that certain Indenture, dated as of August 31, 2010, by and among the Issuer, the guarantors party thereto, and U.S. Bank National Association, as trustee, governing the issuance of the Convertible Notes, as amended by a supplemental indenture dated as of October 30, 2012, a second supplemental indenture described in this Prospectus, and as may be further amended or supplemented from time to time after the Issue Date.
“Corporate Trust Office” means the corporate trust office of the Trustee located at 150 Fourth Avenue North, 2nd Floor, Nashville, Tennessee 37219, Attention: Corporate Trust Department, or such other office, designated by the Trustee by written notice to the Issuer, at which at any particular time its corporate trust business shall be administered.
“Credit Agreement” means the Credit Agreement dated as of the Original Issue Date by and among the Issuer, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders, book-runners, arrangers and other agents named therein, as replaced by the Loan and Security Agreement, dated as of August 31, 2012, by and among the Issuer, the subsidiaries of the Issuer from time to time party thereto as “Borrowers”, the subsidiaries of the Issuer from time to time party thereto as “Guarantors”, the financial institutions party thereto as “Lenders,” and Bank of America, N.A., a national banking association, as agent for the Lenders, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, amended and restated, supplemented, increased, extended, renewed, refunded, replaced, restructured or refinanced in whole or in part from time to time.
“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.
“Depositary” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.
“Designated Preferred Stock” means preferred stock of the Issuer (other than Disqualified Equity Interests) that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the date of issuance thereof, the cash proceeds of which are excluded from the calculation set forth in clause (ii)(2) of the first paragraph of “—Certain Covenants—Limitations on Restricted Payments.”
“Discharge of ABL Debt” means (a) the payment in cash of all obligations outstanding and unpaid under the ABL Facility (including, without limitation, principal, interest, break-funding and increased cost reimbursement, fees and expenses) and the cash collateralization or other satisfactory arrangement of letters of credit then outstanding thereunder, in each case, contemporaneously with or after the termination or expiration of commitments under such ABL Facility and (b) the payment in cash or cash collateralization of Swap Obligations and Banking Services Obligations that are secured by a Lien on ABL Collateral.
“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final Maturity Date of the Senior Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the 91st day after the final Maturity Date of the Senior Notes shall not constitute Disqualified Equity Interests if the change in control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions set forth in “—Purchase at the Option of Holders Upon a Change of Control” and “—Certain Covenants—Limitations on Asset Sales” respectively, and such Equity Interests provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Senior Notes as required pursuant to the provisions set forth in “—Purchase at the Option of Holders Upon a Change of Control” and “—Certain Covenants—Limitations on Asset Sales,” respectively.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exchange Transactions” means, collectively, (a) the execution and delivery by the Issuer and the Guarantors of the Indenture, an amendment to the Collateral Agreement, the Intercreditor Agreement Amendment and other related documents to which they are a party and the issuance of the Senior Notes thereunder, and the performance by the Issuer and the Guarantors of the Indenture, the Collateral Agreement as so amended, the Intercreditor Agreement as so amended and such other documents, (b) the execution, delivery and performance by the Issuer and the Guarantors of the second supplemental indenture to the Convertible Notes Indenture, (c) the performance by the Issuer and the Subsidiaries party thereto of the Credit Agreement and related security documents and borrowings thereunder and (d) the payment of related fees and expenses.
“Excluded Assets” means (a) Excluded Equity, (b) those assets that would constitute ABL Collateral but as to which the Bank Collateral Agent shall not have required a lien or security interest (other than such forbearance by the Bank Collateral Agent after the Discharge of ABL Debt), (c) any Trademark (as defined in the Collateral Agreement) applications filed in the United States Patent and Trademark Office on the basis of any Grantor’s, as applicable, “intent-to-use” such trademark, unless and until acceptable evidence of use of the Trademark has been filed with the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), provided that any such Trademark applications shall automatically be included in the Collateral upon the filing of acceptable evidence of use of such Trademark, (d) Equipment (as defined in the Collateral Agreement) and the related accessions and proceeds owned by any Grantor that is subject to a purchase money Lien or a Capital Lease to the extent such purchase money Lien or Capital Lease is a Permitted Lien if the contract to other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease or purchase money lien) prohibits or requires the consent of any Person other than a Grantor as a condition to the creation of any other Lien on such Equipment, (e) any interest in any real property (other than Material Real Property or Collateral constituting As-Extracted Collateral), including without limitation any leasehold interests (other than solely to the extent required to create and perfect a security interest in as-extracted collateral which is part of the ABL Collateral), (f) any assets the perfection of which would require notation of a lien on a certificate of title (other than solely to the extent such assets are part of the ABL Collateral) and (g) Special Property other than the following:

(a)
The right to receive any payment of money (including Accounts, General Intangibles and Payment Intangibles) or any other rights referred to in Sections 9-406, 9-407, 9-408, 9-409 of the UCC to the extent that such Sections of the UCC are effective to limit the prohibitions or restrictions which make such property “Special Property”; and

(b)	Any Proceeds, substitutions or replacements of any Special Property (unless such Proceeds, substitutions or replacements would constitute Special Property).

“Excluded Contributions” means the net cash proceeds or Cash Equivalents received by the Issuer after the Original Issue Date from:

(1)	contributions to its common equity capital; and

(2)
the sale (other than to the Issuer or to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any Subsidiary of the Issuer) of Qualified Equity Interests (other than Disqualified Stock and Designated Preferred Stock) of the Issuer;

in each case designated as Excluded Contributions pursuant to an Officers’ Certificate, the proceeds of which are excluded from the calculation set forth in clause (ii)(2) of the first paragraph of “—Certain Covenants—Limitations on Restricted Payments.”
“Excluded Equity” means Equity Interests solely to the extent:

(a)	In excess of 66% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary; or

(b)
The inclusion of such Equity Interests in the Collateral would require separate financial statements for a Subsidiary of the Issuer to be filed with the SEC (or any successor federal agency) pursuant to Rule 3-16 of Regulation S-X (or any successor law or regulation), as in effect from time to time.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value (other than of any asset with a public trading market) in excess of $5.0 million shall be determined by the Board of Directors of the Issuer acting reasonably and in good faith and shall be evidenced by a board resolution delivered to the Trustee. Fair Market Value (other than of any asset with a public trading market) in excess of $20.0 million shall be determined by an Independent Financial Advisor, which determination shall be evidenced by an opinion addressed to the Board of Directors of the Issuer and delivered to the Trustee.
“Foreign Subsidiary” means any Restricted Subsidiary of the Issuer which is not organized under the laws of (x) the United States or any state thereof or (y) the District of Columbia.
“Four-Quarter Period” has the meaning given to such term in the definition of “Consolidated Secured Debt Ratio.”
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.
“Grantors” means the Issuer and the Guarantors.
“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.
“Guarantors” means (1) each Restricted Subsidiary of the Issuer on the Issue Date (other than any Foreign Subsidiaries) and (2) each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of the Indenture.
“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.
“Holder” means any registered holder, from time to time, of the Senior Notes.
“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or, indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided, that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) the accrual of interest, the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall not be deemed to be an incurrence of Indebtedness.
“Indebtedness” of any Person at any date means, without duplication:

(1)	All liabilities, contingent or otherwise, of such Person for borrowed money;

(2)	All obligations of such Person evidenced by bonds, debentures, notes, other similar instruments or letters of credit (or reimbursement obligations with respect thereto);

(3)	All reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4)
All obligations of such Person to pay the deferred and unpaid purchase price of property or services due more than 60 days after such property is acquired or services completed, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(5)	The amount of all Disqualified Equity Interests of such Person calculated in accordance with GAAP (whether classified as debt, equity or mezzanine);

(6)	All Capitalized Lease Obligations of such Person or Attributable Debt in respect of sale and leaseback transactions;

(7)	All Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8)
All Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided, that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9)	To the extent not otherwise included in this definition, Hedging Obligations of such Person;

(10)
All obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, except trade payables incurred by such Person in the ordinary course of business; and

(11)
Indebtedness of any partnership in which such Person is a general partner (other than to the extent that the instrument or agreement evidencing such Indebtedness expressly provides that such Indebtedness is recourse only to the partnership and not to the general partner).

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.
Notwithstanding the foregoing, Indebtedness shall not include any liability for Federal, state, local or other taxes owed or owing to any governmental entity.
“Indenture” means the Indenture, as amended or supplemented from time to time in accordance with the terms hereof.
“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer’s Board of Directors, disinterested and independent with respect to the Issuer and its Affiliates.
“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Original Issue Date among the Bank Collateral Agent, the Trustee, the Noteholder Collateral Agent, the Issuer and each Guarantor, as amended by the Intercreditor Agreement Amendment, as it may be further amended, amended and restated, modified, supplemented, extended, renewed or replaced from time to time in accordance with the Indenture or other intercreditor agreements among the Trustee, the Noteholder Collateral Agent, an agent for lenders providing an ABL Facility from time to time, in each case as it may be amended, modified, supplemented, extended, renewed or replaced.
“Interest Payment Date” means the Stated Maturity of an installment of interest on the Senior Notes and shall mean April 1 and October 1 of each year, commencing on April 1, 2013.
“Investments” of any Person means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of:

(1)	All loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)
All purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3)	All other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

(4)	The Designation of any Subsidiary as an Unrestricted Subsidiary.
Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.” If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.
“Issue Date” means the date on which the Senior Notes are originally issued.
“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.
“Material Real Property” means any owned real property (or any interest in owned real property) having a net book value in excess of $700,000.
“Maturity Date” means October 1, 2015.
“Maximum ABL Debt Amount” means, on any date of determination, the amount of (i) (1) the aggregate principal amount of ABL Debt then outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and the Restricted Subsidiaries thereunder) which principal amount shall not exceed $102,500,000 less (2) to the extent a permanent repayment and/or commitment reduction is required thereunder as a result of the application, the aggregate amount of Net Available Proceeds applied to repayments under the Credit Agreement in accordance with “—Certain Covenants—Limitations on Asset Sales,” plus (ii) the aggregate amount of all then outstanding Banking Services Obligations and the then applicable net aggregate obligation amount of all then outstanding Swap Obligations incurred with any lender under an ABL Facility (or an affiliate of such lender), in the case of each of the obligations under this clause (ii), to the extent secured under any ABL Facility, plus (iii) all accrued and unpaid interest accruing in respect of or attributable to, but only in respect of or attributable to, the aggregate principal amount of ABL Debt at any one time not to exceed the amount referred to in clause (i) above, fees, indemnities (other than unasserted, contingent indemnity obligations) and other obligations (other than principal and interest) relating to the foregoing.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Mortgages” means mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to “—Certain Covenants—Further Assurances.”
“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(1)	Brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants, investment banks, consultants and placement agents) of such Asset Sale;

(2)	Provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3)	Amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4)	Payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale;

(5)
Appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds; and

(6)
Any portion of the purchase price from an Asset Sale placed in escrow (whether as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Asset Sale) in accordance with GAAP; provided, however, that at the termination of any such escrow, Net Available Proceeds shall be increased by the amount of any portion of funds released from escrow to the Issuer or any Restricted Subsidiary.

“Non-Recourse Indebtedness” means:

(1)
As to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)
No default with respect to which would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)
As to which the lenders have been notified or acknowledged in writing that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by the Issuer or any Restricted Subsidiary) or assets of the Issuer and the Restricted Subsidiaries.

“Note Guarantee” means the guarantee by each Guarantor of the Issuer’s payment obligations under the Indenture and the Senior Notes, executed pursuant to the Indenture.
“Noteholder Secured Parties” means the Trustee, the Noteholder Collateral Agent, each Holder and each other holder of, or obligee in respect of, any obligations in respect of the Senior Notes outstanding at such time and the beneficiaries of each indemnification obligation undertaken by a Note Party under any Note Document.
“Note Parties” means the Issuer and the Guarantors.
“Obligation” means any principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase or otherwise), premium, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.
“Officer” means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.
“Officers’ Certificate” means a certificate signed by two Officers.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Issuer, a Guarantor or the Trustee.
“Original Issue Date” means August 31, 2010.
“Other Pari Passu Lien Obligations” means any other Refinancing Indebtedness that refinances or refunds (or successive refinancings and refundings) any Senior Notes and all Obligations with respect to such Indebtedness; provided, that such Indebtedness shall (a) have a stated maturity date that is equal to or longer than the Senior Notes, (b) contain terms and covenants that are no more restrictive than the terms and covenants under the Senior Notes, (c) contain terms and covenants that are more restrictive than the terms and covenants under the Senior Notes so long as prior to or substantially simultaneously with the issuance of any such Indebtedness, the Senior Notes and the Indenture are amended to contain any such more restrictive terms and covenants and (d) be secured by an interest in the Collateral that ranks pari passu or junior to the security interest and Liens of the Noteholder Collateral Agent in the Collateral for the benefit of the Noteholder Secured Parties.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Senior Notes or the Note Guarantees, as applicable.
“Perfection Certificate” shall mean any Perfection Certificate substantially in the form delivered on the Original Issue Date.
“Permitted Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in the Prospectus and businesses that are reasonably related thereto, reasonable extensions thereof or necessary or desirable to facilitate any such business, and any unrelated business to the extent that it is not material in size as compared with the Issuer’s business as a whole.
“Permitted Investment” means:

(1)
(i) Investments by the Issuer or any Guarantor in (a) any Restricted Subsidiary that is a Guarantor or (b) any Person that will become immediately after such Investment a Restricted Subsidiary that is a Guarantor or that will merge or consolidate into the Issuer or any Restricted Subsidiary that is a Guarantor and (ii) Investments by any Restricted Subsidiary that is not a Guarantor in any other Restricted Subsidiary;

(2)	Investments in the Issuer by any Restricted Subsidiary;

(3)	Hedging Obligations incurred in compliance with “—Certain Covenants—Limitations on Additional Indebtedness;”

(4)	Cash and Cash Equivalents;

(5)
Receivables and trade credit owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(6)
Investments in securities of trade creditors or customers received upon foreclosure or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(7)
Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with “—Certain Covenants—Limitations on Asset Sales;”

(8)	Lease, utility and other similar deposits in the ordinary course of business;

(9)	Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests;

(10)	Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(11)	Guarantees of Indebtedness permitted to be incurred under the Indenture;

(12)
Advances, loans, rebates and extensions of credit to suppliers, customers and vendors in the ordinary course of business in an aggregate amount, together with the aggregate amount of Indebtedness under clause (xv) of the definition of “Permitted Indebtedness” not to exceed $2.5 million at any time outstanding;

(13)
Payroll, travel, relocation, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as operating expenses for accounting purposes and that are made in the ordinary course of business;

(14)
Investments in existence on the Original Issue Date or made pursuant to binding commitments existing on the Original Issue Date and any Investment consisting of an extension, modification, renewal, replacement, refunding or refinancing of any Investment existing on, or made pursuant to a binding commitment existing on the Original Issue Date; provided that the amount of such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the Indenture or (b) as may otherwise be permitted under the Indenture;

(15)	Prepaid expenses, negotiable instruments held for collection and workers’ compensation, performance and other similar deposits in the ordinary course of business;

(16)
Investments in an aggregate amount, at any one time outstanding, not to exceed the greater of $5.0 million and 2.5% of Consolidated Net Tangible Assets at the time of such Investment (with each Investment being valued as of the date made and without regard to subsequent changes in value);

(17)
Investments by the Issuer and its Restricted Subsidiaries consisting of deposits, prepayment and other credits to suppliers or landlords made in the ordinary course of business, including such Investments in connection with the entry into any new hauling arrangements contemplated as of the date of the Indenture;

(18)
Any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(19)
Any Investment by the Issuer or a Restricted Subsidiary of the Issuer in a Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (19) that are at the time outstanding, not to exceed the greater of (a) $15.0 million and (b) 10% of Consolidated Net Tangible Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), at any one time outstanding; provided, however, that if any Investment pursuant to this clause (19) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (19) for so long as such Person continues to be a Restricted Subsidiary;

(20)	Investments consisting of the licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(21)
Investments acquired after the date of the Indenture as a result of the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of another Person, including by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.” after the date of the Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(22)
Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses of intellectual property or leases, in each case, in the ordinary course of business; and

(23)
Any acquisition of assets or Equity Interests solely in exchange for, or out of the net cash proceeds received from, the issuance of Equity Interests (other than Disqualified Stock) of the Issuer or any contribution to the common equity of the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Investment pursuant to this clause (23) will be excluded from clause (ii)(2) of the first paragraph of “—Certain Covenants—Limitations on Restricted Payments.”

For purposes of this definition, in the event that a proposed Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clause (1) through (23) above, or is otherwise entitled to be incurred or made pursuant to “—Certain Covenants—Limitations on Restricted Payments,” the Issuer will be entitled to classify, or later reclassify, such Investment (or portion thereof) in one or more of such categories set forth above or pursuant to “—Certain Covenants—Limitations on Restricted Payments.”
The amount of Investments outstanding at any time pursuant to clause (16) above shall be deemed to be reduced:

(a)
Upon the disposition or repayment of or return on any Investment made pursuant to clause (16) above, as the case may be, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income); and

(b)
Upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and

(y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (16).
“Permitted Liens” means the following types of Liens:

(1)
Liens on the Collateral securing the ABL Debt not to exceed the Maximum ABL Debt Amount and Banking Services Obligations and Swap Obligations (whose priority shall be governed by the Intercreditor Agreement);

(2)
Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or the Restricted Subsidiaries shall have set aside on its books such reserves or other appropriate provisions as may be required pursuant to GAAP;

(3)
Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(4)
Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(5)
Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(6)
Judgment Liens not giving rise to a Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired, which are being contested in good faith and for which adequate reserves have been made to the extent required by GAAP;

(7)
Survey exceptions, easements, rights-of-way, zoning restrictions, non-monetary encumbrances and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

(8)	Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(9)
Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(10)
(A) Bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness; and (B) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code (or equivalent statutes) on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(11)	Leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

(12)	Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases;

(13)
Liens securing the Senior Notes, and Liens securing Other Pari Passu Lien Obligations, the Note Guarantees relating thereto and any Obligations with respect to such Senior Notes, Other Pari Passu Liens Obligations and Note Guarantees;

provided, that such Liens with respect to Other Pari Passu Lien Obligations do not extend to any additional assets not securing the Senior Notes;

(14)	Liens existing on the Original Issue Date securing Indebtedness outstanding on the Original Issue Date;

(15)	Liens in favor of the Issuer or a Guarantor;

(16)
Liens securing Indebtedness and related obligations (including Hedging Obligations and cash management obligations incurred in the ordinary course and not for speculative purposes) permitted pursuant to clauses (iv) or (viii)(a) of the second paragraph of “—Certain Covenants—Limitations on Additional Indebtedness” and Refinancing Indebtedness of such, in each case, to the extent such Liens in respect of Hedging Obligations are subject to the Intercreditor Agreement or another intercreditor agreement substantially consistent with and no less favorable to the Holders in any material respect than the Intercreditor Agreement and treated as “ABL Priority Liens” (as defined in the Intercreditor Agreement) under the applicable intercreditor agreement;

(17)
Liens securing Purchase Money Indebtedness and Capitalized Lease Obligations; provided, that such Liens shall not extend to any asset other than the specified asset being financed and additions and improvements thereon;

(18)
Liens securing Indebtedness permitted to be incurred under clause (xi) of the second paragraph of “—Certain Covenants—Limitations on Additional Indebtedness;” provided, that the Liens securing such Indebtedness (i) are solely on acquired property or Equity Interests of the acquired entity, and the proceeds thereof or (ii) do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Indebtedness prior to the incurrence of such Indebtedness by the Issuer or a Restricted Subsidiary;

(19)
Liens, other than those securing Indebtedness permitted to be incurred under “—Certain Covenants—Limitations on Additional Indebtedness,” on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(20)
Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (13), (16), (17), (18), (19) and this clause (20); provided, that such Liens (i) do not extend to any additional assets (other than improvements thereon and replacements thereof and proceeds) and (ii) are of the same priority as any such Liens prior to such refinancing;

(21)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(22)	Liens with respect to obligations that do not in the aggregate exceed $5.0 million at any one time outstanding;

(23)	Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Issuer or any of its Restricted Subsidiaries relating to such property or assets;

(24)
Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time (A) such Person becomes a Restricted Subsidiary of the Issuer or (B) such Person or such property is acquired by the Issuer or any Restricted Subsidiary; provided, that such Liens do not extend to any other assets of the Issuer or any Restricted Subsidiary and such Lien secures only those obligations which it secures on the date of such acquisition (and extensions, renewals, refinancings and replacements thereof);

(25)	Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

(26)
Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27)	Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(28)	Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(29)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(30)
Customary Liens granted in favor of a trustee (including the Trustee) to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness not prohibited by the Indenture is issued including the Indenture and the Convertible Notes Indenture;

(31)	Liens on assets or the Capital Stock of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries to the extent not pledged as Notes Collateral; and

(32)
(i) With respect to real property owned by the Issuer or applicable Restricted Subsidiary, Liens encumbering any leases or subleases of real property leased to a third party and not incurred in connection with Indebtedness, which do not materially distract from the use of the property subject thereto and that do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and the Restricted Subsidiaries, taken as a whole and (ii) with respect to any real property leased by the Issuer or any Restricted Subsidiary, any Liens on the title of such property not created by the Issuer or the Restricted Subsidiary, as applicable.

For purposes of determining compliance with this definition, (a) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (b) in the event that a Lien (or any portion thereof) meets the criteria of one or more categories of Permitted Liens described above, the Issuer shall, in its sole discretion, classify (or later reclassify) such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and will only be required to include the amount and type of such item of Permitted Liens in one of the above clauses and such Lien will be treated as having been incurred pursuant to only one of such clauses.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.
“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.
“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.
“principal” means, with respect to the Senior Notes, the principal of, and premium, if any, on the Senior Notes.
“Prospectus” means the prospectus of the Issuer relating to the offering of the Senior Notes dated February , 2013 (including any documents incorporated by reference therein).
“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary, in each case, incurred for the purpose of financing all or any part of the purchase price, lease or mortgage financing (including such Indebtedness as lessee) of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof, and the payment of any sales or other taxes associated therewith; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost and payment and (2) such Indebtedness shall be incurred within one year after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.
“Qualified Equity Interests” means Equity Interests of the Issuer other than Disqualified Equity Interests; provided, that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Issuer or financed, directly or indirectly, using funds (1) borrowed from the Issuer or any Subsidiary of the Issuer until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or any Subsidiary of the Issuer (including, without limitation, in respect of any employee stock ownership or benefit plan).
“Record Date” means the applicable Record Date specified in the Senior Notes; provided, that if any such date is not a Business Day, the Record Date shall be the first day immediately succeeding such specified day that is a Business Day.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning.
“Redemption Date,” when used with respect to any Senior Note to be redeemed, means the date fixed for such redemption pursuant to the Indenture and the Senior Notes.
“Redemption Price,” when used with respect to any Senior Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to the Indenture and the Senior Notes.
“refinance” means to refinance, repay, prepay, replace, renew, refund, redeem, defease or retire.
“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used to redeem, extend, renew, replace, defease, refund or refinance in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1)
The principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (or accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premiums and defeasance costs paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2)	The Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness;

(3)
If the Refinanced Indebtedness was subordinated in right of payment to the Senior Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Senior Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness, and if the Refinanced Indebtedness was pari passu in right of payment with the Senior Notes or the Note Guarantees, as the case may be, then the Refinancing Indebtedness ranks pari passu with, or is subordinated in right of payment to, the Senior Notes or the Note Guarantees, as the case may be;

(4)
The Refinancing Indebtedness has a final Stated Maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the Maturity Date of the Senior Notes; provided, that (x) if the Refinancing Indebtedness is subordinated in right of payment to the Senior Notes or the Note Guarantees, then such Refinancing Indebtedness shall have a final Stated Maturity after the Maturity Date of the Senior Notes and (y) if the Refinancing Indebtedness is with respect to Refinanced Indebtedness that was Subordinated Indebtedness, then such Refinancing Indebtedness shall have a maturity date no earlier than the Maturity Date of the Senior Notes; and

(5)
The portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the Maturity Date of the Senior Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the Maturity Date of the Senior Notes; provided, that (x) if the Refinancing Indebtedness is subordinated in right of payment to the Senior Notes or the Note Guarantees, then no portion of such Refinancing Indebtedness shall mature until after the Maturity Date of the Senior Notes and (y) if the Refinancing Indebtedness is with respect to Refinanced Indebtedness that was Subordinated Indebtedness, then no portion of such Refinancing Indebtedness shall mature before the Maturity Date of the Senior Notes.

“Relevant Determination Date” has the meaning given to such term in the definition of “Consolidated Secured Debt Ratio.”
“Requirement of Law” means, collectively, any and all requirements of any governmental authority including any and all laws, ordinances, rules, regulations or similar statutes or case law.
“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of the Indenture.
“Restricted Payment” means any of the following:

(1)
The declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the

Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary (provided that such dividends or distributions be to the Issuer or a Guarantor if made by a Guarantor);

(2)
The redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, or any equity holder of the Issuer, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

(3)	Any Investment other than a Permitted Investment; or

(4)
Any prepayment with respect to or redemption, repurchase, retirement, defeasance or other acquisition for consideration of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness, in each case prior to the scheduled payment date or maturity or prior to any scheduled repayment of principal or sinking fund payment.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary. As of the Issue Date, all Subsidiaries of the Issuer shall be Restricted Subsidiaries.
“Restructuring Expenses” means losses, expenses and charges incurred in connection with restructuring within the Issuer and/or one or more Restricted Subsidiaries, including in connection with integration of acquired businesses or Persons, disposition of one or more Subsidiaries or businesses, exiting of one or more lines of businesses and relocation, disposition or consolidation of facilities, including severance, curtailments or modifications of pension plans, lease termination and other non-ordinary-course, non-operating costs and expenses in connection therewith.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and its successors.
“SEC” means the United States Securities and Exchange Commission.
“Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Security Documents” means the Collateral Agreement and any security agreements, pledge agreements, mortgages, collateral assignments and related agreements, in each case as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the property and assets (other than Excluded Assets) of each Grantor.
“Senior Note Documents” means the Senior Notes, the Note Guarantees, the Indenture, the Security Documents and the Intercreditor Agreement.
“Senior Notes” means, collectively, the Issuer’s 9.5% Senior Secured Notes due 2015 treated as a single class of securities under the Indenture, as amended or supplemented from time to time in accordance with the terms of the Indenture.
“Senior Notes Collateral” means substantially all of the assets (excluding all Excluded Assets) that are owned or hereafter acquired by the Issuer or by any Guarantor to the extent pledged or required to be pledged to secure the Senior Notes on a first-priority basis in favor of the Noteholder Secured Parties in accordance with the Intercreditor Agreement, the Indenture and the Security Documents, including, to the extent constituting Collateral, all to the extent owned or hereafter acquired by the Issuer or by any Guarantor, (i) Equity Interests in any Subsidiary of the Issuer, (ii) Material Real Property, (iii) Equipment (other than mixer trucks and mixing drums affixed thereto), (iv) Intellectual Property, (v) other Collateral to the extent not constituting ABL Collateral and (vi) Proceeds of Senior Notes Collateral, including the Asset Sale Proceeds Account; provided that after the Discharge of ABL Debt secured by the ABL Collateral and subject to the terms, conditions and provisions of the Intercreditor Agreement, the Indenture and the Security Documents, all Collateral shall constitute Senior Notes Collateral. All capitalized terms used in this definition and not otherwise defined in the Indenture shall have the meaning attributed thereto in the Uniform Commercial Code for the State of New York.
“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (vii) or (viii) under the first paragraph of “—Events of Default” has occurred and is continuing, or which are being released from their Note Guarantees (in the case of clause (ix) of the second paragraph of “—Amendment, Supplement and Waiver”), would constitute a Significant Subsidiary under clause (1) of this definition.
“Special Property” means:

(a)	Any contract, General Intangible, permit, lease or license held by any Grantor that validly prohibits the creation by such Grantor of a security interest therein;

(b)	Any contract, General Intangible, permit, lease or license held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a security interest therein;

(c)
Any contract, General Intangible, permit, lease or license held by any Grantor to the extent that the creation by such Grantor of a security interest therein is permitted only with the consent of another party, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained; and

(d)
Any property owned on the date hereof or acquired after the date hereof by any Grantor that is subject to a Lien permitted by either clause (14), (18), (19) or (20) of the definition of Permitted Liens if the contract or agreement pursuant to which such Lien is granted validly prohibits the creation of any other Lien on such property or requires the consent of another party to create such Lien, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained;

provided, however, that to the extent such property constitutes Special Property due to a prohibition on the creation of any security interest or other Lien in the relevant permit, lease, license, contract or other agreement or by Requirement of Law applicable thereto, then in each case described in clauses (a), (b), (c) or (d) of this definition, such property shall constitute “Special Property” only to the extent and for so long as such permit, lease, license, contract or other agreement or Requirement of Law applicable thereto validly prohibits the creation of a security interest or Lien on such property in favor of the Noteholder Collateral Agent or such permit, lease, license, contract, other agreement or Requirement of Law validly requires any consent not obtained thereunder in order for the Issuer or a Guarantor to create a security interest therein and, upon the termination or waiver of such prohibition or requirement (howsoever occurring), such property shall cease to constitute “Special Property”; and provided, further, that clauses (a), (b), (c) and (d) of this definition shall not be construed to limit, impair or otherwise affect the Noteholder Secured Parties’ continuing security interests in any Grantor’s rights to or interests of any Grantor in (x) monies due or to become due under any such contract, license, agreement, instrument or other document (to the extent not prohibited by such contract, license, agreement, instrument or other document and applicable law), or (y) any proceeds from the sale, license, lease or other disposition of any such contract, license, agreement, instrument or other document.
“Stated Maturity” means, with respect to any installment of interest or principal on any Indebtedness, the date on which such payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is expressly subordinated in right of payment to the Senior Notes or the Note Guarantees, respectively. For the avoidance of doubt, (i) unsecured Indebtedness is not subordinated to secured Indebtedness merely because it is unsecured and (ii) senior Indebtedness is not subordinated Indebtedness merely because it has a junior lien priority with respect to the same collateral.
“Subsidiary” means, with respect to any Person:

(1)
Any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
Any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Swap Agreements” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or any Subsidiaries shall be a Swap Agreement.
“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any and all Swap Agreements.
“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) consolidated total Indebtedness (excluding the Capitalized Lease Obligations, Purchase Money Indebtedness and Non-Recourse Indebtedness) of the Issuer and its Restricted Subsidiaries to (b) the aggregate amount of Consolidated Cash Flow for the then most recent four fiscal quarters for which internal financial statements of the Issuer and its Restricted Subsidiaries are available, in each case with such pro forma and other adjustments to such consolidated total Indebtedness and Consolidated Cash Flow as are consistent with the adjustment provisions set forth in the definition of Consolidated Secured Debt Ratio.
“Transactions” means, collectively, (a) the execution, delivery and performance by the Issuer and the Guarantors of the Convertible Notes Indenture, Collateral Agreement, Intercreditor Agreement and other related documents to which they are a party and the issuance of the Convertible Notes thereunder, (b) the execution, delivery and performance by the Issuer and the Subsidiaries party thereto of the Credit Agreement (as defined in the Convertible Notes Indenture), Intercreditor Agreement and related security documents on the Original Issue Date and borrowing thereunder, (c) the restructuring of the Issuer pursuant to the plan of reorganization confirmed and consummated under Chapter 11 of the Bankruptcy Code commenced by the Issuer in the United States Bankruptcy Court for the District of Delaware and (d) the payment of related fees and expenses.
“Trustee” means the party named as such in the Indenture until a successor replaces it in accordance with the provisions of the Indenture and thereafter means such successor.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time. Unless otherwise specified, references to the Uniform Commercial Code refer to the New York Uniform Commercial Code.
“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary.
“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.
“U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.
“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.
“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly Owned Restricted Subsidiaries.

Description of the Old Convertible Notes, as Amended by the Amendments
On August 31, 2010, U.S. Concrete, Inc. (the “Issuer”) issued $55,000,000 aggregate principal amount of 9.5% Convertible Secured Notes due 2015 (the “Old Convertible Notes”) under an indenture (the “Old Convertible Notes Indenture”), dated as of August 31, 2010, by and among itself, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”) and as noteholder collateral agent (together with any successor thereto in such capacity, the “Noteholder Collateral Agent”), as amended by the Supplemental Indenture, dated as of October 30, 2012. Immediately prior to the consummation of the exchange offer, the Issuer, the Guarantors and the Trustee will enter into a supplemental indenture (the “Second Supplemental Indenture”) to the Old Convertible Notes Indenture (as so amended, the “Amended Convertible Notes Indenture”) that will eliminate substantially all of the restrictive covenants and certain events of default contained in the Old Convertible Notes Indenture governing the Old Convertible Notes and provide for a release of all of the liens on the collateral securing the Old Convertible Notes and securing the related guarantees under the Old Convertible Notes Indenture and the security documents governing the Old Convertible Notes (as so amended, such notes the “Amended Convertible Notes”). The terms of the Amended Convertible Notes include those expressly set forth in the Amended Convertible Notes Indenture and those made part of the Amended Convertible Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act” or “TIA”).
The following description is a summary of the material provisions of the Amended Convertible Notes and the Amended Convertible Notes Indenture and does not purport to be complete. This summary is subject to the detailed provisions of, and is qualified in its entirety by reference to, the Old Convertible Notes, the Old Convertible Notes Indenture and the Second Supplemental Indenture, the Intercreditor Agreement and the amendment to the Intercreditor Agreement. We urge you to read these documents because they, and not this description, define your rights as a holder of the Amended Convertible Notes. You may request a copy of the Amended Convertible Notes, the Old Convertible Notes Indenture, the Second Supplemental Indenture and the other agreements described in this Description of the Amended Convertible Notes from us as described under “Where You Can Find More Information” and “Incorporation by Reference.”
For purposes of this description, references to the “Issuer,” “we,” “our” and “us” refer only to U.S. Concrete, Inc., a Delaware corporation, and not to its subsidiaries. You can find definitions of certain terms used in this description under the heading “-Certain Definitions.”
General
The Amended Convertible Notes
The Amended Convertible Notes will:

•	be the Issuer's senior obligations;

•	be unsecured;

•	rank senior in right of payment to any of the Issuer's Subordinated Indebtedness;

•	rank equally in right of payment with all of the Issuer's existing and future senior unsecured Indebtedness;

•
be effectively subordinated to all of the Issuer's obligations under the ABL Facility, the Senior Notes and any future secured Indebtedness to the extent of the value of the collateral securing those obligations; and

•	be structurally subordinated to Indebtedness and other liabilities of any of the Issuer's future non-guarantor subsidiaries.

The Amended Convertible Notes will be convertible at any time on or prior to maturity into shares of Common Stock. Holders of Amended Convertible Notes will have the right to convert all or any portion of their Amended Convertible Notes into the number of shares of Common Stock equal to the principal amount of the Amended Convertible Notes to be converted divided by the Conversion Rate then in effect. The initial conversion rate was 95.23809524 shares of Common Stock per $1,000 principal amount of Amended Convertible Notes, which rate remains the current conversion rate. The Conversion Rate is and will be subject to adjustment to prevent dilution resulting from stock splits, stock dividends, combinations or similar events. Upon conversion, the Issuer will deliver Common Stock as described below under “-Conversion-Settlement Upon Conversion.”
In connection with any conversion, Holders of the Amended Convertible Notes to be converted will also have the right to receive Accrued Interest on such Amended Convertible Notes to the date of conversion. The Issuer may elect to pay the Accrued Interest in cash or in shares of Common Stock. If the Issuer elects to satisfy its obligation to pay the Accrued Interest in shares, the number of shares issuable will be determined by dividing the Accrued Interest by 95% of the trailing 10-day VWAP of the Common Stock.
The Amended Convertible Note Guarantees
The Amended Convertible Notes will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest when and as the same shall become due and payable by each of our existing direct or indirect domestic Restricted Subsidiaries that guarantee the ABL Facility. As of the date of this prospectus, all of the Issuer's Subsidiaries are Restricted Subsidiaries. Future Restricted Subsidiaries will not be required to guarantee the Amended Convertible Notes.
The Amended Convertible Note Guarantees will:

•	be the Guarantors' senior obligations;

•	be unsecured;

•	rank senior in right of payment to any of the Guarantors' Subordinated Indebtedness;

•	rank equally in right of payment with all of the Guarantors' existing and future senior unsecured Indebtedness;

•
be effectively subordinated to all of the Guarantors' obligations under the ABL Facility, the Senior Notes and any future secured Indebtedness to the extent of the value of the collateral securing those obligations; and

•	be structurally subordinated to Indebtedness and other liabilities of any of the Issuer's future non-guarantor subsidiaries.
Release of a Guarantor
A Guarantor will be released from its obligations under its Amended Convertible Note Guarantee and its obligations under the Amended Convertible Notes Indenture:
(i)in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise;
(ii)in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, if the Guarantor ceases to be a Restricted Subsidiary as a result of the sale or other disposition;
(iii)if such Guarantor ceases to be a Restricted Subsidiary; or
(iv)if the Issuer exercises its legal defeasance option or its covenant defeasance option pursuant to “-Legal Defeasance and Covenant Defeasance” if the Issuer's obligations under the Amended Convertible Notes Indenture are discharged in accordance “-Discharge of Amended Convertible Notes Indenture,” or with respect to Remaining Amended Convertible Notes, if a Conversion Event has occurred.

Payment on the Amended Convertible Notes; Paying Agent and Registrar; Transfer and Exchange
The Issuer will pay the principal of (and premium, if any) and interest on the Amended Convertible Notes in the manner described below. An installment of principal of, or interest on, the Amended Convertible Notes will be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds on that date U.S. Legal Tender (as defined below) designated for and sufficient to pay the installment.
The Issuer will maintain or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, where (a) Amended Convertible Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Amended Convertible Notes may, subject to the terms of the Amended Convertible Notes, be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Issuer in respect of the Amended Convertible Notes and the Amended Convertible Notes Indenture may be served. The Issuer may act as Registrar or Paying Agent, except that for the purposes of “-Legal Defeasance and Covenant Defeasance” and “- Discharge of Amended Convertible Notes Indenture,” neither the Issuer nor any Affiliate of the Issuer may act as Paying Agent. The Registrar will keep a register of the Amended Convertible Notes and of their transfer and exchange and the entries in such register will be conclusive as to the ownership of each of the Amended Convertible Notes, absent manifest error. The Issuer, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer initially appointed the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. The Issuer may change any Paying Agent or Registrar without notice to any Holder.
A Holder may transfer or exchange Amended Convertible Notes at the office of the Registrar in accordance with the Amended Convertible Notes Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed for any registration of transfer or exchange of Amended Convertible Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
Without the prior written consent of the Issuer, the Registrar will not be required to register the transfer of or exchange of any Amended Convertible Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Amended Convertible Notes and ending at the Close of Business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to “-Conversion,” except the unredeemed portion of any Amended Convertible Note being redeemed in part, and (iii) beginning at the opening of business on any Record Date and ending on the Close of Business on the related Interest Payment Date.

Any Holder of a beneficial interest in a global note, by acceptance of such beneficial interest, agrees that transfers of beneficial interests in such global note may be effected only through a book-entry system maintained by the Holder of such global note (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in such global note shall be required to be reflected in a book-entry system.
The registered Holder of an Amended Convertible Note may be treated as the owner of it for all purposes.
Maturity; Interest
The Amended Convertible Notes will mature on August 31, 2015.
The Amended Convertible Notes will bear interest at rate of 9.5% per annum from August 31, 2010 until maturity. The Issuer will pay interest quarterly on March 1, June 1, September 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Amended Convertible Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the rate equal to 2% per annum in excess of the then applicable rate on the Amended Convertible Notes; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest on the Amended Convertible Notes is computed on the basis of a 360-day year of twelve 30-day months.
The Issuer will pay interest on the Amended Convertible Notes to the Persons who are registered Holders of Amended Convertible Notes at the Close of Business on the February 15, May 15, August 15 or November 15 next preceding the Interest Payment Date (each a “Record Date”), even if such Amended Convertible Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in the Amended Convertible Notes Indenture with respect to defaulted interest. The Issuer will pay principal, premium, if any, and interest on the Amended Convertible Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal, premium, if any, and interest on the Amended Convertible Notes will be payable at the office or agency of the Issuer maintained for such purpose except that, at the option of the Issuer, the payment of interest may be made by check mailed to the Holders of the Amended Convertible Notes at their respective addresses set forth in the register of Holders of Amended Convertible Notes; provided, that for Holders that have given wire transfer instructions to the Issuer at least three Business Days prior to the applicable payment date, the Issuer will make all payments of principal, premium and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency in New York will be the office of the Trustee maintained for such purpose.
All references to “interest” with respect to the Amended Convertible Notes, unless the context requires otherwise, includes interest and Additional Interest, if any, on the Amended Convertible Notes.
Security
The Old Convertible Notes are secured by certain collateral, as more particularly described in the Old Convertible Notes Indenture and the Intercreditor Agreement, dated as of August 31, 2010, by and among the Bank Collateral Agent, the Trustee, the Noteholder Collateral Agent, the Issuer and each Guarantor (the “Intercreditor Agreement”). Contemporaneously with the execution and delivery of the Second Supplemental Indenture, the parties to the Intercreditor Agreement will enter into an amendment to the Intercreditor Agreement pursuant to which (i) the Obligations of the Issuer and the Guarantors under the Amended Convertible Notes will no longer constitute “Notes Obligations” under the Intercreditor Agreement and will no longer be secured by any Lien or security interest in any asset or property of the Issuer or any Guarantor, (ii) no asset or property of the Issuer or any Guarantor will be held in trust for the benefit of any “Noteholder Secured Party” (as defined in the Old Convertible Notes Indenture prior to the effect of the Second Supplemental Indenture), and all such trusts shall be deemed released, (iii) the Trustee and the Noteholder Collateral Agent (only with respect such capacity under the Amended Convertible Notes Indenture) and the Holders of the Amended Convertible Notes (only with respect to such capacity) will no longer be beneficiaries of the Notes Security Documents (as defined in the Intercreditor Agreement) and the Intercreditor Agreement, and will not constitute “Notes Secured Parties” under the Intercreditor Agreement, and (iv) the Amended Convertible Notes and the Amended Convertible Notes Indenture will no longer constitute “Notes Documents” under the Intercreditor Agreement. Effective as of the execution and delivery of the Second Supplemental Indenture, the Amended Convertible Notes and the Amended Convertible Note Guarantees will be unsecured.

Redemption
Optional Redemption
On or after the Conversion Termination Date, the Issuer may, at its option, redeem outstanding Amended Convertible Notes, in whole or in part, out of funds legally available therefor, at any time or from time to time, subject to the procedures described below, at a price (the “Redemption Price”) equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Conversion Termination Date, plus, the Cash Conversion Amount, if any, in respect of the Amended Convertible Notes to be redeemed; provided, that Amended Convertible Notes subject to redemption will not include any Amended Convertible Notes specified for conversion pursuant to an Election Notice as described in “-Conversion Event; Termination of Conversion Rights.” Subject to the Conversion Cap, the Issuer may elect to pay the Cash Conversion Amount, in whole or in part, in shares of its Common Stock if certain conditions specified in the Indenture have been satisfied.
If the Issuer exercises its right to redeem the Amended Convertible Notes, the Issuer will mail a notice of such redemption at least fifteen (15) and not more than forty-five (45) days prior to the Redemption Date to the Holders of the Amended Convertible Notes to be redeemed.
In addition to any information required by law, each such notice of redemption will specify the following:
(i)the principal amount of Amended Convertible Notes to be redeemed,
(ii)the date fixed for redemption;
(iii)the Redemption Price at which such Amended Convertible Notes are to be redeemed (including the Cash Conversion Amount);
(iv)the place or places of payment, and that payment will be made upon presentation and surrender of the physical certificate or certificates representing such Amended Convertible Notes;
(v)that the Redemption Price will be paid as specified in the notice and whether the Cash Conversion Amount will be paid in cash or in shares of Common Stock or a combination of cash and shares of Common Stock, and if payable all or in part in Common Stock, the method of calculating the amount of Common Stock to be delivered on the applicable payment date;
(vi)that interest on such Amended Convertible Notes ceased to accrue as of the Conversion Termination Date in accordance with the Amended Convertible Notes Indenture; and
(vii)the right to convert such Amended Convertible Notes expired on the Conversion Termination Date in accordance with the Amended Convertible Notes Indenture.

On or prior to the date fixed for redemption specified in the notice of redemption, the Issuer will deposit with a bank or trust company having an office or agency in the Borough of Manhattan, The City of New York an amount in cash sufficient to redeem on the date fixed for redemption all the Amended Convertible Notes so called for redemption at the appropriate Redemption Price, together with the Cash Conversion Amount, if any.
If fewer than all of the outstanding Amended Convertible Notes are to be redeemed, Amended Convertible Notes to be redeemed will be selected by the Issuer from outstanding Amended Convertible Notes not previously called for redemption by lot or pro rata (as near as may be) or by any other equitable method determined by the Issuer in its sole discretion. If fewer than all Amended Convertible Notes represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed Amended Convertible Notes without cost to the Holder thereof.
If notice of redemption has been given as described above, provided, on and after the date fixed for redemption (unless the Issuer shall default in the payment of the Redemption Price, together with the Cash Conversion Amount), such Amended Convertible Notes shall be deemed no longer outstanding and the Holders thereof shall have no right in respect of such Amended Convertible Notes except the right to receive the Redemption Price thereof and the Cash Conversion Amount, if any.
Mandatory Redemption
No sinking fund, mandatory redemption or other similar provision applies to the Amended Convertible Notes.
Conversion
General
Subject to and upon compliance with the provisions of the Amended Convertible Notes Indenture, each Holder has the right, at such Holder's option, at any time to convert the principal amount of its Amended Convertible Notes, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into shares of Common Stock; provided, that a Holder's right to convert Amended Convertible Notes shall terminate upon the occurrence of a Conversion Event as described under “-Conversion Event-Termination of Conversion Rights.” The initial Conversion Rate is 95.23809524 shares of Common Stock per $1,000 principal amount of Amended Convertible Notes.
Conversion Procedures
In order to exercise the conversion right with respect to any interest in Global Notes, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Issuer or the Trustee or Conversion Agent and pay any transfer taxes if required by the Amended Convertible Notes Indenture. In order to exercise the conversion right with respect to any Physical Notes, the Holder of any such Amended Convertible Notes to be converted, in whole or in part, shall:
(i)complete and manually sign the conversion notice provided on the back of the Amended Convertible Note (the “Conversion Notice”) or facsimile of the Conversion Notice;
(ii)deliver such notice, which is irrevocable, and the Amended Convertible Note to a Conversion Agent;
(iii)if required, furnish appropriate endorsements and transfer documents; and
(iv)if required, pay any transfer or similar tax.

The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.”
Settlement Upon Conversion
Upon any conversion, the Issuer will, subject to the provisions under “-Conversion,” deliver to converting Holders, in respect of each $1,000 principal amount of Amended Convertible Notes being converted, a number of shares of Common Stock equal to the then Conversion Rate.
Upon conversion, on the Conversion Payment Date, Holders will receive separate cash payment for accrued and unpaid interest to, but excluding, the applicable Conversion Date (the “Accrued Interest”), unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates in which case the following shall apply. If Amended Convertible Notes are converted after the Close of Business on a Record Date for the payment of interest but prior to the Open of Business on the related Interest Payment Date, Holders of such Amended Convertible Notes at the Close of Business on such Record Date will receive in cash the interest payable on such Amended Convertible Notes on the corresponding Interest Payment Date notwithstanding the conversion.
The Issuer may elect to pay the Accrued Interest to any Holder by delivery of shares of its Common Stock if and only if the following conditions have been satisfied:
(i)the shares of Common Stock deliverable in payment of the Accrued Interest have a fair market value as of the Conversion Date of not less than the Accrued Interest;
For purposes of this clause, the fair market value of shares of Common Stock will be determined by the Issuer and will be equal to 95% of the average of the 10-day VWAP of the Common Stock for the 10 consecutive Trading Days immediately preceding the Conversion Date. The Issuer will provide such Holder written notice prior to the Conversion Payment Date that it will pay all or a portion of the Accrued Interest in shares of Common Stock.
(ii)if the Issuer's Common Stock is listed on a United States national securities exchange, payment of the Accrued Interest may not be made in Common Stock unless such stock is, or shall have been, approved for listing on the United States national securities exchange on which the Issuer's Common Stock may then be listed prior to the Conversion Payment Date;
(iii)all shares of Common Stock which may be issued will be issued out of the Issuer's authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable free of any preemptive rights; and
(iv)payment of the Accrued Interest may not be made in Common Stock to any Person to the extent such payment would cause such Person to become a “beneficial owner” (as determined pursuant to Section 13 of the Exchange Act) of securities of the Issuer in excess of the Conversion Cap as provided in “-Conversion Cap;” provided, that the foregoing shall not prevent the Issuer from making a payment in Common Stock to any other Person.

If all the conditions set forth above are not satisfied, the Accrued Interest will be paid by the Issuer only in cash.
If any fractional share would be issuable upon the conversion of any Amended Convertible Notes, the Issuer will pay the current market value of the fractional shares in cash. The current market value of a fractional share will be determined (calculated to the nearest 1/1000th of a share) by multiplying the Last Reported Sale Price of the Common Stock on the relevant Conversion Date by such fractional share and rounding the product to the nearest whole cent. The Issuer will not issue fractional shares upon payment of Accrued Interest. If any fractional share would be issuable upon such payment, the Issuer shall make payment in an amount of such fractional share in cash.
Adjustment of Conversion Rate
The Conversion Rate will be adjusted from time to time by the Issuer for certain events, including:

1.
if the Issuer pays, at any time or from time to time while any of the Amended Convertible Notes are outstanding, a dividend in shares of Common Stock or makes a distribution in shares of Common Stock, in each case, to all or substantially all holders of Common Stock;

2.
if the outstanding shares of Common Stock are subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock (in each case, other than in connection with a Fundamental Change of Control);

3.
if the Issuer issues rights (other than rights issued pursuant to a stockholder rights plan, and then in accordance with the last paragraph of this “-Adjustment of Conversion Rate” subsection), warrants or options to all or substantially all holders of Common Stock entitling them to purchase, for a period expiring within 60 calendar days of the date of issuance, Common Stock at an aggregate price per share less than the average of the Last Reported Sale Prices of Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the time of announcement of the distribution;

4.
if the Issuer, by dividend or otherwise, distributes to all or substantially all holders of its outstanding Common Stock, evidences of the Issuer's indebtedness or assets, including securities but excluding: (i) any dividends or distributions referred to in (1) above; (ii) shares delivered in connection with subdivisions of Common Stock referred to in (2) above; (iii) any rights, warrants or options referred to in (3) above; and, or (iv) any dividends or distributions referred to in (5) below (any of the foregoing hereinafter referred to as the “Distributed Assets”);

5.
if the Issuer pays a dividend or otherwise distributes to all or substantially all holders of its Common Stock a dividend or other distribution of exclusively cash excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Issuer; and

6.
purchases of Common Stock pursuant to a tender offer or exchange offer made by the Issuer or any Subsidiary of the Issuer for all or any portion of Common Stock, to the extent that the Fair Market Value of cash and any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”).

In cases where the Fair Market Value of Distributed Assets and cash, other than the payment of a dividend or other distribution on Common Stock that consists of shares of Capital Stock of any class or series of, or similar equity interests in, a Subsidiary or other business unit of the Issuer (i.e., a “spin-off”) that are, or when issued, will be, traded or listed on The Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or any other United States national securities exchange or market, applicable to one share of Common Stock, distributed to holders of Common Stock:
(i)equals or exceeds the average of Last Reported Sale Prices of Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, or
(ii)the average of the Last Reported Sale Prices of Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution exceeds the Fair Market Value of such Distributed Assets or cash so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate, the Holder of an Amended Convertible Note will be entitled to receive upon conversion, in addition to Common Stock, the Distributed Assets or cash, as applicable, that such Holder would have been entitled to receive if such Holder had been a record holder of Common Stock (on an as converted basis at the then applicable Conversion Rate) on the Record Date for determining the stockholders entitled to receive the distribution.
The Issuer is permitted to increase the Conversion Rate by a specified amount for a period of at least 20 Business Days if the increase is irrevocable during the period and the Issuer's Board of Directors determines that such increase would be in the best interest of the Issuer, which determination shall be conclusive. The Issuer may also (but is not required to) increase the Conversion Rate as the Issuer's Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of Common Stock (or rights to acquire Common Stock) or from any event treated as such for income tax purposes.
Without limiting the foregoing, the Conversion Rate will not be adjusted for (A) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Issuer's securities or the investment of additional optional amounts in shares of Common Stock under any plan; (B) the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any of the Issuer's present or future employee, director, trustee or consultant benefit plans, employee agreements or arrangements or programs including the Management Incentive Plan; (C) a change in the par value of Common Stock or (D) the issuance of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Issuer's Common Stock or rights to purchase shares of Common Stock or such convertible, exchangeable or exercisable securities or the payment of cash upon repurchase or redemption thereof, except as otherwise provided.
All calculations will be made by the Issuer and not by the Trustee or Conversion Agent, and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000th) of a share of Common Stock, as the case may be.
Whenever the Conversion Rate is adjusted as described above, the Issuer will publicly announce through a reputable national newswire in the United States the relevant information, file such press release with the SEC on Form 8-K and make this information available on the Issuer's website.
Notwithstanding any of the foregoing, the applicable Conversion Rate will not be adjusted if the Holders of the Amended Convertible Notes are permitted to participate (as a result of holding the Amended Convertible Notes and contemporaneously with holders of Common Stock) in any of the transactions that would otherwise give rise to adjustment as if such Holders of the Amended Convertible Notes held a number of shares of Common Stock equal to the applicable Conversion Rate one Business Day prior to the effective date of the applicable transaction, multiplied by the principal amount (expressed in thousands) of Amended Convertible Notes held by such Holder, without having to convert their Amended Convertible Notes.
If the Issuer has in effect a rights plan while any Amended Convertible Notes remain outstanding, Holders of Amended Convertible Notes will receive, upon a conversion of such Amended Convertible Notes, in addition to such shares of Common Stock, rights under the Issuer's stockholder rights plan unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from Common Stock. If the rights provided for in any rights plan that the Issuer's Board of Directors may adopt have separated from the Common Stock in accordance with the provisions of the rights plan so that Holders of Amended Convertible Notes would not be entitled to receive any rights in respect of Common Stock that the Issuer delivers upon conversion of Amended Convertible Notes, the Issuer will adjust the conversion rate at the time of separation as if the Issuer had distributed to all holders of the Issuer's Common Stock, shares of Capital Stock, evidences of indebtedness or other assets or property in accordance with this section, subject to readjustment upon the subsequent expiration, termination or redemption of such rights.
Effect of Reclassification, Consolidation, Merger or Sale
If the case of:
i.any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or
ii.any consolidation, merger or combination of the Issuer with or into another Person, or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Issuer's assets and those of the Issuer's Subsidiaries taken as a whole to any other Person or Persons (other than to one or more of its subsidiaries), in each case, as a result of which holders of all or substantially all of the Common Stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, the Issuer or the successor or purchasing corporation, as the case may be, will execute with the Trustee a supplemental indenture providing that from and after the effective date of such transaction each such Amended Convertible Note shall, without the consent of any Holders of Amended Convertible Notes, become convertible into, in lieu of the Common Stock otherwise deliverable, the same type (in the same proportion) of the consideration that the holders of Common Stock received in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition (such consideration, the “Reference Property”).
In all cases, the conditions relating to conversion of Amended Convertible Notes will continue to apply following such transaction. If the transaction also constitutes a Fundamental Change of Control, a Holder converting Amended Convertible Notes in connection with the Fundamental Change of Control will be entitled to receive Additional Shares and the Make Whole Payment in accordance with “-Adjustment Upon Fundamental Change of Control” in the Fundamental Change of Control. If such transaction causes Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property shall be deemed to be the kind and amount of consideration elected to be received by a majority of shares of Common Stock voted for such an election (if electing between two types of consideration) or a plurality of shares of Common Stock voted for such an election (if electing between more than two types of consideration), as the case may be. The Issuer will not become a party to any such transaction unless its terms are consistent with the foregoing.
If, in the case of any such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, the stock or other securities and assets received thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, then the supplemental indenture will also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Amended Convertible Notes as the Issuer's Board of Directors will reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights.
The Issuer will cause notice of the execution of a supplemental indenture to be mailed or delivered to each Holder, within 20 calendar days after execution thereof. Simultaneously with providing such notice, the Issuer will announce through a reputable national newswire in the United States the relevant information and make this information available on the Issuer's website.
Adjustment Upon Fundamental Change of Control
If and only to the extent a Holder converts its Amended Convertible Notes in connection with a Fundamental Change of Control, the Issuer will (i) increase the Conversion Rate for the Amended Convertible Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below and (ii) pay to such Holder the Make Whole Payment as described below. A conversion of Amended Convertible Notes will be deemed for these purposes to be “in connection with” such Fundamental Change of Control if the notice of conversion of the Amended Convertible Notes is received by the Conversion Agent during the period from the Effective Date of the Fundamental Change of Control to Close of Business on the 29th Business Day after the related Fundamental Change of Control.
The number of Additional Shares, if any, by which the Conversion Rate will be increased will be determined by reference to the table below, based on the date on which the Fundamental Change of Control becomes effective (the “Effective Date”) and the price (the “Share Price”) paid (or deemed paid) per share of Common Stock in the Fundamental Change of Control. If the Holders of the Common Stock receive only cash in a Fundamental Change of Control, the Share Price will be the cash amount paid per share of Common Stock. Otherwise, the Share Price shall be the 10-day VWAP preceding the Effective Date of such Fundamental Change of Control.
The Share Prices set forth in the column headings of the table below will be adjusted as of any date on which the Conversion Rate of the Amended Convertible Notes is otherwise adjusted. The adjusted Share Prices will equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the share price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table will be adjusted in the same manner as the Conversion Rate as set forth in “-Adjustment of Conversion Rate.”

		Stock Price
		$6.21	$7.00	$10.50	$14.00	$17.50	$21.00	$24.50	$28.00
Validation Date	8/31/2010	65.793	53.181	23.631	11.808	6.225	3.320	1.715	0.806
	8/31/2011	65.793	52.584	21.700	9.582	4.328	1.957	0.839	0.296
	8/31/2012	65.793	51.687	20.025	6.866	0.356	—	—	—
	8/31/2013	65.793	49.778	17.630	5.804	0.274	—	—	—
	8/31/2014	65.793	47.619	12.315	3.332	0.147	—	—	—
	8/31/2015	65.793	47.619	—	—	—	—	—	—
The exact Share Prices and Effective Dates may not be set forth in the table above, in which case:
(i)if the Share Price is between two Share Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate will be increased will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the earlier and later Effective Dates, as applicable, based on a 365-day year.
(ii)if the Share Price is greater than $28.00 per share (subject to adjustment as set forth above), no Additional Shares will be added to the Conversion Rate.
(iii)if the Share Price is less than $6.21 per share (subject to adjustment as set forth above), no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the total number of Additional Shares added to the Conversion Rate exceed 65.793 per $1,000 principal amount of Amended Convertible Notes, subject to adjustments in the same manner as the Conversion Rate as set forth “-Adjustment of Conversion Rate.”
In connection with a Fundamental Change of Control, and if and only to the extent a Holder converts its Amended Convertible Notes in connection with such Fundamental Change of Control, in addition to the payment of the Additional Shares, the Issuer will be required to make an additional payment to such Holder in cash (the “Make Whole Payment”), which Make Whole Payment will equal the total amount of interest that would have accrued and become payable on such Amended Convertible Notes from, but excluding, the Effective Date through and including August 31, 2013 (but including any accrued and unpaid interest on the Amended Convertible Notes from the Issue Date through and including the Effective Date). The Make Whole Payment will be made on the applicable Conversion Payment Date. The Issuer may elect to pay the Make Whole Payment in Common Stock if certain conditions specified in the Amended Convertible Notes Indenture have been met.
A Purchaser Party will not be entitled to receive Additional Shares or the Make Whole Payment upon a Fundamental Change of Control, notwithstanding any conversion of such Purchaser Party's Amended Convertible Notes, if such Fundamental Change of Control (i) is a merger, consolidation or sale with or into such Purchaser Party, or any member of any “group” of which such Purchaser Party is a member or any of their respective Affiliates; (ii) is a transaction specified in clause (2) of the definition of “Fundamental Change of Control” if such Purchaser Party or any of its Affiliates is a “person” or a member of a “group” for purposes of such definition or (iii) if the nominees of any such Purchaser Party, or any member of any “group” of which such Purchaser Party is a member or any of their respective Affiliates constitutes one or more of new members of the Board of Directors effecting such Fundamental Change of Control. For purposes of this paragraph, “group” has the meaning it has in Sections 13(d) and 14(d) of the Exchange Act and “person” is used with the same meaning as that used within Rule 13d-3 under the Exchange Act, in each case whether or not applicable.
The Issuer will notify Holders, the Trustee and the Conversion Agent of the anticipated Effective Date of any Fundamental Change of Control on or prior to the later of (i) 10 calendar days prior to such Effective Date and (ii) 10 calendar days following the date on which the Issuer becomes aware (or should have become aware) of such anticipated Effective Date. The Issuer will publicly announce such information through a reputable national newswire in the United States, file such press release with the SEC on Form 8-K and shall make such information available on the Issuer's website.
Conversion Event; Termination of Conversion Rights
If the Last Reported Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days equals or exceeds 150% of the Conversion Price (a “Conversion Event”), the Issuer may deliver a notice (the “Conversion Event Notice”) with respect to such Conversion Event at any time within 20 Business Days of such Conversion Event. Simultaneously with providing the Conversion Event Notice, the Issuer will publicly announce the relevant information through a reputable national newswire in the United States, file such press release with the SEC on Form 8-K and make such information available on the Issuer's website.
Except as set forth by a Holder in an Election Notice (as defined below), a Holder's right to convert Amended Convertible Notes shall automatically terminate, with no further action of the Issuer or any Holder, immediately prior to the Open of Business on the date that is 46 days following the date of the Conversion Event Notice (the “Conversion Termination Date”). A Holder may convert its Amended Convertible Notes at any time in connection with a Conversion Event during the 45-day period from the date of the Conversion Event Notice to the Close of Business on the Business Day immediately preceding the Conversion Termination Date. A conversion of Amended Convertible Notes will be deemed for these purposes to be in connection with a Conversion Event if notice of conversion is received by the Conversion Agent during the period from the date of the Conversion Event Notice to the Close of Business on the Business Day immediately preceding the Conversion Termination Date.
Any Amended Convertible Notes not converted prior to the Conversion Termination Date as a result of the Conversion Cap will be, at such Holder's election, upon written notice to the Issuer delivered by such Holder (an “Election Notice”), converted into shares of Common Stock of the Issuer on a date (or dates) prior to the date that is 180 days following the Conversion Termination Date (such date or dates as specified in the Election Notice, the “Cap Conversion Dates”).
The Conversion Event Notice delivered by the Issuer will state the amount of the Cash Conversion Amount and whether the payment of the Cash Conversion Amount shall be made in cash, shares of Common Stock or a combination of cash and shares of Common Stock and the method of calculating the Cash Conversion Amount payment.
In addition to any other information provided by the Issuer, a Conversion Event Notice will:
(i)state the events constituting the Conversion Event and the Conversion Rate then applicable to the Amended Convertible Notes;
(ii)state that the right to convert Amended Convertible Notes will terminate immediately prior to the Open of Business on the date that is 46 days following the date of Conversion Event Notice;
(iii)state that holders may convert Amended Convertible Notes up to the Conversion Cap at any time prior to the Close of Business on the Business Day immediately preceding the Conversion Termination Date;
(iv)state that any Holders who cannot convert the full amount of their Amended Convertible Notes prior to the Conversion Termination Date due to the Conversion Cap may send an Election Notice to the Issuer and may elect to convert such Amended Convertible Notes on any date or dates prior to the date that is 180 days following the Conversion Termination Date.

(v)state that except for Amended Convertible Notes specified for conversion pursuant to an Election Notice, any Amended Convertible Notes not otherwise converted prior to the Conversion Termination Date may be redeemed at the option of the Issuer at any time in accordance with “-Redemption” and will also state the Redemption Price therefor;
(vi)state that interest will cease to accrue on all Amended Convertible Notes as of the Conversion Termination Date;
(vii)state that certain covenants (to be specified in such Conversion Event Notice) contained in the Amended Convertible Notes Indenture will cease to have any further force or effect as of the Conversion Termination Date and will state such other provisions of the Amended Convertible Notes Indenture that shall no longer apply; and
(viii)state the amount of the Cash Conversion Amount, if any, payable on all Amended Convertible Notes as a result of the Conversion Event and the dates which such Cash Conversion Amount may be paid.

If a Conversion Event occurs on or prior to August 31, 2012, in addition to shares of Common Stock issuable upon conversion of the Amended Convertible Notes prior to the Conversion Termination Date, or amounts received upon redemption of the Amended Convertible Notes or upon maturity thereof, the Issuer will be required to make an additional payment in cash (the “Cash Conversion Amount”) in respect of the Amended Convertible Notes. The Cash Conversion Amount will be equal to the lesser of: (i) the aggregate amount of interest payable from (and including) the Conversion Termination Date to and including August 31, 2012 and (ii) an aggregate amount equal to 15 months of interest on the Amended Convertible Notes (in each case including any accrued and unpaid interest on the Amended Convertible Notes from the Issue Date to and including the Conversion Termination Date (or applicable Conversion Date, if earlier).
Notwithstanding the above, the Issuer may elect to pay the Cash Conversion Amount by delivery of shares of its Common Stock if and only if certain conditions specified in the Indenture are satisfied.
On and after the Conversion Termination Date, interest shall cease to accrue on the Amended Convertible Notes. In addition, and after the Conversion Termination Date, certain provisions of the Amended Convertible Notes Indenture will cease to have any further force and effect with respect to any Amended Convertible Notes not converted in connection with a Conversion Event (whether prior to the Conversion Termination Date or pursuant to an Election Notice) (the “Remaining Amended Convertible Notes”), including those described under: (i) “-Conversion” (other than certain provisions, including “-Conversion Cap”); and (ii) “- Events of Default” (other than clauses (i), (ii), (vi), (xi) and (xii) in the first paragraph thereof).
The Issuer will pay the Cash Conversion Amount as follows (each, a “Cash Conversion Payment Date”): (i) on the Conversion Termination Date for all Amended Convertible Notes converted during the period from the date of the Conversion Event Notice to the Close of Business on the Business Day immediately preceding the Conversion Termination Date; (ii) on the date or dates specified for conversion in an Election Notice; and (iii) on the date of redemption or at maturity, as applicable for any Remaining Amended Convertible Notes.
Conversion Cap
Notwithstanding anything to the contrary, (a) a Person or any Affiliate thereof holding the Amended Convertible Notes will not be entitled to convert any Amended Convertible Notes (and the Issuer will not so convert any Amended Convertible Notes), (b) the Issuer will not be entitled to settle any cash payments owing to any Person of Amended Convertible Notes in shares of its Common Stock and (iii) shares of any acquiror (or successor) will not be issued upon conversion pursuant to the adjustment mechanisms contained in “-Effect of Reclassification, Consolidation, Merger or Sale” in connection with a transaction governed by “-Effect of Reclassification, Consolidation, Merger or Sale” or upon a Fundamental Change of Control to the extent, and only to the extent, such conversion, share settlement or issuance would cause such Person, together with its Affiliates, to become a beneficial owner (as determined pursuant to Section 13 of the Exchange Act and Rules 13d-3 and 13d-5 thereunder) of more than 9.9% of the issued and outstanding shares of Common Stock (or such equivalent shares of an acquiror or successor) (the “Conversion Cap”). The Issuer will, within three Business Days of delivery by a Holder of a Conversion Notice, notify such Holder in writing of (i) the number of shares of Common Stock that would be issuable to such Holder if such conversion requested in such Conversion Notice were effected in full and (ii) the number of issued and outstanding shares of Common Stock of the Issuer as of the most recent date such information is available to the Issuer. Whereupon, within three Business Days of such notice, the Issuer will issue to such Holder the number of shares of Common Stock issuable upon conversion up to the Conversion Cap. In connection with the performance of this paragraph, such Holder must furnish to the Issuer any information reasonably requested by the Issuer in connection with the Conversion Cap amount calculations. Notwithstanding anything to the contrary, to the extent any such issuance would cause a Holder or an Affiliate thereof to be a “beneficial owner” of more than 9.9% of the issued and outstanding shares of Common Stock (or successor shares), such conversion, share settlement or issuance upon conversion as the case may be will be void and of no effect. The limitations may not be waived at any time by any Holder. Any acquiror (or successor) or the Issuer will expressly assume the obligations of the Issuer in this paragraph with respect to the Amended Convertible Notes in connection with any transaction governed by “-Effect of Reclassification, Consolidation, Merger or Sale” or otherwise in connection with a Fundamental Change of Control.

Certain Covenants
Upon the execution and delivery of the Second Supplemental Indenture, certain restrictive covenants in the Old Convertible Notes Indenture will be eliminated, as described in more detail under the caption “The Exchange Offer and Consent Solicitation-Amendments”. The Amended Convertible Notes Indenture will not contain negative covenants of the types found in the Old Convertible Notes Indentures and the Senior Notes Indenture.
Events of Default
Each of the following will be an “Event of Default;”
(i)Failure by the Issuer to pay interest on any of the Amended Convertible Notes when it becomes due and payable and the continuance of any such failure for thirty (30) days;
(ii)Failure by the Issuer to pay the principal on any of the Amended Convertible Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, upon acceleration or otherwise;
(iii)Failure by the Issuer to comply with its obligations to convert Amended Convertible Notes in accordance with the Amended Convertible Notes Indenture upon exercise of a Holder's conversion right and such failure continues for a period of ten (10) days;
(iv)[Reserved]
(v)Failure by the Issuer to issue Additional Shares or make the relevant Make Whole Payment in accordance with the Amended Convertible Notes Indenture and such failure continues for a period of ten (10) days;
(vi)Failure by the Issuer to pay the Cash Conversion Amount in accordance with the Amended Convertible Notes Indenture and such failure continues for a period of fifteen (15) days;
(vii)[Reserved]
(viii)[Reserved]
(ix)[Reserved]
(x)[Reserved]
(xi)The Issuer pursuant to or within the meaning of any Bankruptcy Law:
i.Commences a voluntary case,
ii.Consents to the entry of an order for relief against it in an involuntary case,
iii.Consents to the appointment of a Custodian of it or for all or substantially all of its assets, or
iv.Makes a general assignment for the benefit of its creditors;
(xii)A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
i.Is for relief against the Issuer as debtor in an involuntary case,
ii.Appoints a Custodian of the Issuer or a Custodian for all or substantially all of the assets of the Issuer, or
iii.Orders the liquidation of the Issuer,
and the order or decree remains unstayed and in effect for 60 consecutive days; or
(xiii)Any Amended Convertible Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Amended Convertible Note Guarantee and the Amended Convertible Notes Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Amended Convertible Note Guarantee (other than by reason of release of a Guarantor from its Amended Convertible Note Guarantee in accordance with the terms of the Amended Convertible Notes Indenture and the Amended Convertible Note Guarantee).

If an Event of Default specified in clause (xi) or (xii) above with respect to the Issuer occurs, all outstanding Amended Convertible Notes will become due and payable without any further action or notice. If an Event of Default (other than an Event of Default specified in clause (xi) or (xii) above with respect to the Issuer) occurs and is continuing under the Amended Convertible Notes Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Amended Convertible Notes then outstanding, by written notice to the Issuer and the Trustee, may declare (an “acceleration declaration”) all amounts owing under the Amended Convertible Notes to be due and payable immediately. Upon such acceleration declaration, the aggregate principal of and accrued and unpaid interest on the outstanding Amended Convertible Notes will become due and payable immediately; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Amended Convertible Notes may rescind and annul such acceleration:
(i)    if the rescission would not conflict with any judgment or decree;
(ii)if all existing Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of this acceleration;

(iii)to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
(iv)if the Issuer has paid to the Trustee its reasonable compensation and reimbursed the Trustee of its expenses, disbursements and advances; and
(v)in the event of a cure or waiver of an Event of Default of the type set forth in clause (xi) or (xii) in the first paragraph of this “-Events of Default” section, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Amended Convertible Notes or to enforce the performance of any provision of the Amended Convertible Notes or the Amended Convertible Notes Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Amended Convertible Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.
Subject to the provisions of the Amended Convertible Notes Indenture, the Holders of a majority in principal amount of the outstanding Amended Convertible Notes (which may include consents obtained in connection with a tender offer or exchange offer of Amended Convertible Notes) by notice to the Trustee may waive an existing Default and its consequences, except a continuing Default in the payment of principal of, or interest on, any Amended Convertible Note as specified in clause (i) or (ii) of the first paragraph of this “-Events of Default” section; provided, however, that the Holders of a majority in aggregate principal amount of the then-outstanding Amended Convertible Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. When a Default is waived, it is cured and ceases.
The Holders of not less than a majority in principal amount of the outstanding Amended Convertible Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, subject to certain exceptions. Subject to the duties of the Trustee in the Amended Convertible Notes Indenture, however, the Trustee may refuse to follow any direction that conflicts with any law or the Amended Convertible Notes Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
In the event the Trustee takes any action or follows any direction pursuant to the Amended Convertible Notes Indenture, the Trustee will be entitled to indemnification against any loss or expense caused by taking such action or following such direction.
No Holder will have any right to institute any proceeding with respect to the Amended Convertible Notes Indenture or for any remedy thereunder, unless the Trustee:
(i)has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Amended Convertible Notes outstanding;
(ii)has been offered indemnity satisfactory to it in its reasonable judgment; and
(iii)has not received from the Holders of a majority in aggregate principal amount of the outstanding Amended Convertible Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Amended Convertible Note for enforcement of payment of the principal of or interest on such Amended Convertible Note on or after the due date therefor (after giving effect to the grace period specified in clause (i) in the first paragraph of this “-Events of Default” section).
Notwithstanding any other provision of the Indenture, the right of any Holder to receive payment of principal of, premium in respect of, and interest on, an Amended Convertible Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Amended Convertible Notes Indenture and promptly (and in any event within 15 days) after any Officer of the Issuer becomes aware of the occurrence of any Default a statement specifying the Default and what action, if any, the Issuer is taking or proposes to take with respect thereto.
If a Default occurs and is continuing and the Trustee receives actual notice of such Default, the Trustee shall mail to each Holder notice of the uncured Default within 30 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Amended Convertible Note, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.
Amendment, Supplement and Waiver
Subject to certain exceptions, the Issuer, the Guarantors and the Trustee together, with the written consent (which may include consents obtained in connection with a tender offer or exchange offer for Amended Convertible Notes) of the Holder or Holders of at least a majority in aggregate principal amount of the Amended Convertible Notes then outstanding may amend or supplement the Amended Convertible Notes Indenture, the Amended Convertible Notes or the Amended Convertible Note Guarantees or other Amended Convertible Note Documents, without notice to any other Holders. Subject to certain exceptions, the Holder or Holders of a majority in aggregate principal amount of the outstanding Amended Convertible Notes may waive compliance with any provision of the Amended Convertible Notes Indenture, the Amended Convertible Notes or the Amended Convertible Note Guarantees or the other Amended Convertible Note Documents without notice to any other Holders.
Notwithstanding the above, without the consent of each Holder affected, no amendment or waiver may:
(i)    reduce, or change the maturity, of the principal of any Amended Convertible Note;
(ii)    reduce the rate of or extend the time for payment of interest on any Amended Convertible Note;
(iii)    reduce any amounts payable upon redemption, conversion or any Fundamental Change of Control or Conversion Event or change the date on, or the circumstances under, which any Amended Convertible Notes are subject to redemption or purchase;
(iv)    reduce the number of Additional Shares or Make Whole Payment in connection with a Fundamental Change of Control or the Cash Conversion Amount in connection with a Conversion Event or amend or modify in any manner adverse to the Holders the Issuer's obligations to make such payments;
(v)    make any Amended Convertible Note payable in money or currency other than that stated in the Amended Convertible Notes;
(vi)    expressly subordinate in right of payment such Amended Convertible Note or any Amended Convertible Note Guarantee to any other Indebtedness of the Issuer or any Guarantor;
(vii)    reduce the percentage of Holders necessary to consent to an amendment or waiver to the Amended Convertible Notes Indenture or the Amended Convertible Notes;
(viii)    waive a continuing default in the payment of principal of or premium or interest on any Amended Convertible Notes (except a rescission of acceleration of the Amended Convertible Notes by the Holders thereof as provided in the Amended Convertible Notes Indenture and a waiver of the payment default that resulted from such acceleration);
(ix)    impair the rights of Holders to receive payments of principal of or interest on the Amended Convertible Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Amended Convertible Notes;
(x)    release any Guarantor that is a Significant Subsidiary from any of its obligations under its Amended Convertible Note Guarantee or the Amended Convertible Notes Indenture, except as permitted by the Amended Convertible Notes Indenture;
(xi)    make any change in these amendment and waiver provisions; or
(xii)    make any change that adversely affects the conversion rights of any Holder of the Amended Convertible Notes, including any change to the provisions set forth under “-Conversion.”

The Issuer and the Trustee together, may amend or supplement the Amended Convertible Notes Indenture, the Amended Convertible Notes, the Amended Convertible Note Guarantees or any other Amended Convertible Note Documents without notice to or consent of any Holder:
(i)    to cure any ambiguity, defect or inconsistency;
(ii)    to provide for uncertificated Amended Convertible Notes in addition to or in place of certificated Amended Convertible Notes;
(iii)    to provide for the assumption of the Issuer's obligations in the case of a merger;
(iv)    to release any Guarantor from any of its obligations under its Amended Convertible Note Guarantee or the Amended Convertible Notes Indenture (to the extent permitted by the Amended Convertible Notes Indenture);
(v)    to add any Subsidiary of the Issuer as a Guarantor;
(vi)    to make any change that would provide additional rights or benefits to the Holders or would not materially adversely affect the rights of any Holder; or
(vii)    in the case of the Amended Convertible Notes Indenture, to comply with requirements of the SEC in order to effect or maintain the qualification of the Amended Convertible Notes Indenture under the Trust Indenture Act.

Legal Defeasance and Covenant Defeasance
The Issuer may elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Amended Convertible Notes and Amended Convertible Note Guarantees. Upon the Issuer's exercise of such option, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth below, be deemed to have been discharged from their obligations with respect to all outstanding Amended Convertible Notes and Amended Convertible Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Amended Convertible Notes, the Amended Convertible Note Guarantees and the Amended Convertible Notes Indenture which shall thereafter be deemed to be “outstanding” only for the purposes of application of the trust money as set forth in the Amended Convertible Notes Indenture and the other sections of the Amended Convertible Notes Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Amended Convertible Notes and the Amended Convertible Notes Indenture and the Guarantors shall be deemed to have satisfied all of their obligations under the Amended Convertible Note Guarantees and the Amended Convertible Notes Indenture (and the Trustee and the Amended Convertible Noteholder Collateral Agent, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged under the Amended Convertible Notes Indenture:
(i)    The rights of Holders of outstanding Amended Convertible Notes to receive, solely from the trust fund, and as more fully set forth in the Amended Convertible Notes Indenture, payments in respect of the principal of, premium, if any, and interest on such Amended Convertible Notes when such payments are due;
(ii)    The Issuer's obligations with respect to the Amended Convertible Notes under certain provisions in the Amended Convertible Notes Indenture relating to the Amended Convertible Notes and the covenant in the Amended Convertible Notes Indenture relating to the maintenance of office or agency;
(iii)    The rights, powers, trusts, duties and immunities of the Trustee and Noteholder Collateral Agent under the Amended Convertible Notes Indenture and the Issuer's and Guarantors' obligations in connection therewith; and
(iv)    The Legal Defeasance provisions of the Amended Convertible Notes Indenture.

In addition, the Issuer may elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Amended Convertible Notes Indenture, and thereafter any omission to comply with such obligations shall not constitute an Event of Default. Upon the Issuer's exercise of such option, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions described below, be released from their respective obligations under the covenants under the Amended Convertible Notes Indenture, except as described otherwise in the Amended Convertible Notes Indenture (hereinafter, “Covenant Defeasance”), and the Amended Convertible Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes under the Amended Convertible Notes Indenture (it being understood that such Amended Convertible Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Amended Convertible Notes, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere to any such covenant or by reason of any reference in any such covenant to any other provision in the Amended Convertible Notes Indenture or in any other document and such omission to comply shall not constitute an Event of Default, but, except as described above, the remainder of the Amended Convertible Notes Indenture and such Amended Convertible Notes shall be unaffected thereby. In addition, upon the Issuer's exercise of Covenant Defeasance, certain Events of Default will no longer apply.
In order to exercise either Legal Defeasance or Covenant Defeasance, the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Amended Convertible Notes on the stated date for payment or on the Redemption Date of the principal or installment of principal of or interest on the Amended Convertible Notes.
Discharge of Amended Convertible Notes Indenture
The Issuer may terminate its obligations under the Amended Convertible Notes and the Amended Convertible Notes Indenture and the obligations of the Guarantors under the Amended Convertible Note Guarantees and the Amended Convertible Notes Indenture and the Amended Convertible Notes Indenture shall cease to be of further effect (except for certain obligations regarding the registration of transfer or exchange of Amended Convertible Notes, conversion, covenants regarding payment and maintenance of existence and other provisions specified in the Amended Convertible Notes Indenture, which shall survive until all of the Amended Convertible Notes are no longer outstanding), if:
(i)    all the Amended Convertible Notes that have been authenticated and delivered (except lost, stolen or destroyed Amended Convertible Notes which have been replaced or paid and Amended Convertible Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or
(ii)    (a) all Amended Convertible Notes not delivered to the Trustee for cancellation otherwise have become due and payable, will become due and payable, or may be called for redemption, within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in trust sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Amended Convertible Notes not theretofore delivered to the Trustee for cancellation,
i.the Issuer has paid all sums then due and payable by it under the Amended Convertible Notes Indenture, and
ii.the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Amended Convertible Notes at maturity or on the Redemption Date, as the case may be.
In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.
Calculations in Respect of Amended Convertible Notes
Except as otherwise provided in the Amended Convertible Notes Indenture, the Issuer (or its agents) will be responsible for making all calculations called for under the Amended Convertible Notes Indenture or the Amended Convertible Notes. The Issuer (or its agents) will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Issuer (or its agents) upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder.
Trustee
U.S. Bank National Association is and will continue to be the Trustee and Noteholder Collateral Agent under the Old Convertible Notes Indenture and the Amended Convertibles Notes Indenture, respectively, and has been appointed as, and will continue as, the Registrar, Paying Agent and Conversion Agent, as applicable.
The Trustee will not be responsible for and makes no, and will not make any, representation as to the validity or adequacy of the Amended Convertible Notes Indenture or the Amended Convertible Notes, it will not be accountable for the Issuer's use of the proceeds from the Amended Convertible Notes, and it will not be responsible for any statement of the Issuer in the Amended Convertible Notes Indenture or any document issued in connection with the sale of Amended Convertible Notes or any statement in the Amended Convertible Notes other than the Trustee's certificate of authentication. The Trustee makes no, and will not make any, representations with respect to the effectiveness or adequacy of the Amended Convertible Notes Indenture.
If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Amended Convertible Notes Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Amended Convertible Notes Indenture at the request, order or direction of any of the Holders pursuant to the provisions of the Amended Convertible Notes Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
Governing Law
The Old Convertible Notes Indenture, the Old Convertible Notes, the Second Supplemental Indenture, the Amended Convertible Notes Indenture, the Amended Convertible Notes, the Amended Convertible Note Guarantees, the Registration Rights Agreement and the Intercreditor Agreement will be governed by and construed in accordance with the laws of the State of New York.
Certain Definitions
Set forth below is a summary of certain defined terms used in the Amended Convertible Notes Indenture. Reference is made to the Amended Convertible Notes Indenture and the other Amended Convertible Note Documents for the full definition of all terms.
“10-day VWAP” means the average of the daily volume weighted average price of the Issuer's Common Stock on the national securities exchange or over-the-counter market (e.g., OTC Bulletin Board or Pink OTC Markets Inc.) on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on the Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) for the relevant 10 consecutive Trading Days when such formula is used.

“ABL Facility” means one or more debt facilities (including the Credit Agreement), indentures or commercial paper facilities or other agreements, in each case with banks or other lenders or investors providing for credit loans, notes, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, amended and restated, modified, supplemented, renewed, refunded, replaced, restructured or refinanced in whole or in part from time to time (including any agreement extending the maturity thereof or increasing the amount of available borrowings thereunder or adding additional borrowers or guarantors thereunder), whether by the same or any other agent, lender or group of lenders (or any affiliate of such agent, lender or group of lenders).
“Additional Interest” has the meaning set forth in the Registration Rights Agreement.
“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of this definition and the definition of “Permitted Holder,” “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
“Agent” means any Registrar or Paying Agent.
“amend” means to amend, supplement, restate, amend and restate, renew, replace or otherwise modify; and “amendment” shall have a correlative meaning.
“Amended Convertible Note Documents” means the Amended Convertible Notes, the Amended Convertible Notes Guarantees, the Amended Convertible Notes Indenture and the Registration Rights Agreement.
“Amended Convertible Note Guarantee” means the guarantee by each Guarantor of the Issuer's payment obligations under the Amended Convertible Notes Indenture and the Amended Convertible Notes, executed pursuant to the Amended Convertible Notes Indenture.
“Amended Convertible Note Parties” means the Issuer and the Guarantors.
“Amended Convertible Notes” means, collectively, the Issuer's 9.5% Convertible Notes due 2015 treated as a single class of securities under the Amended Convertible Notes Indenture, as amended or supplemented from time to time in accordance with the terms of the Amended Convertible Notes Indenture.
“asset” means any asset or property.
“Attributable Debt” means in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”
“Bank Collateral Agent” means Bank of America, N.A. and any successor under the Credit Agreement, or if there is no Credit Agreement, the “Collateral Agent” designated pursuant to the terms of any ABL Facility.
“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Fundamental Change of Control,” any duly authorized committee of such body.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in the City of New York are authorized or required by law to close.
“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting and in such Person's equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person).

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.
“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Close of Business” means 5:00 p.m. New York City time.
“Common Stock” means the common stock, $0.001 par value per share, of the Issuer as it exists on the date of the Amended Convertible Notes Indenture or any other shares of capital stock of the Issuer into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Issuer that is otherwise permitted under the Amended Convertible Notes Indenture in which the Issuer is not the surviving corporation, the common stock, common equity interests or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.
“Conversion Agent” means the Trustee or such other office or agency designated by the Issuer where the Amended Convertible Notes may be presented for conversion.
“Conversion Event” shall be deemed to occur on the first Trading Day following the date that the closing price of the Issuer's Common Stock (as reported by Bloomberg L.P.) for at least 20 Trading Days in a period of 30 consecutive Trading Days exceeds 150% of the Conversion Price.
“Conversion Price” means, per share of Common Stock, $1,000 divided by the applicable Conversion Rate, subject to adjustment as set forth in the Amended Convertible Notes Indenture.
“Conversion Rate” means initially 95.23809524 shares of Common Stock per $1,000 principal amount of Amended Convertible Notes, subject to adjustment as set forth in the Amended Convertible Notes Indenture.
“Corporate Trust Office” means the corporate trust office of the Trustee located at 150 Fourth Avenue North, 2nd Floor, Nashville, Tennessee 37219, Attention: Corporate Trust Department, or such other office, designated by the Trustee by written notice to the Issuer, at which at any particular time its corporate trust business shall be administered.
“Credit Agreement” means the Loan and Security Agreement, dated as of August 31, 2012, by and among the Issuer, the subsidiaries of the Issuer from time to time party thereto as “Borrowers”, the subsidiaries of the Issuer from time to time party thereto as “Guarantors”, the financial institutions party thereto as “Lenders,” and Bank of America, N.A., a national banking association, as agent for the Lenders, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, amended and restated, supplemented, increased, extended, renewed, refunded, replaced, restructured or refinanced in whole or in part from time to time.
“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.
“Depositary” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.
“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final Maturity Date of the Amended Convertible Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests.
“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options

(whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Excluded Joint Venture” means Superior Materials Holdings LLC and its direct and indirect Subsidiaries.
“Ex-Dividend Date” means the first date on which the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the relevant issuance or distribution.
“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value (other than of any asset with a public trading market) in excess of $5.0 million shall be determined by the Board of Directors of the Issuer acting reasonably and in good faith and shall be evidenced by a board resolution delivered to the Trustee. Fair Market Value (other than of any asset with a public trading market) in excess of $20.0 million shall be determined by an Independent Financial Advisor, which determination shall be evidenced by an opinion addressed to the Board of Directors of the Issuer and delivered to the Trustee.
“Foreign Subsidiary” means any Restricted Subsidiary of the Issuer which is not organized under the laws of (x) the United States or any state thereof or (y) the District of Columbia.
“Fundamental Change of Control” means the occurrence of any of the following:
(1)    The Issuer consolidates with or merges with or into another Person (other than any Subsidiary of the Issuer and its outstanding Voting Stock is reclassified into, converted for or converted into the right to receive any other property or security, or the Issuer sells, conveys, transfers or leases all or substantially all of its properties and assets to any Person (other than its Subsidiary); provided, that the foregoing shall not constitute a Fundamental Change of Control if (a) Persons that beneficially own the Issuer's Voting Stock immediately prior to the transaction own, directly or indirectly, a majority of the Voting Stock of the surviving or transferee Person immediately after the transaction in substantially the same proportion as their ownership of the Issuer's Voting Stock immediately prior to the transaction or (b) such transaction is a consolidation, merger or sale, lease, conveyance or other disposition the purpose of which is to effect the Issuer's redomiciling;
(2)    Any “person” or “group”, other than the Issuer or any of its Subsidiaries or any employee benefit plan of the Issuer or such Subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of the Issuer's capital stock then outstanding and entitled to vote generally in elections of directors; or
(3)    During any period of 12 consecutive months after the Issue Date, Persons who at the beginning of such 12 month period constituted the Issuer's Board of Directors, together with any new Persons whose election was approved by a vote of a majority of the Persons then still comprising its Board of Directors who were either members of the Board of Directors at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the Issuer's Board of Directors.
For purposes of this definition, (a) “beneficial owner” is used as defined in Rules 13d-3 and 13d-5 under the Exchange Act, (b) “group” has the meaning it has in Sections 13(d) and 14(d) of the Exchange Act and (c) “person” is used with the same meaning as that used within Rule 13d-3 under the Exchange Act, in each case whether or not applicable.
A “Fundamental Change of Control” shall be deemed not to have occurred in the case of a merger or consolidation described in clause (1) of the definition of Fundamental Change of Control if (a) at least 90% of the consideration paid for the Issuer's Common Stock (other than cash payments for fractional shares and cash payments pursuant to dissenter's appraisal rights) in the merger or consolidation consists of common stock of a United States or non-United States company traded on a United States national securities exchange (or which will be so traded or quoted when issued or exchanged in connection with such transaction) and (b) the market capitalization of the acquiror in such merger or consolidation is at least equal to or greater than the market capitalization of the Issuer on the Trading Day immediately preceding the day on which such merger or consolidation is publicly announced.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.
“Grantors” means the Issuer and the Guarantors.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.
“Guarantors” means (1) each Restricted Subsidiary of the Issuer on the Issue Date (other than any Foreign Subsidiaries and the Excluded Joint Venture) and (2) each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of the Amended Convertible Notes Indenture after the Issue Date, in each case, until such Person is released from its Amended Convertible Note Guarantee in accordance with the terms of the Amended Convertible Notes Indenture.
“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.
“Holder” means any registered holder, from time to time, of the Amended Convertible Notes.
“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or, indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided, that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) the accrual of interest, the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall not be deemed to be an incurrence of Indebtedness.
“Indebtedness” of any Person at any date means, without duplication:

1.	All liabilities, contingent or otherwise, of such Person for borrowed money;

2.	All obligations of such Person evidenced by bonds, debentures, notes, other similar instruments or letters of credit (or reimbursement obligations with respect thereto);

3.	All reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions;

4.
All obligations of such Person to pay the deferred and unpaid purchase price of property or services due more than 60 days after such property is acquired or services completed, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

5.	The amount of all Disqualified Equity Interests of such Person calculated in accordance with GAAP (whether classified as debt, equity or mezzanine);

6.	All Capitalized Lease Obligations of such Person or Attributable Debt in respect of sale and leaseback transactions;

7.	All Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

8.
All Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided, that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

9.	To the extent not otherwise included in this definition, Hedging Obligations of such Person;

10.
All obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, except trade payables incurred by such Person in the ordinary course of business; and

11.
Indebtedness of any partnership in which such Person is a general partner (other than to the extent that the instrument or agreement evidencing such Indebtedness expressly provides that such Indebtedness is recourse only to the partnership and not to the general partner).

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.
Notwithstanding the foregoing, Indebtedness shall not include any liability for Federal, state, local or other taxes owed or owing to any governmental entity.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer's Board of Directors, disinterested and independent with respect to the Issuer and its Affiliates.
“interest” means, with respect to the Amended Convertible Notes, unless the context requires otherwise, interest and Additional Interest, if any, on the Amended Convertible Notes.
“Interest Payment Date” means the Stated Maturity of an installment of interest on the Amended Convertible Notes and shall mean each March 1, June 1, September 1 and December 1 of each year.
“Issue Date” means August 31, 2010.
“Last Reported Sale Price” of Common Stock on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one, the average of the average bid and the average ask prices) on that day as reported on the principal United States securities exchange on which shares of Common Stock are then traded. If the Common Stock is not listed for trading on a United States national securities exchange on the relevant date, the “Last Reported Sale Price” of Common Stock will be the last quoted bid price per share of Common Stock in the over-the-counter market on the relevant date as reported by the OTC Bulletin Board or Pink OTC Markets Inc. or similar organization on which the Common Stock is then quoted. If the Common Stock is not so quoted, the “Last Reported Sale Price” of Common Stock will be as determined by a United States nationally recognized securities dealer retained by the Issuer for that purpose. The “Last Reported Sale Price” of Common Stock will be determined without reference to extended or after hours trading.
“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.
“Maturity Date” means August 31, 2015.
“Moody's” means Moody's Investors Service, Inc. and its successors.
“Obligation” means any principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase or otherwise), premium, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.
“Officer” means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.
“Officers' Certificate” means a certificate signed by two Officers.
“Open of Business” means 9:00 a.m. New York City time.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Issuer, a Guarantor or the Trustee.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.
“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.
“principal” means, with respect to the Amended Convertible Notes, the principal of, and premium, if any, on the Amended Convertible Notes.

“Purchaser Party” means any beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) who acquired Amended Convertible Notes from the Issuer on the Issue Date.
“Qualified Equity Interests” means Equity Interests of the Issuer other than Disqualified Equity Interests; provided, that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Issuer or financed, directly or indirectly, using funds (1) borrowed from the Issuer or any Subsidiary of the Issuer until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or any Subsidiary of the Issuer (including, without limitation, in respect of any employee stock ownership or benefit plan).
“Record Date” means the applicable Record Date specified in the Amended Convertible Notes; provided, that if any such date is not a Business Day, the Record Date shall be the first day immediately succeeding such specified day that is a Business Day.
“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning.
“Redemption Date,” when used with respect to any Amended Convertible Note to be redeemed, means the date fixed for such redemption pursuant to the Amended Convertible Notes Indenture and the Amended Convertible Notes.
“refinance” means to refinance, repay, prepay, replace, renew, refund, redeem, defease or retire.
“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date among the Issuer, the Guarantors and the Purchaser Parties.
“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of the Amended Convertible Notes Indenture.
“Restricted Subsidiary” means all Subsidiaries of the Issuer as of the date of the Second Supplemental Indenture.
“S&P” means Standard & Poor's Ratings Services, a subsidiary of The McGraw Hill Companies, Inc., and its successors.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Senior Notes” means, collectively, the Issuer's 9.5% Senior Secured Notes due 2015 treated as a single class of securities under the applicable indenture, as amended or supplemented from time to time in accordance with its terms.
“Shelf Registration Statement” has the meaning assigned to it in the Registration Rights Agreement.
“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and which are being released from their Amended Convertible Note Guarantees (in the case of clause (x) of the second paragraph of “-Amendment, Supplement and Waiver,” would constitute a Significant Subsidiary under clause (1) of this definition.
“Stated Maturity” means, with respect to any installment of interest or principal on any Indebtedness, the date on which such payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is expressly subordinated in right of payment to the Amended Convertible Notes or the Amended Convertible Note Guarantees, respectively. For the avoidance of doubt, (i) unsecured Indebtedness is not subordinated to secured Indebtedness merely because it is unsecured and (ii) senior Indebtedness is not subordinated Indebtedness merely because it has a junior lien priority with respect to the same collateral.
“Subsidiary” means, with respect to any Person:

12.
Any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

13.
Any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer. The Excluded Joint Venture shall not be a Subsidiary of the Issuer or any Restricted Subsidiary for purposes of the Amended Convertible Notes Indenture.
“Trading Day” means a day during which trading in securities generally occurs on the principal United States securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a United States national securities exchange, then on the principal other market on which the Common Stock is then traded or quoted.
“Trustee” means the party named as such in the Amended Convertible Notes Indenture until a successor replaces it in accordance with the provisions of the Amended Convertible Notes Indenture and thereafter means such successor.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time. Unless otherwise specified, references to the Uniform Commercial Code refer to the New York Uniform Commercial Code.
“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.
“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.
Book-Entry; Delivery and Form
General
The Amended Convertible Notes were initially issued in fully registered global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. The Amended Convertible Notes were initially represented by permanent global notes (the “Global Notes”).
The Global Notes were deposited upon issuance with the Trustee, as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC (including the Euroclear System (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”)), as described below under “-Depository Procedures.”
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the depository or to a successor of the depository or its nominee. Beneficial interests in the Global Notes may not be exchanged for securities in certificated form except in the limited circumstances described below under “-Exchange of Global Notes for Certificated Securities.”
Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.
Depository Procedures
The following is a description of the operations and procedures of DTC. These operations and procedures are solely within the control of DTC and are subject to changes by it. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

•	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the registrar with portions of the principal amount of the Global Notes; and

•
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

All interests in a Global Note may be subject to the procedures and requirements of DTC.
The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR “HOLDERS” THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.
Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Amended Convertible Notes Indenture. Under the terms of the Amended Convertible Notes Indenture, we and the Trustee will treat the Persons in whose names the Amended Convertible Notes, including the Global Notes, are registered as the owners of the Amended Convertible Notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor the Trustee nor any agent of us or the Trustee has or will have any responsibility or liability for:

•
any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Amended Convertible Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Amended Convertible Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Amended Convertible Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds.
DTC has advised us that it will take any action permitted to be taken by a holder of Amended Convertible Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Amended Convertible Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Amended Convertible Notes Indenture, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.
Although DTC has agreed to the preceding procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing its operations.

Exchange of Global Notes for Certificated Securities
A Global Note is exchangeable for definitive Amended Convertible Notes in registered certificated form (“Certificated Securities”) if:

•
DTC (a) notifies us that it is unwilling or unable to continue as depository for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depository;

•
we, at our option and subject to the procedures of DTC, elect to exchange the Global Notes (in whole but not in part) for definitive securities and deliver a written notice to such effect to the Trustee; or

•	there has occurred and is continuing a Default or Event of Default with respect to the Amended Convertible Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Securities upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Amended Convertible Notes Indenture. In all cases, Certificated Securities delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures) and will bear any applicable restrictive legend required by applicable law.

BOOK-ENTRY, DELIVERY AND FORM

General
The New Senior Notes will be initially issued in fully registered global form in minimum denominations of $1.00 and integral multiples of $1.00 in excess of $1.00. The New Senior Notes will be initially represented by permanent global notes (the “Global Notes”).
The Global Notes will be deposited upon issuance with the Trustee, as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC (including the Euroclear System (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”)), as described below under “—Depository Procedures.”
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the depository or to a successor of the depository or its nominee. Beneficial interests in the Global Notes may not be exchanged for securities in certificated form except in the limited circumstances described below under “—Exchange of Global Notes for Certificated Securities.”
Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.
Depository Procedures
The following is a description of the operations and procedures of DTC. These operations and procedures are solely within the control of DTC and are subject to changes by it. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it:

•	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the registrar with portions of the principal amount of the Global Notes; and

•
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

All interests in a Global Note may be subject to the procedures and requirements of DTC.
The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR “HOLDERS” THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the Persons in whose names the New Senior Notes, including the Global Notes, are registered as the owners of the New Senior Notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor the Trustee nor any agent of us or the Trustee has or will have any responsibility or liability for:

•
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the New Senior Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of New Senior Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the New Senior Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.
DTC has advised us that it will take any action permitted to be taken by a holder of New Senior Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the New Senior Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.
Although DTC has agreed to the preceding procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing its operations.
Exchange of Global Notes for Certificated Securities
A Global Note is exchangeable for definitive New Senior Notes in registered certificated form (“Certificated Securities”) if:

•
DTC (a) notifies us that it is unwilling or unable to continue as depository for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depository;

•
we, at our option and subject to the procedures of DTC, elect to exchange the Global Notes (in whole but not in part) for definitive securities and deliver a written notice to such effect to the Trustee; or

•	there has occurred and is continuing a Default or Event of Default with respect to the New Senior Notes.
In addition, beneficial interests in a Global Note may be exchanged for Certificated Securities upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Securities delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures) and will bear any applicable restrictive legend required by applicable law.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the exchange offer and the ownership of the New Senior Notes acquired in the exchange offer that may be relevant to you, but does not purport to be a complete analysis of all potential tax considerations. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated under the Code, and administrative rulings and judicial decisions as of the date hereof. These authorities are subject to differing interpretations and may be changed, perhaps retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not sought any ruling from the United States Internal Revenue Service (the "IRS"), or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.
This summary assumes that the Old Convertible Notes and the New Senior Notes are and will be held as capital assets within the meaning of Section 1221 of the Code. This summary is limited to the tax consequences of those persons who exchange Old Convertible Notes for New Senior Notes in this exchange offer which we refer to as “holders.” This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their particular circumstances or status nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, expatriates, banks, real estate investment trusts, regulated investment companies, tax-exempt organizations and persons that have a functional currency other than the U.S. Dollar, or persons in special situations, such as those who have elected to mark securities to market or those who hold the old or the New Senior Notes as part of a straddle, hedge, conversion transaction or other integrated investment or those deemed to sell the Old Convertible Notes or the New Senior Notes under the constructive sale provisions of the Code). In addition, this summary does not address U.S. federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. We have not sought and will not seek any ruling from the IRS with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.
For purposes of this discussion, you are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of the Old Convertible Notes or the New Senior Notes (collectively, the "notes"), as the case may be, that is (i) a citizen or resident of the United States, (ii) a corporation that is organized under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if the trust has made a valid election to be treated as a United States person.
If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds notes and participates in the exchange offer, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Old Convertible Notes or the New Senior Notes, you should consult your tax advisor regarding the tax consequences of the exchange of Old Convertible Notes for New Senior Notes pursuant to this exchange offer.
THIS SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Tax Consequences to U.S. Holders
Under U.S. federal income tax law, the exchange of old debt instruments for new debt instruments results in an exchange under section 1001 of the Code on which taxable gain or loss may be realized if the exchange constitutes a significant modification of the terms of the old debt instruments. The modification of a debt instrument is a significant modification if, based on all the facts and circumstances and taking into account all modifications of the debt instrument, the legal rights and obligations under the debt instrument are altered in a manner that is economically significant. We believe, and the rest of this discussion assumes, that the exchange of the Old Convertible Notes for the New Senior Notes pursuant to the exchange offer will constitute a significant modification of the terms of the Old Convertible Notes under the applicable Treasury regulations, and, as a result, you will realize gain or loss for U.S. federal income tax purposes upon the exchange. The treatment of the gain or loss realized upon the exchange will depend on whether the exchange constitutes a recapitalization within the meaning of Section 368(a)(1)(E) of the Code and the Treasury regulations thereunder, as discussed below.
With respect to any holder of the Old Convertible Notes that will hold the Amended Convertible Notes following the Amendments, we believe that the modification of the Old Convertible Notes by the supplemental indenture effecting the Amendments will not constitute a significant modification of the terms of the Old Convertible Notes under the applicable Treasury regulations because we do not expect that the Amendments will result in a substantial impairment of our capacity to meet our payment obligations under the Amended Convertible Notes, which are the same as the Old Convertible Notes.  However, even if the Amendments were treated as a significant modification of the Old Convertible Notes and, thus, treated as a deemed exchange for U.S. federal income tax purposes, we believe that such deemed exchange will be treated as a recapitalization for U.S. federal income tax purposes, and, thus, will not result in the requirement to recognize gain or loss for U.S. federal income tax purposes.  This position is based on our belief that, although not free from doubt, the Old Convertible Notes before, and the Amended Convertible Notes after, the Amendments are and will be (as applicable) “securities” for recapitalization purposes.   Please refer to the discussion below as to your tax consequences as a result of the Amendments, if treated as a recapitalization, treating the references therein to New Senior Notes as references to the Amended Convertible Notes, except that it is expected that the “Excess Principal Amount” in that case will be zero.
Recapitalization
The exchange of Old Convertible Notes for New Senior Notes pursuant to the exchange offer will be treated as a recapitalization only if both the Old Convertible Notes and the New Senior Notes constitute “securities” within the meaning of the provisions of the Code governing reorganizations. This, in turn, depends upon the terms and conditions of, and other facts and circumstances relating to, the notes, and upon the application of numerous judicial and administrative decisions. Although not free from doubt, we intend to take the position that although the Old Convertible Notes may be “securities,” for recapitalization purposes the New Senior Notes are not “securities” for such purposes. You should consult your tax advisor as to whether the Old Convertible Notes and the New Senior Notes received in the exchange offer constitute securities and whether the exchange of such Old Convertible Notes for the New Senior Notes qualifies as a recapitalization for U.S. federal income tax purposes. If, contrary to our position, the exchange of the Old Convertible Notes for the New Senior Notes pursuant to the exchange offer qualifies as a recapitalization, generally, with respect to such exchange, you will not recognize loss, but you will recognize gain, if any, to the extent such gain does not exceed the “excess principal amount” received by you in the exchange. “Excess principal amount” means the fair market value of a portion of the New Senior Notes with a stated principal amount equal to the excess of (a) the stated principal amount of the New Senior Notes over (b) the stated principal amount of the Old Convertible Notes exchanged therefor. It is unclear whether “principal amount” of the New Senior Notes means issue price or stated principal amount payable at maturity. However, we believe, as further discussed below under “—Issue Price of the New Senior Notes,” that in our case, both are equal. Subject to the discussion under “—Market Discount” below, any gain recognized, generally, will be capital gain and generally will be long-term capital gain if your holding period for the Old Convertible Notes exchanged is more than one year at the time of the exchange. Subject to the discussion below regarding Medicare tax, if you are a non-corporate U.S. Holder, including an individual, your long-term capital gain is generally subject to a maximum tax rate of 20%. Your holding period for the New Senior Notes received (other than any portion representing excess principal amount, which will have a holding period beginning on the day after the exchange) will include your holding period for such Old Convertible Notes exchanged. Your initial tax basis in the New Senior Notes received (other than any portion representing excess principal amount, which will have a tax basis equal to the issue price of such portion) in exchange for such Old Convertible Notes will equal the adjusted tax basis of such Old Convertible Notes immediately prior to the exchange, increased by any gain recognized by you on the exchange and decreased by the issue price of any portion of the New Senior Notes representing excess principal amount.
Non-Recapitalization
If, as expected, the exchange of the Old Convertible Notes for the New Senior Notes does not qualify as a recapitalization, you will recognize gain or loss equal to the difference, if any, between the amount realized on the exchange and your adjusted tax basis in such Old Convertible Notes exchanged. The amount realized will be equal to the issue price of the New Senior Notes (discussed below). Subject to the discussion under “—Market Discount” below, any gain or loss generally will be capital gain or loss, and generally will be long-term capital gain or loss if your holding period for such Old Convertible Notes exchanged is more than one year at the time of the exchange. Subject to the discussion below regarding Medicare tax, if you are a non-corporate U.S. Holder, including an individual, your long-term capital gain is generally subject to a maximum tax rate of 20%. The deductibility of capital losses is subject to limitations. Your holding period for the New Senior Notes will not include your holding period for the Old Convertible Notes exchanged and will begin on the day after the exchange. Your initial tax basis in the New Senior Notes will be the issue price of the New Senior Notes on the date of the exchange.
Medicare Tax
For taxable years beginning after December 31, 2012, U.S. individuals with modified adjusted gross income that exceeds certain thresholds (for example, $250,000 for married individuals filing jointly, $200,000 for single individuals) will be subject to a Medicare tax of 3.8% on the lesser of (i) their investment income, net of deductions properly allocable to such income, or (ii) the excess of their modified adjusted gross income above such thresholds. Trusts and estates also may be subject to this Medicare tax. Any gain recognized on the exchange of the Old Convertible Notes generally will be treated as investment income that is subject to the 3.8% Medicare tax. This tax will be in addition to any U.S. federal income tax imposed on such U.S. individuals and estates and trusts with respect to any gain on the exchange of the Old Convertible Notes.
Issue Price of the New Senior Notes
Generally, the issue price of the New Senior Notes will be their stated redemption price at maturity unless either the New Senior Notes or the Old Convertible Notes are “traded on an established market” for U.S. federal income tax purposes. Under a recent exception for small debt issues, both the New Senior Notes and the Old Convertible Notes will not be treated as “traded on an established market” because, at the time of the exchange, the outstanding stated principal amount of the issue that includes, in each case, the Old Convertible Notes and the New Senior Notes does not exceed US$100 million.

The “stated redemption price at maturity” of a note is the total of all payments on the note that are not payments of “qualified stated interest.” For the New Senior Notes, all stated interest will be “qualified stated interest” and therefore the stated redemption price at maturity of the New Senior Notes will be the stated principal amount of the New Senior Notes.
These rules are complex and you should consult your tax advisor regarding the determination of the issue price of the New Senior Notes.
Market Discount
If you recognize any gain in the exchange and if your Old Convertible Notes were acquired at a market discount (generally, if acquired at a non-de minimis discount from principal amount), you generally will be required to treat a portion of any gain that you recognize on the exchange of such Old Convertible Notes for New Senior Notes as ordinary income to the extent of the amount of any accrued market discount that has not previously been included in income for U.S. federal income tax purposes.
Accrued Interest
To the extent that amounts you receive are attributable to accrued interest on the Old Convertible Notes, such amounts will be includable in your gross income as interest income if such accrued interest has not been included previously in your gross income for U.S. federal income tax purposes.
Ownership of the New Senior Notes by U.S. Holders
Stated Interest
Stated interest on the New Senior Notes generally will be taxable to you as ordinary income at the time that it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes. Any such stated interest generally will be treated as investment income that is subject to the 3.8% Medicare tax. This tax will be in addition to any U.S. federal income tax imposed on such U.S. individuals and estates and trusts with respect to any such stated interest.
Original Issue Discount/Bond Premium
The New Senior Notes will be deemed issued with original issue discount (“OID”) if their issue price (discussed above) is less than their stated redemption price at maturity by more than a statutorily defined de minimis amount. Alternatively, the New Senior Notes will be deemed issued with “bond premium” if their issue price is in excess of their stated principal amount. Because the New Senior Notes’ stated redemption price at maturity will be their stated principal amount and will equal to their issue price, the New Senior Notes will not be considered to have been issued with original issue discount or bond premium for U.S. federal income tax purposes.
Market Discount
If you acquired your Old Convertible Notes at a market discount (generally acquired at a non-de minimis discount from principal amount) and, contrary to our position, the exchange of Old Convertible Notes for New Senior Notes qualifies as a recapitalization (as discussed above), any accrued market discount inherent in the Old Convertible Notes that is not recognized as ordinary income on the exchange and that was not included in income for U.S. federal income tax purposes prior to the exchange will carry over to the New Senior Notes. In addition, such New Senior Notes received by you in exchange for Old Convertible Notes will be treated as acquired at a market discount if the issue price of the New Senior Notes exceeds your adjusted tax basis for the New Senior Notes by more than a de minimis amount. Generally, upon any disposition (other than certain non-recognition transactions) of New Senior Notes treated as acquired at a market discount, you will be required to recognize the accrued market discount carried over from the Old Convertible Notes plus the market discount that has accrued on the New Senior Notes as ordinary income up to the amount of the gain realized on the disposition to the extent such accrued market discount has not been previously included in income.
Sale, Taxable Exchange, or Other Disposition of the New Senior Notes
Upon the sale, exchange, redemption, retirement at maturity or other taxable disposition of New Senior Notes, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the sum of the cash and the fair market value of all other property received on such disposition (less any amount received on account of accrued but unpaid interest, which will be taxed as such) and such U.S. Holder’s adjusted tax basis in the New Senior Notes. The adjusted tax basis in the New Senior Notes generally will equal the issue price of the New Senior Notes, as described above, with certain adjustments. Except to the extent of any accrued market discount on the New Senior Notes as described above under “—Market Discount,” any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the note is more than one year. Each exchanging U.S. Holder’s holding period in the New Senior Notes will begin on the day after the exchange offer is consummated. The deductibility of capital losses is subject to limitations under the Code.
Any gain recognized on the sale, exchange or other disposition of the New Senior Notes generally will be treated as investment income that is subject to the 3.8% Medicare tax. This tax will be in addition to any U.S. federal income tax imposed on such U.S. individuals and estates and trusts with respect to any gain on the sale, exchange or other disposition of the New Senior Notes.

Information Reporting and Backup Withholding
We are required to furnish to the record holders of the Old Convertible Notes and the New Senior Notes, other than corporations and other exempt holders, and to the IRS, information with respect to payments paid on such notes. You may be subject to backup withholding with respect to the consideration paid for the Old Convertible Notes in the exchange offer and interest paid (including OID and certain additional payments) on the New Senior Notes or with respect to proceeds received from a disposition of the New Senior Notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you (i) fail to furnish your taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number; (ii) furnish an incorrect TIN; (iii) are notified by the IRS that you have failed to properly report payments of interest; or (iv) fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding. Backup withholding is not an additional tax but, rather, is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.
Tax Consequences to Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of the Old Convertible Notes or the New Senior Notes (other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes) who or which is not a U.S. Holder or a partnership. Special rules may apply if a Non-U.S. Holder is a “controlled foreign corporation” or “passive foreign investment company,” as defined under the Code, and to certain expatriates or former long-term residents of the United States. If you fall within any of the foregoing categories, you should consult your tax advisor regarding the tax consequences of the exchange offer and the ownership of the New Senior Notes.
As discussed above under “—Tax Consequences to U.S. Holders—Tax Consequences to U.S. Holders Who Participate in the Exchange Offer,” the exchange by a holder of the Old Convertible Notes for the New Senior Notes pursuant to the exchange offer will constitute an exchange under applicable Treasury regulations. However, you will only be subject to U.S. federal income tax on any gain recognized in the exchange to the extent described below under “—The Foreign Investment in Real Property Tax Act (“FIRPTA”) Provisions” and “—Ownership of the New Senior Notes by Non-U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of the New Senior Notes,” treating the reference therein to the New Senior Notes as a reference to the Old Convertible Notes.
Amounts attributable to accrued and unpaid interest paid to you on the Old Convertible Notes will not be subject to U.S. federal income tax or withholding tax except to the extent described below under “—Ownership of the New Senior Notes by Non-U.S. Holders—Payments of Interest on the New Senior Notes,” treating the references therein to interest on the New Senior Notes as references to accrued and unpaid interest on the Old Convertible Notes.
The Foreign Investment in Real Property Tax Act (“FIRPTA”) Provisions
In general, any gain realized by a non-U.S. holder on the exchange of the Old Convertible Notes for the New Senior Notes may be subject to U.S. federal income tax if the Old Convertible Notes are treated as United States real property interests (as defined by FIRPTA). In general, convertible notes are treated as United States real property interests if they are issued by a corporation that is a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the period that the non-U.S. holder held such convertible notes. Generally, a U.S. corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We do not believe we were a USRPHC for U.S. federal income tax purposes. However, even if we are or were a USRPHC, because we believe that our stock is “regularly traded on an established securities market” (within the meaning of applicable U.S. Treasury regulations), the Old Convertible Notes will not be treated as a U.S. real property interest if (i) the Old Convertible Notes are considered to be “regularly traded on an established securities market” and the non-U.S. Holder does not own, actually or constructively, more than 5% of the outstanding Old Convertible Notes at any time during the shorter of the five-year period preceding the date of the exchange offer or the holding period of the non-U.S. Holder with respect to the Old Convertible Notes (the “Regularly Traded Test”); or (ii) the Old Convertible Notes are not considered to be “regularly traded on an established securities market” and the non-U.S. Holder does not own, actually or constructively, an amount of the Old Convertible Notes that had, on the last date that the non-U.S. Holder acquired any portion of the Old Convertible Notes, a fair market value greater than the fair market value on that date of 5% of our outstanding shares of publicly traded common stock (the “5% Acquisition Test”). Although not free from doubt, we believe that the Old Convertible Notes should not be treated as “regularly traded on an established securities market.” Any taxable gain generally would be taxed in the same manner as gain that is effectively connected with the conduct of a trade or business in the United States, except that the branch profits tax will not apply. Non-U.S. holders should consult their own advisors about the consequences that could result if we are, or were, a USRPHC.

Ownership of the New Senior Notes by Non-U.S. Holders
Payments of Interest on the New Senior Notes
Subject to the discussions of backup withholding and the Foreign Account Tax Compliance Act below, you will not be subject to the 30% U.S. federal withholding tax with respect to payments of interest (including OID) on the New Senior Notes, provided that: (i) you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote; (ii) you are not a “controlled foreign corporation” with respect to which we are, directly or indirectly, a “related person”; (iii) you are not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of your trade or business; and (iv) you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an IRS Form W-8BEN (or successor form)), or you hold your New Senior Notes through certain foreign intermediaries or certain foreign partnerships and you and the foreign intermediaries (or foreign partnerships) satisfy the certification requirements of applicable Treasury regulations.
If you cannot satisfy the requirements described above, you will be subject to the 30% U.S. federal withholding tax with respect to payments of interest on the New Senior Notes, unless you provide us with a properly executed (i) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable U.S. income tax treaty or (ii) IRS Form W-8ECI (or successor form) stating that the interest is not subject to withholding tax because it is effectively connected with the conduct of a U.S. trade or business. If you are engaged in a trade or business in the United States and interest on a New Senior Note is effectively connected with your conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower rate as may be prescribed under an applicable U.S. income tax treaty) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.
Sale, Exchange, Redemption or Other Taxable Disposition of the New Senior Notes
Subject to the discussions of backup withholding and the Foreign Account Tax Compliance Act below, any gain realized by you on the sale, exchange, redemption or other disposition of a New Senior Note (except with respect to accrued and unpaid interest, which would be taxable as described above) generally will not be subject to U.S. federal income tax unless: (i) the gain is effectively connected with your conduct of a trade or business in the United States; or (ii) you are an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met.
If your gain is described in clause (i) above, you generally will be subject to U.S. federal income tax on the net gain derived from the sale. If you are a corporation, then you may be required to pay a branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable U.S. income tax treaty) on any such effectively connected gain. If you are an individual described in clause (ii) above, you will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States. You should consult any applicable income tax treaties that may provide for different rules. In addition, you are urged to consult your tax adviser regarding the tax consequences of the acquisition, ownership and disposition of the New Senior Notes.
Foreign Account Tax Compliance Act (“FATCA”) Provisions
The Foreign Account Tax Compliance Act was enacted on March 18, 2010 and will impose a 30% U.S. withholding tax on “withholdable payments” as defined in Section 1473(1) of the Code, which include certain U.S. source payments, including interest and gross proceeds from a disposition of property of a type which can produce U.S. source interest, if paid to certain foreign entities on or after January 1, 2014.  However, under final regulations issued recently, because the New Senior Notes are issued prior to January 1, 2014, they will be treated as grandfathered and no such 30% U.S. withholding tax will be required with respect to interest paid on and gross proceeds from a disposition of the New Senior Notes unless such notes are materially modified on or after January 1, 2014.

Information Reporting and Backup Withholding
If you are a Non-U.S. Holder, in general, you will not be subject to backup withholding and information reporting upon the exchange of Old Convertible Notes for New Senior Notes or with respect to payments that we make to you on the New Senior Notes provided that we do not have actual knowledge or reason to know that you are a United States person and you have given us the statement described above under “—Ownership of the New Senior Notes by Non-U.S. Holders—Payments of Interest on the New Senior Notes.” In addition, you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a New Senior Note within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, or you otherwise establish an exemption. However, we may be required to report annually to the IRS and to you the amount of, and the tax withheld with respect to, any interest (including OID and certain additional payments) paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

LEGAL MATTERS

The validity of the New Senior Notes and the validity of the subsidiary guarantees thereof will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP. Certain matters relating to the validity of the guarantees by our Maryland, Michigan, New Jersey and Oklahoma subsidiaries will be passed upon for us by various local counsel.

EXPERTS

The financial statements incorporated in this prospectus by reference to U.S. Concrete, Inc.'s Current Report on Form 8-K dated February 6, 2013, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers
Directors’ liability; indemnification of directors and officers. Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, a director will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our by-laws provide that we will indemnify each director and officer and may indemnify employees and agents, as determined by our board, to the fullest extent provided by the laws of the State of Delaware.
The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware General Corporation Law and our Certificate and By-laws.
Section 102(b)(7) of the Delaware General Corporation Law permits the limitation of directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) breaches under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (4) any transaction from which the director derived an improper personal benefit.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Reference is made to Item 22 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.
We maintain directors’ and officers’ liability insurance for our officers and directors.

Item 21.	Exhibits and Financial Statement Schedules
(a) Exhibits
The Exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index, which is incorporated by reference herein.
(b) Financial Statement Schedules
See the documents incorporated by reference herein.

Item 22.	Undertakings
The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of each of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
To respond to requests for information that is incorporated by reference into this prospectus to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8)
To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

U.S. CONCRETE, INC.

By	/s/ William J. Sandbrook
	Name:	William J. Sandbrook
	Title:	President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013 by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook	President, Chief Executive Officer and Director (Principal Executive Officer)
William J. Sandbrook

/s/ William M. Brown	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
William M. Brown

/s/ Eugene I. Davis	Director and Chairman of the Board
Eugene I. Davis

/s/ Kurt M. Cellar	Director
Kurt M. Cellar

/s/ Michael D. Lundin	Director
Michael D. Lundin

/s/ Robert M. Rayner	Director
Robert M. Rayner

/s/ Theodore P. Rossi	Director
Theodore P. Rossi

/s/ Colin M. Sutherland	Director
Colin M. Sutherland

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

ALBERTA INVESTMENTS, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ Kevin R. Kohutek	President and Director (Principal Executive Officer)
Kevin R. Kohutek

/s/ Richard Delle	Treasurer (Principal Financial and Accounting Officer)
Richard Delle

/s/ Mark B. Peabody	Director
Mark B. Peabody

/s/ William J. Sandbrook	Vice President and Director
William J. Sandbrook

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

ALLIANCE HAULERS, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ Kevin R. Kohutek	President and Director (Principal Executive Officer)
Kevin R. Kohutek

/s/ Richard Delle	Treasurer (Principal Financial and Accounting Officer)
Richard Delle

/s/ Mark B. Peabody	Director
Mark B. Peabody

/s/ William J. Sandbrook	Vice President and Director
William J. Sandbrook

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

AMERICAN CONCRETE PRODUCTS, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook	President and Director (Principal Executive Officer)
William J. Sandbrook

/s/ Kevin R. Kohutek	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)
Kevin R. Kohutek

/s/ Mark B. Peabody	Director
Mark B. Peabody

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

ATLAS REDI-MIX, LLC

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature		Title

/s/ Kevin R. Kohutek		President (Principal Executive Officer)
Kevin R. Kohutek

/s/ Richard Delle		Vice President and Treasurer (Principal Financial and Accounting Officer)
Richard Delle

Alberta Investments, Inc.

By:	/s/ Katherine I. Hargis
Name:	Katherine I. Hargis	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

ATLAS-TUCK CONCRETE, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ Kevin R. Kohutek	President and Director (Principal Executive Officer)
Kevin R. Kohutek

/s/ Richard Delle	Treasurer (Principal Financial and Accounting Officer)
Richard Delle

/s/ Mark B. Peabody	Director
Mark B. Peabody

/s/ William J. Sandbrook	Vice President and Director
William J. Sandbrook

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

BEALL CONCRETE ENTERPRISES, LLC

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature		Title

/s/ Kevin R. Kohutek		President (Principal Executive Officer)
Kevin R. Kohutek

/s/ Richard Delle		Vice President and Treasurer (Principal Financial and Accounting Officer)
Richard Delle

Beall Investment Corporation, Inc.

By:	/s/ Katherine I. Hargis
Name:	Katherine I. Hargis	Member
Title:	Vice President and Secretary

Beall Management, Inc.

By:	/s/ Katherine I. Hargis
Name:	Katherine I. Hargis	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

BEALL INDUSTRIES, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ Kevin R. Kohutek	President and Director (Principal Executive Officer)
Kevin R. Kohutek

/s/ Richard Delle	Treasurer (Principal Financial and Accounting Officer)
Richard Delle

/s/ Mark B. Peabody	Director
Mark B. Peabody

/s/ William J. Sandbrook	Vice President and Director
William J. Sandbrook

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

BEALL INVESTMENT CORPORATION, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ Kevin R. Kohutek	President and Director (Principal Executive Officer)
Kevin R. Kohutek

/s/ Richard Delle	Treasurer (Principal Financial and Accounting Officer)
Richard Delle

/s/ Mark B. Peabody	Director
Mark B. Peabody

/s/ William J. Sandbrook	Vice President and Director
William J. Sandbrook

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

BEALL MANAGEMENT, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ Kevin R. Kohutek	President and Director (Principal Executive Officer)
Kevin R. Kohutek

/s/ Richard Delle	Treasurer (Principal Financial and Accounting Officer)
Richard Delle

/s/ Mark B. Peabody	Director
Mark B. Peabody

/s/ William J. Sandbrook	Vice President and Director
William J. Sandbrook

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

BODE CONCRETE LLC

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook		President (Principal Executive Officer)
William J. Sandbrook

/s/ Laurie Cerrito		Treasurer (Principal Financial and Accounting Officer)
Laurie Cerrito

Central Concrete Supply Co., Inc.

By:	/s/ Katherine I. Hargis
Name:	Katherine I. Hargis	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

BODE GRAVEL CO.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook	President and Director (Principal Executive Officer)
William J. Sandbrook

/s/ Laurie Cerrito	Treasurer (Principal Financial and Accounting Officer)
Laurie Cerrito

/s/ Mark B. Peabody	Director
Mark B. Peabody

/s/ Kevin R. Kohutek	Vice President and Director
Kevin R. Kohutek

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

BRECKENRIDGE READY MIX, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ Jeffrey W. Roberts	President (Principal Executive Officer)
Jeffrey W. Roberts

/s/ T. Wayne Womack	Treasurer (Principal Financial and Accounting Officer)
T. Wayne Womack

/s/ Mark B. Peabody	Director
Mark B. Peabody

/s/ Kevin R. Kohutek	Vice President and Director
Kevin R. Kohutek

/s/ William J. Sandbrook	Vice President and Director
William J. Sandbrook

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

CENTRAL CONCRETE SUPPLY CO., INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook	President and Director (Principal Executive Officer)
William J. Sandbrook

/s/ Laurie Cerrito	Treasurer (Principal Financial and Accounting Officer)
Laurie Cerrito

/s/ Mark B. Peabody	Director
Mark B. Peabody

/s/ Kevin R. Kohutek	Vice President and Director
Kevin R. Kohutek

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

CENTRAL PRECAST CONCRETE, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook	President and Director (Principal Executive Officer)
William J. Sandbrook

/s/ Kevin R. Kohutek	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)
Kevin R. Kohutek

/s/ Mark B. Peabody	Director
Mark B. Peabody

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

CONCRETE ACQUISITION IV, LLC

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook		President (Principal Executive Officer)
William J. Sandbrook

/s/ Kevin R. Kohutek		Treasurer (Principal Financial and Accounting Officer)
Kevin R. Kohutek

U.S. Concrete, Inc.

/s/ William M. Brown
By:	William M. Brown
Title:	Senior Vice President and Chief Financial Officer	Member

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

CONCRETE ACQUISITION V, LLC

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook		President (Principal Executive Officer)
William J. Sandbrook

/s/ Kevin R. Kohutek		Treasurer (Principal Financial and Accounting Officer)
Kevin R. Kohutek

U.S. Concrete, Inc.

/s/ William M. Brown
By:	William M. Brown
Title:	Senior Vice President and Chief Financial Officer	Member

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

CONCRETE ACQUISITION VI, LLC

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook		President (Principal Executive Officer)
William J. Sandbrook

/s/ Kevin R. Kohutek		Treasurer (Principal Financial and Accounting Officer)
Kevin R. Kohutek

U.S. Concrete, Inc.

/s/ William M. Brown
By:	William M. Brown
Title:	Senior Vice President and Chief Financial Officer	Member

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

CONCRETE XXXIV ACQUISITION, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook	President and Director (Principal Executive Officer)
William J. Sandbrook

/s/ Kevin R. Kohutek	Treasurer (Principal Financial and Accounting Officer)
Kevin R. Kohutek

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

CONCRETE XXXV ACQUISITION, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook	President and Director (Principal Executive Officer)
William J. Sandbrook

/s/ Kevin R. Kohutek	Treasurer (Principal Financial and Accounting Officer)
Kevin R. Kohutek

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

CONCRETE XXXVI ACQUISITION, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook	President and Director (Principal Executive Officer)
William J. Sandbrook

/s/ Kevin R. Kohutek	Treasurer (Principal Financial and Accounting Officer)
Kevin R. Kohutek

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

EASTERN CONCRETE MATERIALS, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ Kevin R. Kohutek	President and Director (Principal Executive Officer)
Kevin R. Kohutek

/s/ Charles M. Abate	Treasurer (Principal Financial and Accounting Officer)
Charles M. Abate

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

HAMBURG QUARRY LIMITED LIABILITY COMPANY

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature		Title

/s/ Kevin R. Kohutek		President (Principal Executive Officer)
Kevin R. Kohutek

/s/ William J. Sandbrook		Vice President and Treasurer (Principal Financial and Accounting Officer)
William J. Sandbrook

Eastern Concrete Materials, Inc.

By:	/s/ Katherine I. Hargis
Name:	Katherine I. Hargis	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

INGRAM CONCRETE, LLC

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook		President (Principal Executive Officer)
William J. Sandbrook

/s/ T. Wayne Womack		Treasurer (Principal Financial and Accounting Officer)
T. Wayne Womack

U.S. Concrete Texas Holdings, Inc.

By:	/s/ Katherine I. Hargis
Name:	Katherine I. Hargis	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

KURTZ GRAVEL COMPANY

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook	President (Principal Executive Officer)
William J. Sandbrook

/s/ Kevin R. Kohutek	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)
Kevin R. Kohutek

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

LOCAL CONCRETE SUPPLY & EQUIPMENT, LLC

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook		President (Principal Executive Officer)
William J. Sandbrook

/s/ Charles M. Abate		Vice President and Treasurer (Principal Financial and Accounting Officer)
Charles M. Abate

NYC Concrete Materials, LLC

By:	/s/ Katherine I. Hargis
Name:	Katherine I. Hargis	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

MASTER MIX CONCRETE, LLC

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook		President (Principal Executive Officer)
William J. Sandbrook

/s/ Charles M. Abate		Vice President and Treasurer (Principal Financial and Accounting Officer)
Charles M. Abate

NYC Concrete Materials, LLC

By:	/s/ Katherine I. Hargis
Name:	Katherine I. Hargis	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

MASTER MIX, LLC

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook		President (Principal Executive Officer)
William J. Sandbrook

/s/ Charles M. Abate		Vice President and Treasurer (Principal Financial and Accounting Officer)
Charles M. Abate

NYC Concrete Materials, LLC

By:	/s/ Katherine I. Hargis
Name:	Katherine I. Hargis	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

MG, LLC

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ Todd E. Martineau	President and Manager (Principal Executive Officer)
Todd E. Martineau

/s/ Charles M. Abate	Treasurer (Principal Financial and Accounting Officer)
Charles M. Abate

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

NYC CONCRETE MATERIALS, LLC

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook		President (Principal Executive Officer)
William J. Sandbrook

/s/ Charles M. Abate		Vice President and Treasurer (Principal Financial and Accounting Officer)
Charles M. Abate

USC Atlantic, Inc.

By:	/s/ Katherine I. Hargis
Name:	Katherine I. Hargis	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

PEBBLE LANE ASSOCIATES, LLC

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook		President (Principal Executive Officer)
William J. Sandbrook

/s/ Charles M. Abate		Vice President and Treasurer (Principal Financial and Accounting Officer)
Charles M. Abate

NYC Concrete Materials, LLC

By:	/s/ Katherine I. Hargis
Name:	Katherine I. Hargis	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

REDI-MIX CONCRETE, L.P.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature		Title

/s/ Kevin R. Kohutek		President (Principal Executive Officer)
Kevin R. Kohutek

/s/ Richard Delle		Vice President and Treasurer (Principal Financial and Accounting Officer)
Richard Delle

Redi-Mix GP, LLC

By:	/s/ Katherine I. Hargis
Name:	Katherine I. Hargis	General Partner
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

REDI-MIX GP, LLC

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ Kevin R. Kohutek	President and Director (Principal Executive Officer)
Kevin R. Kohutek

/s/ Richard Delle	Vice President and Treasurer (Principal Financial and Accounting Officer)
Richard Delle

/s/ Mark B. Peabody	Director
Mark B. Peabody

/s/ William J. Sandbrook	Vice President and Director
William J. Sandbrook

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

REDI-MIX, LLC

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature		Title

/s/ Kevin R. Kohutek		President (Principal Executive Officer)
Kevin R. Kohutek

/s/ Richard Delle		Vice President Treasurer (Principal Financial and Accounting Officer)
Richard Delle

U.S. Concrete Texas Holdings, Inc.

By:	/s/ Katherine I. Hargis
Name:	Katherine I. Hargis	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

RIVERSIDE MATERIALS, LLC

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature		Title

/s/ Mark B. Peabody		President (Principal Executive Officer)
Mark B. Peabody

/s/ Charles M. Abate		Vice President and Treasurer (Principal Financial and Accounting Officer)
Charles M. Abate

Eastern Concrete Materials, Inc.

By:	/s/ Katherine I. Hargis
Name:	Katherine I. Hargis	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

SAN DIEGO PRECAST CONCRETE, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook	President and Director (Principal Executive Officer)
William J. Sandbrook

/s/ Kevin R. Kohutek	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)
Kevin R. Kohutek

/s/ Mark B. Peabody	Director
Mark B. Peabody

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

SIERRA PRECAST, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook	President and Director (Principal Executive Officer)
William J. Sandbrook

/s/ Kevin R. Kohutek	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)
Kevin R. Kohutek

/s/ Mark B. Peabody	Director
Mark B. Peabody

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

SMITH PRE-CAST, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook	President and Director (Principal Executive Officer)
William J. Sandbrook

/s/ Kevin R. Kohutek	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)
Kevin R. Kohutek

/s/ Mark B. Peabody	Director
Mark B. Peabody

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

SUPERIOR CONCRETE MATERIALS, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ Todd E. Martineau	President and General Manager (Principal Executive Officer)
Todd E. Martineau

/s/ Charles M. Abate	Treasurer (Principal Financial and Accounting Officer)
Charles M. Abate

/s/ William J. Sandbrook	Vice President and Director
William J. Sandbrook

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

TITAN CONCRETE INDUSTRIES, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook	President (Principal Executive Officer)
William J. Sandbrook

/s/ Richard Delle	Treasurer (Principal Financial and Accounting Officer)
Richard Delle

/s/ Kevin R. Kohutek	Vice President and Director
Kevin R. Kohutek

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

USC ATLANTIC, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ Michael L. Gentoso	President (Principal Executive Officer)
Michael L. Gentoso

/s/ Charles M. Abate	Treasurer (Principal Financial and Accounting Officer)
Charles M. Abate

/s/ Kevin R. Kohutek	Vice President and Director
Kevin R. Kohutek

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

USC MANAGEMENT CO., LLC

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook		President (Principal Executive Officer)
William J. Sandbrook

/s/ Kevin R. Kohutek		Treasurer (Principal Financial and Accounting Officer)
Kevin R. Kohutek

U.S. Concrete Inc.

/s/ William M. Brown
By:	William M. Brown	Member
Name:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

USC PAYROLL, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ Kevin R. Kohutek	President, Treasurer and Director (Principal Executive Officer) (Principal Financial and Accounting Officer)
Kevin R. Kohutek

/s/ William J. Sandbrook	Vice President and Director
William J. Sandbrook

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

USC TECHNOLOGIES, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ Wallace H. Johnson	President (Principal Executive Officer)
Wallace H. Johnson

/s/ Kevin R. Kohutek	Treasurer (Principal Financial and Accounting Officer)
Kevin R. Kohutek

/s/ William J. Sandbrook	Director
William J. Sandbrook

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

U.S. CONCRETE ON-SITE, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ Kevin R. Kohutek	President and Director (Principal Executive Officer)
Kevin R. Kohutek

/s/ Richard Delle	Treasurer (Principal Financial and Accounting Officer)
Richard Delle

/s/ Mark B. Peabody	Director
Mark B. Peabody

/s/ William J. Sandbrook	Director
William J. Sandbrook

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 6th day of February, 2013.

U.S. CONCRETE TEXAS HOLDINGS, INC.

By	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, William M. Brown or Katherine I. Hargis, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 6, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook	President and Director (Principal Executive Officer)
William J. Sandbrook

/s/ Kevin R. Kohutek	Treasurer (Principal Financial and Accounting Officer)
Kevin R. Kohutek

EXHIBIT INDEX

Exhibit Number	Description
2.1
Debtors’ Joint Plan of Reorganization filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on July 27, 2010 with the United States Bankruptcy Court for the District of Delaware in Case No. 10-11407 (Jointly Administered) (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 30, 2010 (File No. 000-26025)).

2.2
Debtors’ Disclosure Statement filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on June 2, 2010 with the United States Bankruptcy Court for the District of Delaware in Case No. 10-11407(Jointly Administered) (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on July 30, 2010 (File No. 000-26025)).

2.3
Equity Purchase Agreement, dated as of October 17, 2012, by and between Randolph R. Boardman and Terri L. Boardman, Trustees under the Randolph R. Boardman and Terri L. Boardman Family Trust Agreement dated January 21, 1997, Douglas H. Boardman and Lauren Boardman, Trustees of the Douglas H. Boardman and Lauren Boardman Family Trust, Danvers M. Boardman, III, Trustee under the DMB III Trust Agreement dated July 12, 2008 and Kathy M. Boardman, Trustee under the KMSB Trust Agreement dated June 26, 2008, as Sellers, and Randolph R. Boardman, Terri L. Boardman, Douglas H. Boardman, Lauren Boardman, Danvers M. Boardman III and Kathy M. Boardman, on the one hand, and Central Concrete Supply Co., Inc., and U.S. Concrete, Inc., on the other hand (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated October 18, 2012 (File No. 001-34530)).

3.1
Amended and Restated Certificate of Incorporation of U.S. Concrete, Inc. (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on August 31, 2010 (File No. 000-26025)).

3.2
Certificate of Change of Registered Agent and/or Registered Office, dated January 24, 2013 (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on January 29, 2013 (File No. 000-34530)).

3.3	Third Amended and Restated By-Laws of U.S. Concrete, Inc. (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed on August 31, 2010 (File No. 000-26025)).
4.1	Form of common stock certificate (incorporated by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A filed August 31, 2010 (File No. 000-26025)).
4.2
Indenture, dated as of August 31, 2010, by and among U.S. Concrete, Inc., the Guarantors named therein, and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.3*
First Supplemental Indenture, dated as of October 30, 2012, by and among Bode Gravel Co., and Bode Concrete LLC, as new guarantors, U.S. Concrete, Inc., as issuer, and U.S. Bank National Association, as Trustee.

4.4*	Form of Second Supplemental Indenture, by and among U.S. Concrete, Inc., as issuer, the Guarantors party thereto and U.S. Bank National Association, as Trustee.
4.5
Registration Rights Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., the Guarantors named therein and the Holders party thereto (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.6
Pledge and Security Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein, and U.S. Bank National Association, as noteholder collateral agent(incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.7	Form of Convertible Secured Note, included in Exhibit 4.2 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).
4.8
Credit Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., certain of U.S. Concrete’s domestic subsidiaries as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.9
Pledge and Security Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.10
Intercreditor Agreement, dated as of August 31, 2010, by and among JPMorgan Chase Bank, N.A., as administrative agent, U.S. Bank  National Association, as Trustee and noteholder collateral agent and each of the loan parties party thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.11
Class A Warrant Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein, and U.S. Bank National Association, as noteholder collateral agent (incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form 8-A filed on August 31, 2010 (File No. 000-26025)).

4.12
Class B Warrant Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein, and U.S. Bank National Association, as noteholder collateral agent (incorporated by reference to Exhibit 5 to the Company’s Registration Statement on Form 8-A filed on August 31, 2010 (File No. 000-26025)).

4.13
First Lien Patent Security Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc. and San Diego Precast Concrete, Inc., as grantors, and U.S. Bank National Association, as trustee and noteholder collateral agent (incorporated by reference to Exhibit 4.11 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 filed on November 9, 2010 (File No. 000-34530)).

4.14
First Lien Trademark Security Agreement, dated as of August 31, 2010, by and between U.S. Concrete, Inc., as grantor, and U.S. Bank National Association, as trustee and noteholder collateral agent (incorporated by reference to Exhibit 4.12 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 filed on November 9, 2010 (File No. 000-34530)).

4.15
First Amendment to Credit Agreement, dated as of November 3, 2011, by and among U.S. Concrete, Inc., the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 4, 2011 (File No. 001-34530)).

4.16*	Form of Indenture, by and among U.S. Concrete, Inc., the Guarantors named therein, and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent.
4.17*	Form of Senior Secured Note, included in Exhibit 4.16 of this Registration Statement on Form S-4.
5.1**	Opinion of Akin Gump Strauss Hauer & Feld LLP.
5.2**	Opinion of Oklahoma Counsel.
5.3**	Opinion of Maryland Counsel.
5.4**	Opinion of Michigan Counsel.
5.5**	Opinion of New Jersey Counsel.
10.1
Purchase Letter, dated as of July 20, 2010, by and among U.S. Concrete, Inc., Monarch Alternative Capital, L.P., Whitebox Advisors, LLC and York Capital Management Global Advisors, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 22, 2010 (File No. 001-34530)).

10.2
Pledge Commitment Letter, dated as of July 27, 2010, by and among U.S. Concrete, Inc., JPMorganSecurities Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Capital Finance, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 28, 2010 (File No. 001-34530)).

10.3
Redemption Agreement, dated as of August 5, 2010, by and among U.S. Concrete, Inc., Kurtz GravelCompany, Superior Holdings, Inc., BWB, Inc. of Michigan, Builders’ Redi-Mix, LLC, USC Michigan, Inc., Superior Materials Holding, LLC, and Edw. C. Levy Co (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 6, 2010 (File No. 001-34530)).

10.4
Joinder Agreement, dated as of September 30, 2010, by and among U.S. Concrete, Inc., Kurtz GravelCompany, Superior Holdings, Inc., BWB, Inc. of Michigan, Builders’ Redi-Mix, LLC, USC Michigan, Inc., Superior Materials Holding, LLC, Edw. C. Levy Co., VCNA Prairie, Inc. and Votorantim Cement North America, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 6, 2010 (File No. 001-34530)).

10.5
Promissory Note of U.S. Concrete, Inc., Kurtz Gravel Company, Superior Holdings, Inc., BWB, Inc. of Michigan, Builders’ Redi-Mix, LLC, USC Michigan, Inc., dated September 30, 2010 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 4, 2010 (File No. 001-34530)).

10.6
Amended and Restated Executive Severance Agreement, effective as of October 1, 2010, by and between U.S. Concrete, Inc. and Michael W. Harlan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on August 6, 2010 (File No. 001-34530)).

10.7
Amended and Restated Executive Severance Agreement, effective as of October 1, 2010, by and between U.S. Concrete, Inc. and Curt M. Lindeman (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on August 6, 2010 (File No. 001-34530)).

10.8
Executive Severance Agreement, effective as of October 1, 2010, by and between U.S. Concrete, Inc. and James C. Lewis (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on October 4, 2010 (File No. 001-34530)).

10.9
Amended and Restated Executive Severance Agreement, effective as of October 1, 2010, by and between U.S. Concrete, Inc. and Gary J. Konnie. (incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (File No. 001-34530)).

10.10
Executive Severance Agreement, dated as of July 31, 2007, by and between U.S. Concrete, Inc. and Jeff L. Davis. (incorporated by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (File No. 001-34530)).

10.11
First Amendment to U.S. Concrete Executive Severance Agreement, effective as of December 31, 2008, by and between U.S. Concrete, Inc. and Jeff L. Davis. (incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (File No. 001-34530)).

10.12
U.S. Concrete, Inc. and Subsidiaries 2010 Annual Team Member Incentive Plan. (incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (File No. 001-34530)).

10.13	U.S. Concrete, Inc. Management Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

10.14	U.S. Concrete, Inc. Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).
10.15	U.S. Concrete, Inc. Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).
10.16	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).
10.17
Support Agreement, dated as of August 16, 2010, by and among U.S. Concrete, Inc., the affiliates of Monarch Alternative Capital, LP set forth on the signature pages thereto, the affiliates of Whitebox Advisors, LLC set forth on the signature pages thereto and the affiliates of York Capital Management Global Advisors, LLC set forth on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 18, 2010 (File No. 000-26025)).

10.18
Note Purchase Agreement, dated as of August 26, 2010, by and among U.S. Concrete, Inc., the guarantors set forth on the signature pages thereto, the Subscription Parties set forth in Annex I thereto and the Put Option Parties set forth on Annex II thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 27, 2010 (File No. 001-34530)).

10.19
Contribution Agreement, dated as of March 26, 2007, by and among, BWB, Inc. of Michigan Builders’, Redi-Mix, LLC, Kurtz Gravel Company, Superior Materials, Inc. USC Michigan, Inc., Edw. C. Levy Co. and Superior Joint Venture LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 26, 2007 (File No. 000-26025)).

10.20
Operating Agreement of Superior Materials, LLC dated effective as of April 1, 2007, by and between Kurtz Gravel Company, Superior Materials, Inc. and Edw. C. Levy Co., together with related Joinder Agreement dated effective April 2, 2007 by BWB, Inc. of Michigan Builders’, Redi-Mix, LLC, USC Michigan, Inc. and Superior Material Holdings LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 1, 2007 (File No. 000-26025)).

10.21
Guaranty dated as of April 1, 2007 by U.S. Concrete, Inc. in favor of Edw. C. Levy Co. and Superior Materials Holdings, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated April 1, 2007 (File No. 000-26025)).

10.22
Consulting Agreement dated February 23, 2007 by and between U.S. Concrete and Eugene P. Martineau (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 23, 2007 (File No. 000-26025)).

10.23
Executive Severance Agreement Amendment, effective as of March 30, 2011, by and between U.S. Concrete, Inc. and Michael W. Harlan (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on March 30, 2011 (File No. 001-34530)).

10.24
U.S. Concrete, Inc. and Subsidiaries 2011 Annual Team Member Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on May 6, 2011 (File No. 011-34530)).

10.25
Term Sheet dated as of July 14, 2011 between U.S. Concrete, Inc. and William J. Sandbrook (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on July 26, 2011 (File No. 001-34530)).

10.26
Severance Benefit Agreement, dated as of August 4, 2011, by and between U.S. Concrete, Inc. (and Michael W. Harlan (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on August 5, 2011 (File No. 001-34530)).

10.27
Executive Severance Agreement, effective as of August 22, 2011 between U.S. Concrete, Inc. and William J. Sandbrook (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 22, 2011 (File No. 001-34530)).

10.28
Indemnification Agreement, effective as of August 22, 2011 between U.S. Concrete, Inc. and William J. Sandbrook (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 22, 2011 (File No. 001-34530)).

10.29
Indemnification Agreement, as of February 28, 2011, by and between U.S. Concrete, Inc. and Kent D. Cauley (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 30, 2012 (File No. 001-34530)).

10.30
Executive Severance Agreement, effective as of February 28, 2011, between U.S. Concrete, Inc. and Kent D. Cauley (incorporated by reference to exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 30, 2012 (File No. 001-34530)).

10.31
Management Consulting Agreement dated June 25, 2012 by and between U.S. Concrete and Gary J. Konnie (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 29, 2012 (File No. 000-26025)).

10.32
Asset Purchase Agreement dated August 2, 2012 by and among U.S. Concrete, Inc. and Central Precast Concrete, Inc., San Diego Precast Concrete, Inc., Sierra Precast Inc. and Oldcastle Precast, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 2, 2012 (File No. 001-34530)).

10.33
Letter Agreement dated August 2, 2012, among U.S. Concrete, Inc., the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated August 2, 2012 (File No. 001-34530)).

10.34	Offer Letter to William Matthew Brown, dated August 7, 2012 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 7, 2012 (File No. 001-34530)).
10.35
Executive Severance Agreement dated August 8, 2012 by and between U.S. Concrete, Inc. and William Matthew Brown (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated August 7, 2012 (File No. 001-34530)).

10.36
Indemnification Agreement dated August 8, 2012 by and between U.S. Concrete, Inc. and William Matthew Brown (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated August 7, 2012 (File No. 001-34530)).

10.37
Loan and Security Agreement dated August 31, 2012 by and among U.S. Concrete, Inc. and certain of its subsidiaries party thereto as borrowers, certain subsidiaries party thereto as guarantors, certain financial institutions party thereto as lenders, and Bank of America, N.A., as Agent and Sole Lead Arranger (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated August 31, 2012 (File No. 001-34530)).

10.39*	Exchange and Consent Agreement dated December 20, 2012 between U.S. Concrete, Inc. and the affiliates of Whippoorwill Associates, Inc. party thereto.
10.40*	Exchange and Consent Agreement dated December 20, 2012 between U.S. Concrete, Inc. and the affiliates of Monarch Alternative Capital, LP party thereto.
16.1
Letter from PricewaterhouseCoopers LLP regarding change in certifying accountant (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K dated March 19, 2012 (File No. 001-34530)).

21.1*	Subsidiaries.
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2**	Consent of Akin Gump Strauss Hauer & Feld LLP.
23.3**	Consent of Oklahoma Counsel.
23.4**	Consent of Maryland Counsel.
23.5**	Consent of Michigan Counsel.
23.6**	Consent of New Jersey Counsel.
24.1*	Powers of Attorney of Directors and Officers of the registrants (included on signature pages to this Registration Statement).
25.1*	Form T-1 of U.S. Bank National Association (with respect to the 9.5% Senior Secured Notes due 2015).
99.1	Reporting Requirements Regarding Coal or Other Mine Safety (incorporated by reference to Exhibit 99.1 to the Company’s Annual Report on Form 10-K filed on March 14, 2012 (File No. 001-34530)).
99.2*	Form of Letter of Transmittal & Consent
99.4*	Form of Letter to Brokers.
99.5*	Form of Letter to Clients.

*      Filed herewith
** To be filed by amendment